Exhibit 10.1

SIXTH AMENDMENT

TO THE

RECEIVABLES FINANCING AGREEMENT

This SIXTH AMENDMENT TO THE RECEIVABLES FINANCING AGREEMENT (this “Amendment”), dated as of April 10, 2024, is entered into by and among the following parties:

(i) ADT FINANCE LLC, a Delaware limited liability company, as Borrower (the “Borrower”) and as Buyer (the “Buyer”);

(ii) MIZUHO BANK, LTD. (“Mizuho”), as Administrative Agent, Arranger, Collateral Agent, and Structuring Agent;

(iii) ADT LLC, a Delaware limited liability company (“ADT”), in its individual capacity and as initial Servicer (in such capacity, the “Servicer”) and as Originator (in such capacity, the “Originator”);

(iv) Mizuho, as a Lender and Group Agent;

(v) MUFG BANK, LTD. (“MUFG”), as a Lender and Group Agent;

(vi) STARBIRD FUNDING CORPORATION (“Starbird”), as a Conduit Lender; and

(vii) BNP PARIBAS (“BNPP”), as a Lender and Group Agent for itself and Starbird (Starbird, as a Conduit Lender, and BNPP, as Starbird’s Related Lender and as a Group Agent, shall constitute the “BNPP Group”).

PRELIMINARY STATEMENTS

1. The parties hereto are parties to that certain Receivables Financing Agreement, dated as of July 16, 2021 (as heretofore amended, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”).

2. The parties hereto desire to amend the Receivables Financing Agreement as set forth herein.

In consideration of the premises herein contained and for other good and valuable consideration, the receipt and adequacy of which the parties hereto hereby acknowledge, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Receivables Financing Agreement, and the interpretive rules set forth in Section 1.02 of the Receivables Financing Agreement shall apply to this Amendment.

Section 2. Amendments to the Receivables Financing Agreement.

(a) Certain Sections and Schedules to the Receivables Financing Agreement are hereby amended effective as of the Sixth Amendment Effective Date as set forth on Appendix 1 to this Amendment. Language being inserted into the applicable section of the Receivables Financing Agreement or the Schedules, as applicable, is evidenced by bold and underline formatting. Language being deleted from the applicable section of the Receivables Financing Agreement or the Schedules, as applicable, is evidenced by strike-through formatting.

(b) As of the Sixth Amendment Effective Date, Exhibit G to the Receivables Financing Agreement is hereby amended by adding a new Exhibit G-4 to the Receivables Financing Agreement as set forth on Appendix 2 to this Amendment.

Section 3. Rebalancing of Loans; Consent.

(a) As of the date hereof and prior to giving effect to this Amendment, the outstanding Principal of the Loans of Mizuho is [REDACTED], the outstanding Principal of the Loans of MUFG is [REDACTED], and the outstanding Principal of the Loans of the BNPP Group is [REDACTED]. In connection with the amendment of the Lender Loan Limits and the Group Loan Limits (and accordingly the Ratable Shares of the Groups) effected by this Amendment, the parties hereto desire to provide for the partial repayment of the outstanding Principal of the Loans of Mizuho and the BNPP Group and a non-ratable Loan by MUFG in the principal amount of [REDACTED], in each case on the terms described in this Section, such that after giving effect to such repayment and new Loan, the outstanding Principal of the Loans of each Group is such Group’s Ratable Share of the Aggregate Principal.

(b) On the date hereof, the Borrower shall, solely to the extent of funds applied on its behalf, as set forth below, (i) repay to Mizuho a portion of the existing Principal of the Loans of Mizuho in an amount equal to [REDACTED] (the “Mizuho Repayment Amount”) and (ii) repay to the BNPP Group a portion of the existing Principal of the Loans of the BNPP Group in an amount equal to [REDACTED] (the “BNPP Group Repayment Amount”), in each case, without premium or penalty. Additionally, the Borrower hereby requests that MUFG make a non-ratable Loan on the date hereof in an amount equal to [REDACTED] (such Loan, the “Rebalancing Loan”). For administrative convenience, the Borrower hereby requests that MUFG transfer (x) [REDACTED] of the proceeds of the Rebalancing Loan to Mizuho and (y) [REDACTED] of the proceeds of the Rebalancing Loan to the BNPP Group, in each case, by wire transfer to the account specified below. The amounts transferred at the Borrower’s direction pursuant to the immediately preceding sentence shall be applied as a repayment by the Borrower of the Mizuho Repayment Amount and the BNPP Group Repayment Amount. Each of the parties hereto agrees that this Amendment shall constitute a Loan Request pursuant to Section 2.02(a) of the Receivables Financing Agreement notwithstanding that such Loan Request is not being delivered in the form of Exhibit A to the Receivables Financing Agreement. The bank account information for purposes of transferring the proceeds of the Rebalancing Loan to Mizuho and the BNPP Group is as follows:

Mizuho:

Bank: [REDACTED]

ABA# [REDACTED]

Account Name: [REDACTED]

Account #: [REDACTED]

Reference: [REDACTED]

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BNPP Group:

Bank Name: [REDACTED]

ABA#: [REDACTED]

Account Name: [REDACTED]

Account Number: [REDACTED]

FFC: [REDACTED]

Reference: [REDACTED]

(c) The Borrower shall pay in immediately available funds on the Settlement Date first occurring after the date hereof all unpaid Interest and Fees that accrued prior to the date hereof on or with respect to the Mizuho Repayment Amount and the BNPP Group Repayment Amount in accordance with the terms of the Receivables Financing Agreement and the other Transaction Documents. For the avoidance of doubt, (i) the payment of any unpaid Interest and Fees that accrued prior to the date hereof on or with respect to the Mizuho Repayment Amount and the BNPP Group Repayment Amount shall be paid in addition to all other Interest and Fees then due and payable and (ii) no Interest or Fees shall have accrued or be payable by the Borrower in respect of the Rebalancing Loan prior to the date hereof.

(d) After giving effect to the foregoing partial repayment of the outstanding Principal of the existing Mizuho Loans, the partial repayment of the outstanding Principal of the existing BNPP Group Loans and the funding of the Rebalancing Loan, (i) the Aggregate Principal will be [REDACTED], (ii) the outstanding Principal of the Loans of Mizuho will be [REDACTED], (iii) the outstanding Principal of the Loans of MUFG will be [REDACTED], and (iv) the outstanding Principal of the Loans of the BNPP Group will be [REDACTED].

(e) Notwithstanding the foregoing, and for the avoidance of doubt, MUFG shall not be required to make or fund the Rebalancing Loan unless all the conditions precedent set forth in Section 5.02 of the Receivables Financing Agreement have been satisfied or waived pursuant to the immediately following proviso; provided, however, that (x) the provision of Section 2.02(a) of the Receivables Financing Agreement requiring that each Loan Request be delivered five (5) days prior to the date such Loan is to be made and (y) the requirements of Section 5.02(b) of the Receivables Financing Agreement are each hereby waived solely with respect to the Rebalancing Loan.

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(f) Each of the parties hereto consents to the foregoing non-ratable Loan to be funded by MUFG on a one-time basis on the date hereof and on the terms set forth in this Section 3.

Section 4. Representations and Warranties. On the Sixth Amendment Effective Date, each of the Borrower and ADT hereby represents and warrants (solely as to itself) to the Credit Parties as follows:

(a) after giving effect to this Amendment, no event or condition has occurred and is continuing which constitutes an Event of Termination or Unmatured Event of Termination;

(b) after giving effect to this Amendment, the representations and warranties of such Person set forth in the Receivables Financing Agreement and each other Transaction Document to which it is party are true and correct as of the Sixth Amendment Effective Date, as though made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date); and

(c) this Amendment constitutes the valid and binding obligation of such Person, enforceable against such Person in accordance with its terms.

Section 5. Conditions to Effectiveness of this Amendment. This Amendment shall become effective as of the date (the “Sixth Amendment Effective Date”) on which the following conditions are satisfied: (i) payment by the Borrower to the Group Agent for the MUFG Group, an upfront fee equal to [REDACTED] for the ratable benefit of each Lender in its Group in immediately available funds (which amount is equal to [REDACTED] of the increase in the Lender Loan Limit of such Lender effected by this Amendment), and (ii) the receipt by the Administrative Agent of each of the following, in each case, in form and substance reasonably satisfactory to the Administrative Agent:

(a) counterparts of this Amendment, duly executed by each of the parties hereto;

(b) the reaffirmation of the Performance Support Agreement, duly executed by ADT Inc. attached as Annex A hereto; and

(c) the opinion of counsel to the ADT Entities with a certificate of the ADT Entities as to organizational documents and authorization and good standing certificates from the State of Delaware.

Section 6. Miscellaneous.

(a) Effect of Amendment; Ratification. Except as specifically set forth herein, the Receivables Financing Agreement (as amended hereby) is hereby ratified and confirmed in all respects, and all of its provisions shall remain in full force and effect. After this Amendment becomes effective, all references in any Transaction Document to the Receivables Financing

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Agreement, including by reference, as applicable, to “this Agreement”, “hereof”, “herein”, or words of similar effect, shall be deemed to be references to the Receivables Financing Agreement, as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Receivables Financing Agreement or any other Transaction Document other than as specifically set forth herein.

(b) Counterparts; Delivery. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record, deliveries or the keeping of records in electronic form (provided that no electronic signatures may be affixed through the use of a third-party service provider), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(c) Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d) Captions. The various captions in this Amendment are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Amendment, the Receivables Financing Agreement or any other Transaction Document.

(e) GOVERNING LAW. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT, OR ANY LENDER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK)

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(f) WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AMENDMENT OR THE RECEIVABLES FINANCING AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR UNDER ANY AMENDMENT, INSTRUMENT, OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AMENDMENT, THE RECEIVABLES FINANCING AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

ADT FINANCE LLC, as Borrower

By:	/s/ Deepika Yelamanchi
Name:	Deepika Yelamanchi
Title:	Senior Vice President & Treasurer

ADT LLC, in its individual capacity and as initial Servicer

By:	/s/ Deepika Yelamanchi
Name:	Deepika Yelamanchi
Title:	Senior Vice President & Treasurer

S-1	Sixth Amendment to Receivables Financing Agreement

MIZUHO BANK, LTD., as Administrative Agent, Group Agent for the Mizuho Group, a Lender, Structuring Agent and Collateral Agent

By:	/s/ Jeremy Ebrahim
Name:	Jeremy Ebrahim
Title:	Managing Director

S-2	Sixth Amendment to Receivables Financing Agreement

MUFG BANK, LTD., as Lender and Group Agent

By:	/s/ Eric Williams
Name:	Eric Williams
Title:	Managing Director

S-3	Sixth Amendment to Receivables Financing Agreement

BNP PARIBAS, as a Lender and as a Group Agent

By:	/s/ Steven Parsons
Name:	Steven Parsons
Title:	Managing Director

By:	/s/ Advait Joshi
Name:	Advait Joshi
Title:	Director

STARBIRD FUNDING CORPORATION, as Lender

By:	/s/ David V. DeAngelis
Name:	David V. DeAngelis
Title:	Vice President

S-4	Sixth Amendment to Receivables Financing Agreement

ANNEX A

REAFFIRMATION OF PERFORMANCE SUPPORT AGREEMENT

This Reaffirmation of Performance Support Agreement dated as of April 10, 2024 (this “Reaffirmation”) is entered into by ADT Inc.

Reference is hereby made to (i) the Amended and Restated Performance Support Agreement dated as of July 16, 2021 (the “Performance Support Agreement”) between ADT Inc. as Performance Support Provider and Mizuho Bank, Ltd. as Administrative Agent and Collateral Agent, and (ii) the Sixth Amendment dated as of April 10, 2024 (the “Sixth Amendment”) to the Receivables Financing Agreement, to which this Reaffirmation is attached as Annex A.

Capitalized terms not otherwise defined herein are used herein as defined in the Performance Support Agreement.

ADT Inc. hereby agrees that, after giving effect to the Sixth Amendment, its obligations as the Performance Support Provider under the Performance Support Agreement with respect to the Guaranteed Obligations (as amended by and giving effect to the Sixth Amendment) continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever by the Sixth Amendment coming into effect (other than, for the avoidance of doubt, to the extent of any amendment to the terms of the Guaranteed Obligations pursuant thereto) and, without limiting the foregoing, confirms its undertaking with respect to the Guaranteed Obligations under the Performance Support Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Reaffirmation to be executed as of the date first above written.

ADT INC.

By:	/s/ Deepika Yelamanchi
Name:	Deepika Yelamanchi
Title:	Senior Vice President & Treasurer

APPENDIX 1

CONFORMED COPY includes

First Amendment and Joinder dated October 29, 2021

Second Amendment dated December 10, 2021

Third Amendment dated May 20, 2022

Fourth Amendment dated March 29, 2023

Fifth Amendment dated March 27, 2024

Sixth Amendment dated April 10, 2024

RECEIVABLES FINANCING AGREEMENT

Dated as of July 16, 2021

by and among

ADT FINANCE LLC,

as Borrower,

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Lenders and as Group Agents,

MIZUHO BANK, LTD.,

as Administrative Agent, Arranger, Collateral Agent and Structuring Agent

and

ADT LLC,

in its individual capacity and as initial Servicer

-i-

(continued)

-ii-

(continued)

		Page
SECTION 12.16.	Severability	131
SECTION 12.17.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	132
SECTION 12.18.	PATRIOT Act Notice	132
SECTION 12.19.	EU Securitisation Regulation; Information; Indemnity	132

-iii-

(continued)

EXHIBITS

EXHIBIT A	–	Form of Loan Request
EXHIBIT B	–	Form of Assignment and Acceptance Agreement
EXHIBIT C	–	Credit and Collection Policy
EXHIBIT D	–	Form of Information Package
EXHIBIT E	–	Form of Compliance Certificate
EXHIBIT F	–	Closing Memorandum
EXHIBIT G-1	–	Form of Customer-Owned Equipment Contract Originated on or prior to December 15, 2019
EXHIBIT G-2	–	Form of Customer-Owned Equipment Contract Originated after December 15, 2019
EXHIBIT G-3	–	Form of Customer-Owned Equipment Contract Originated after April 17, 2020
EXHIBIT G-4	–	Form of Customer-Owned Equipment Contract where the related Product Type is “DIY”
EXHIBIT H	–	Form of Paydown Notice
EXHIBIT I	–	Hedging Strategy

SCHEDULES

SCHEDULE I	–	Loan Limits and CP Rates
SCHEDULE II	–	Lock-Boxes, Collection Accounts and Account Banks
SCHEDULE III	–	Notice Addresses
SCHEDULE IV	–	UCC Information
SCHEDULE V	–	Advance Rate Matrix

-iv-

This RECEIVABLES FINANCING AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of July 16, 2021 by and among the following parties:

(i) ADT FINANCE LLC, a Delaware limited liability company, as Borrower (together with its successors and assigns, the “Borrower”); and

(ii) the Persons from time to time party hereto as Lenders and as Group Agents; and

(iii) MIZUHO BANK, LTD. (“Mizuho”), as Administrative Agent, Arranger, Collateral Agent, and Structuring Agent; and

(iv) ADT LLC, a Delaware limited liability company (“ADT”), in its individual capacity and as initial Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”).

PRELIMINARY STATEMENTS

The Borrower, ADT and Mizuho as sole Purchaser, Purchaser Agent, Administrative Agent, Arranger, Collateral Agent and Structuring Agent are parties to the Receivables Purchase Agreement dated as of March 5 2020, as amended as of April 17, 2020, September 17, 2020, January 29, 2021 and March 5, 2021 (as so amended, the “Existing Purchase Agreement”), pursuant to which the Borrower has sold certain Receivables and Related Assets (the “Existing Receivable Pool”) to the Collateral Agent on behalf of the Lenders.

The Borrower acquired the Existing Receivable Pool from ADT as the Originator pursuant to the Receivables Sale and Contribution Agreement dated as of April 17, 2020 (the “Existing Sale Agreement”) between the Borrower and the Originator.

The parties hereto wish to amend and restate the Existing Purchase Agreement in its entirety in the form of this Agreement to provide for the sale by the Collateral Agent back to the Borrower of the Existing Receivable Pool (including all Collections thereon), and to provide for Loans that may be made from time to time to the Borrower at the Borrower’s request and at the discretion of the Lenders, which Loans shall be secured by the Existing Receivable Pool, together with all Receivables and Related Assets hereafter acquired by the Borrower, as well as all other assets of the Borrower, whether now existing or hereafter acquired.

Concurrently with this Agreement, the Existing Sale Agreement is being amended and restated in its entirety (as so amended and restated and as it may be further amended from time to time, the “Sale Agreement”). The Borrower may acquire from time to time additional Receivables and Related Assets from the Originator pursuant to the Sale Agreement.

The Borrower may from time to time request that the Lenders make Loans to the Borrower, on the terms, and subject to the conditions set forth herein, secured by, among other things, the Pool Receivables and the Related Assets.

In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree that as of the Closing Date, subject to the satisfaction of the conditions precedent set forth in Section 5.01, the Existing Purchase Agreement is amended and restated as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acceleration Date” means the date specified in Section 9.02 following the occurrence of an Event of Termination.

“Account Bank” means any of the banks or other financial institutions holding one or more Collection Accounts or the Payment Account.

“Adjusted Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) the sum of (i) SOFR for the day (such day, a “SOFR Determination Day”) that is (A) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (B) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Adjusted Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided further that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days and (ii) the SOFR Adjustment, and (b) the Floor. Any change in Adjusted Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Administrative Agent” means Mizuho, in its capacity as contractual representative for the Credit Parties, and any successor thereto in such capacity appointed pursuant to Article X.

“Administrative Agent’s Account” means the special account of the Administrative Agent (Account No. [REDACTED], ABA No. [REDACTED]) maintained at Mizuho or such other account as the Administrative Agent shall designate to the Borrower and ADT.

“ADT” has the meaning set forth in the preamble to this Agreement.

“ADT Credit Agreement” means the Eleventh Amended and Restated First Lien Credit Agreement as last amended and restated as of July 2, 2021 among Prime Security Services Holdings, LLC, Prime Security Services Borrower, LLC, The ADT Security Corporation, Barclays Bank PLC, as administrative agent and the other parties thereto.

“ADT Collateral Agreements” means, each of (i) the Collateral Agreement (First Lien), dated as of July 1, 2015, among Prime Security Services Borrower, LLC, each Subsidiary Loan Party thereto, and Barclays Bank PLC (as successor in interest to Credit Suisse AG, Cayman Islands Branch, as collateral agent), and (ii) the Collateral Agreement (Second Lien), dated as of January 28, 2020, among Prime Security Services Borrower, LLC, Prime Finance Inc., each Subsidiary Guarantor party thereto, and Wells Fargo Bank, National Association, as collateral agent.

“ADT Credit Score” means the designated credit score of an Obligor assigned by ADT in accordance with ADT’s internal scoring system and the Credit and Collection Policy.

“ADT Entity” means ADT, the Servicer (if the Servicer is an Affiliate of the Parent), the Borrower and the Parent.

“ADT Indentures” means, each of (i) the indentures dated as of April 4, 2019, among Prime Security Services Borrower, LLC, as issuer, Prime Finance Inc., as Co-Issuer, the guarantors party thereto from time to time, and Wells Fargo Bank, National Association, as trustee, (ii) indenture dated as of July 5, 2012, between the ADT Corporation, as issuer, and Wells Fargo Bank, National Association, as trustee, (iii) indenture dated as of May 2, 2016, between Prime Security One MS, Inc., as issuer, and Wells Fargo Bank, National Association, as trustee, (iv) the indenture dated as of January 28, 2020, among Prime Security Services Borrower, LLC, as issuer, Prime Finance Inc., as issuer, the subsidiary guarantors party thereto from time to time, and Wells Fargo Bank, National Association, as trustee and collateral agent and (v) the indenture, dated as of August 20, 2020, among, inter alia, Prime Security Services Borrower, LLC, as issuer, Prime Finance Inc., as co-issuer, and Wells Fargo Bank, National Association, as trustee.

“ADT Intercreditor Agreement” means the First Lien/First Lien Intercreditor Agreement, dated as of May 2, 2016, among Barclays Bank PLC and Wells Fargo Bank, National Association.

“ADT Lien Release Acknowledgement” means that certain Lien Release Request and Acknowledgement, dated as of July 16, 2021, between Prime Securities Borrower, LLC, as pledger, and Barclays Bank PLC, as collateral agent.

“ADT Obligations” means any obligation owed by any ADT Entity (other than the Borrower) to the Collateral Agent, the Administrative Agent, any Group Agent, any Lender, any Indemnified Party, any other Affected Person, arising out of or in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect or absolute or contingent, including, all Indemnified Amounts payable pursuant to Section 11.02 and without duplication, all Erroneous Payment Subrogation Rights arising pursuant to Section 10.12.

“Advance Rate” means, in respect of any Receivable, the applicable “Advance Rate” set forth in the Advance Rate Matrix corresponding to such Receivable based upon its Product Type and Remaining Term as determined on the Borrowing Date in respect of such Receivable; provided, however, that for any Delinquent Receivable, the applicable “Advance Rate” set forth in the Advance Rate Matrix shall be multiplied by [REDACTED] for such purpose.

“Advance Rate Matrix” means the Advance Rate Matrix attached as Schedule V to this Agreement, as may be amended from time to time with the consent of all Group Agents.

“Adverse Claim” means any claim of ownership or any Lien other than any Permitted Adverse Claims.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Person” means each Credit Party, each Program Support Provider, the parent or holding company that Controls any Credit Party or Program Support Provider, and any of their respective Affiliates that are party to, or entitled to any payment under, the Transaction Documents.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls, is Controlled by or is under common Control with the Person specified.

“Agent” means the Administrative Agent or the Collateral Agent.

“Aggregate Interest” means, at any time of determination, the aggregate accrued and unpaid Interest on the Loans of all Lenders at such time.

“Aggregate Principal” means, at any time of determination, the aggregate outstanding Principal of all Lenders at such time.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Allocated Share” is defined in Section 2.01.

“Applicable Cooling Off Period” means, in respect of a Receivable, the period of time after origination thereof during which the related Obligor shall have the right to cancel or terminate such Contract without fee, premium or penalty whether by Law or under the terms of the related Contract or otherwise.

“Applicable Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, orders, decrees, writs, judgments, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Arranger” means Mizuho, in its capacity as Arranger for the transactions contemplated by this Agreement and the other Transaction Documents.

“Assignment and Acceptance Agreement” means an assignment and acceptance agreement entered into by a Lender, an Eligible Assignee, such Lender’s Group Agent and the Administrative Agent, and, if required, the Borrower, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Exhibit B hereto.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.06.

“Average Life” means, as of any date of determination, with respect to any Receivable in the Receivable Pool which is an Eligible Receivable, the quotient obtained by dividing (i) the sum of the products of (a) the number of months (rounded to the nearest one hundredth thereof) from such date of determination to the respective dates of each successive unpaid monthly installment owed in respect of the Financed Unpaid Balance of such Receivable for the Remaining Term by the applicable Obligor under the Contract giving rise to such Receivable, and (b) the respective monthly installment amounts on such monthly installment dates, by (ii) the Financed Unpaid Balance in respect of such Receivable.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Rate” means, for any day falling in a particular Interest Period with respect to any Rate Tranche and any Group, an interest rate per annum equal to the applicable Benchmark for such day, provided that “Bank Rate” shall be [REDACTED] per annum for the Interest Period commencing on and including April 20, 2022 to and excluding May 20, 2022; provided, further, however, that solely with respect to MUFG and any Rate Tranche held by MUFG, beginning on the Fourth Amendment Date, the Bank Rate for any day in any Interest Period shall be the MUFG Cost of Funds Rate for such day.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate” means, with respect to any Lender, as of any date of determination, a fluctuating rate of interest per annum equal to the highest of:

(a) the applicable Prime Rate for such date;

(b) the Federal Funds Rate for such date, plus [REDACTED]; and

(c) the Adjusted Daily Simple SOFR for such date, plus [REDACTED].

“Benchmark” means, initially, Adjusted Daily Simple SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Adjusted Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) or (b) of Section 2.06.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.06 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.06.

“Billing Address” means, the billing address of each Obligor relating to a Receivable specified in the Records of the Servicer.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrower Creditor” is defined in Section 12.07.

“Borrower Obligations” means all present and future indebtedness, reimbursement obligations and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to any Credit Party, any Indemnified Party and/or any Affected Person, arising under this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include, without limitation and without duplication, all Principal and Interest on the Loans, all Fees, all Erroneous Payment Subrogation Rights and all other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including, without limitation, interest, fees and other obligations that accrue after the commencement of any Insolvency Proceeding with respect to the Borrower (in each case whether or not allowed as a claim in such proceeding).

“Borrowing Base” means, at any time, the amount equal to (a) the Net Portfolio Balance, minus (b) the Required Reserves.

“Borrowing Date” is defined in Section 2.01.

“Business Day” means a day other than Saturday or Sunday or on which commercial banks in New York City, New York are authorized or required by applicable law to be closed for business.

“Cash Equivalents” means (a) cash, (b) direct general obligations of the United States of America or obligations the prompt payment of the principal of and interest on which is unconditionally guaranteed by the United States of America, (c) U.S. dollar-denominated commercial paper notes which are rated at least “A-1+” by S&P and at least “P-1” by Moody’s, or (d) time deposits at, or certificates of deposit and bankers acceptances issued by, commercial banks located in the United States (including domestic branches or agencies of foreign banks) having short-term deposit ratings of “A-1” by S&P and “P-1” by Moody’s, provided that each such investment specified in clauses (b), (c) and (d) is payable in Dollars, has a maturity of the lesser of (i) ninety-one (91) days, and (ii) the days remaining until the next Settlement Date, and is payable in the United States of America, or (e) U.S. Dollar-denominated money market funds of United States issuers that have ratings of at least “AAAm” by S&P and at least “Aaa” by Moody’s (or equivalent long-term ratings) and permit daily liquidation of investments. Ratings by S&P which include an “r” designation are not eligible to be Cash Equivalents unless approved by S&P or otherwise meet the rating conditions of S&P.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the compliance by any Affected Person with any written request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” (as amended, supplemented or otherwise modified or replaced from time to time), shall in each case, to the extent requiring any change to the compliance policies and practices (including relating to capital, liquidity or leverage requirements) of any Affected Person after the date hereof, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued, but only to the extent such Affected Person is imposing applicable increased costs or applicable costs in connection with capital adequacy requirements similar to those described in Section 4.01 on other borrowers of syndicated loans in the United States.

“Change of Control” means the occurrence of any of the following:

(a) all of the outstanding Voting Securities of the Borrower shall cease to be owned by ADT; or

(b) all of the outstanding Voting Securities of ADT shall cease to be directly or indirectly owned by the Parent.

“Closing Date” means July 16, 2021.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral” has the meaning set forth in Section 5.04(a).

“Collateral Agent” means Mizuho, in its capacity as contractual representative for the Credit Parties, and any successor thereto in such capacity appointed pursuant to Article X.

“Collateral Trustee” means, with respect to any Conduit Lender, a collateral trustee for the benefit of the holders of the Commercial Paper Notes of such Conduit Lender appointed pursuant to such entity’s program documents.

“Collection Account” means each collection account of the Borrower maintained with an Eligible Bank into which Collections are to be remitted.

“Collection Agent” means any collection agent sub-servicer, special servicer or similar agent which is not an Affiliate of ADT appointed by the Servicer to assist it with its collection duties hereunder.

“Collection Agent Fees” all fees and expenses of any Collection Agent retained by the Servicer to collect any Receivable which are netted against the amount of, or otherwise reduce the amount of the Collections paid by, the Obligor of such Receivable.

“Collections” means with respect to any Receivable and the Related Assets, (a) all cash collections and other cash proceeds of such Receivable or Related Assets, from or on behalf of the related Obligors in payment of any amounts owed in respect of such Receivable or Related Assets, or applied to such other charges in respect of such Receivable or Related Assets, or applied to such amounts owed by such Obligors, (b) Deemed Collections, (c) amounts treated as Collections in accordance with Section 8.03(d), (d) all amounts paid to or for the account of the Borrower under any Hedge Agreement, and (e) all other amounts required to be remitted to the Payment Account pursuant to any Transaction Document. For the avoidance of doubt the term “Collections” in respect of a Receivable and the Related Assets shall include all amounts allocated to such Receivable in accordance with the related Contract and Section 7.04(m).

“Commercial Paper Notes” means short-term promissory notes issued or to be issued by a Conduit Lender to fund its investments in accounts receivable or other financial assets.

“Conditional Service Guaranty” means the conditional service guaranty advertised by ADT to customers as in effect on the Closing Date, which generally provides that refunds for any system-related issues will only be issued after ADT has attempted to resolve the issue, has not been able to resolve such issue within the first six months of the Contract, and any related Equipment has been removed, as the same may be amended with the consent of the Administrative Agent, the Collateral Agent and the Lenders.

“Conditional Service Guaranty Receivable” means, any Receivable which was originated when the Conditional Service Guaranty was in effect or to which the Conditional Service Guaranty applies, to the extent that the relevant Obligor still has the right to claim a refund for any system or service related concerns, including, without limitation, any Receivable in respect of which the related Obligor has notified any ADT Entity of a system or service concern within the first six (6) months of the effective date of the related Contract and such issue was not conclusively resolved within the first six (6) months of the effected date of the related contract.

“Conditional Service Guaranty Reserve” means, as of any date: (i) if the Level 1 Ratings Trigger is in effect, the Financed Unpaid Balance of all Conditional Service Guaranty Receivables that are Pool Receivables; and (ii) otherwise, zero.

“Conduit Lender” means each commercial paper conduit that is or becomes a party to this Agreement in the capacity of a “Conduit Lender.”

“Conforming Changes” means, with respect to either the use or administration of Adjusted Daily Simple SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Bank Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest (including Interest for Rate Tranches), timing of loan requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 4.02, breakage provisions and Liquidation Fee, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion, after consultation with the Borrower, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in its reasonable discretion that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides, after consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Documents” means, with respect to any Person, the organization documents of such Person, including (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Contract” means, with respect to any Receivable, any retail installment agreement, contract, or other document (including any purchase order or invoice), between ADT and an Obligor, pursuant to which such Receivable arises or governing or evidencing such Receivable.

“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means an agreement with respect to any Collection Account, the Payment Account or any other account of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, pursuant to which the Collateral Agent has “control” over such account within the meaning of Article 8 of the UCC (in the case of a securities account) and/or Article 9 of the UCC (in the case of a deposit account), and the related Account Bank has agreed to comply with the instructions of the Collateral Agent without further consent of the Borrower, ADT or any other Person.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“CP Rate” means, for any period and with respect to any Rate Tranche funded by Commercial Paper Notes of any Conduit Lender, the per annum rate specified as such for such Conduit Lender in Schedule I hereto.

“Credit and Collection Policy” means the Servicer’s credit and collection policies, practices and procedures, relating to the Contracts and the Receivables, a copy of which is attached as Exhibit C hereto, as they may modified from time to time after the Closing Date in compliance with this Agreement.

“Credit Extension” means the making of any Loan, including, for the avoidance of doubt, the Initial Loan.

“Credit Party” means each Lender, the Administrative Agent, the Collateral Agent and each Group Agent.

“Cut-off Date” means (i) with respect to the initial Settlement Period beginning on the Closing Date, the last day of the calendar month immediately preceding the Closing Date, and (ii) otherwise the last day of each Settlement Period.

“Debt” means, with respect to any Person, (i) all obligations (whether secured or unsecured) of such Person for money borrowed and all other obligations (contingent or otherwise) of such Person with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured, (ii) all obligations of such Person evidenced by notes, bonds, debentures, loan agreements, reimbursement agreements, or similar instruments (including senior, mezzanine and junior borrowings, (iii) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all capital lease obligations of such Person, (v) all obligations in respect of derivative instruments to the extent required to be reflected as a liability on a balance sheet of such Person under GAAP, (vi) liabilities in respect of unfunded vested benefits under plans covered by Title VI of ERISA, (vii) all indebtedness referred to in clause (i), (ii), (iii) or (iv) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, and (viii) all indebtedness of others referred to in clause (i), (ii), (iii), (iv), (v) or (vi) above Guaranteed by such Person or for which such Person has otherwise assumed responsibility on, before or after the date such indebtedness is incurred.

“Deemed Collections” is defined in Section 3.02(a).

“Defaulted Receivable” means a Receivable (a) as to which any payment, or part thereof or any payment or part of the related Service Charge Receivable, if any, remains unpaid for 90 days or more from the original due date for such payment (b) any ADT Entity or the Servicer has knowledge or notice that the Obligor thereof is subject to an Event of Bankruptcy and the related bankruptcy case, action, or proceeding has not been dismissed by the applicable court, and such Obligor’s obligations with respect to such Receivable have not been reaffirmed by such Obligor with the approval of the applicable court, or (c) which, consistent with the Credit and Collection Policy, is or should have been written off as uncollectible or defaulted.

“Defaulting Lender” means all of the Lenders of a Group, (a) that have failed, within two (2) Business Days of the date required to be funded or paid hereunder, to fund any portion of Loans hereunder that they have, in accordance with Section 2.02 agreed to fund, unless such failure is cured or the Group Agent for such Group at any time notifies the Administrative Agent in writing that such failure is the result of the good faith determination by such Group that a condition precedent to funding (specifically identified and with supporting facts) has not been satisfied, or (b) (i) if any Lender in such Group has become the subject of an Event of Bankruptcy, or (ii) become the subject of a Bail-in Action.

“Delinquency Ratio” means, with respect to any Settlement Period, a ratio (expressed as a percentage) calculated as (i) the sum of the Financed Unpaid Balances of all Delinquent Receivables that constitute Pool Receivables as of the Cut-off Date for such Settlement Period, divided by (ii) the aggregate Financed Unpaid Balance of Pool Receivables that constitute Eligible Receivables as of the Cut-off Date for such Settlement Period.

“Delinquent Receivable” means a Receivable that is not a Defaulted Receivable as to which any payment or part thereof, or any payment or part thereof of the related Service Charge Receivable, if any (other than any Service Charge Receivable related to a Defaulted Receivable), remains unpaid for more than 60 days from the original due date for such payment; provided, that once a Receivable has been written off as uncollectible it shall no longer be a Delinquent Receivable.

“Demand Certifications” is defined in Section 3.03.

“Dilution” means, as of any date of determination, with respect to any Pool Receivable, the amount by which the Unpaid Balance of such Pool Receivable is either (a) reduced or canceled as a result of (i) any defective, rejected, or returned merchandise or services, any cash discount, or any failure by any ADT Entity to deliver any merchandise or services or otherwise perform under the underlying contract or invoice, (ii) any change in or cancellation of any of the terms of such contract or invoice or any other adjustment by ADT which reduces the amount payable by the Obligor on the related Receivable, or (iii) any setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction), or (b) subject to any specific dispute, offset, counterclaim, or defense whatsoever between the Obligor and the Borrower, ADT, the Servicer, or any Affiliate thereof, in each case, other than to the extent arising from the bankruptcy or insolvency of the related Obligor, or the financial or credit condition or financial default, of such related Obligor.

“Direct Deposit Obligor” means, as of any date of determination and with respect to any Receivable, an Obligor which has pursuant to the Contract authorized ADT to, from time to time, withdraw from the bank account of such Obligor and/or charge from the credit or debit card of such Obligor all amounts necessary to pay the Unpaid Balance of such Receivable when due and payable, to the extent such authorization has not been revoked or rescinded by such Obligor as of such date of determination.

“Dollars”, “$” and “U.S. Dollars” each mean the lawful currency of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (i) the Administrative Agent, any Group Agent, any Lender, or any of their respective Affiliates that are financial institutions or banks, (ii) any Program Support Provider or any Program Administrator, (iii) any commercial paper conduit or similar entity that is managed by the Administrative Agent, any Lender or any Group Agent or any of their respective Affiliates, (iv) any other financial or other institution that is acceptable to the Administrative Agent, and solely with respect to this clause (iv) so long as no Unmatured Event of Termination or Event of Termination has occurred and is continuing, with the consent of the Borrower (such consent not to be unreasonably withheld, conditioned, or delayed), and (v) a collateral agent, trustee, or similar party which holds the assets of a Conduit Lender on behalf of the holders of the Commercial Paper Notes issued by such Conduit Lender.

“Eligible Bank” means a financial institution which has a senior short-term unsecured debt rating (or where such financial institution does not have such a rating, the senior short-term unsecured debt rating of the parent of such financial institution) from both Moody’s and S&P of at least P-1 and A-1 respectively or the long-term unsecured debt rating equivalent thereof which, for the avoidance of doubt, is a long-term unsecured debt rating of at least A3, in the case of Moody’s, and at least A-, in the case of S&P.

“Eligible Contract” means a Contract governed by the law of the United States of America or of any State thereof that contains an obligation to pay a specified sum of money and that has been duly authorized by each party thereto and that (i) does not require the Obligor thereunder to consent to any transfer, sale, or assignment thereof or of the related Receivable or any proceeds thereof, (ii) is not subject to a confidentiality provision or similar covenant of non-disclosure that would restrict the ability of the Administrative Agent, the Collateral Agent or any Lender to fully exercise or enforce its rights under the Transaction Documents (including any rights thereunder assigned or originated to them hereunder), (iii) remains in full force and effect, (iv) provides for a total Original Term of up to 60 months, (v) the first installment in respect of which is required to be paid by the related Obligor upon completion of the installation of the Equipment (or, with respect to any Contract for which the related Product Type is “DIY”, prior to delivery of the Equipment) which is the subject matter of such Contract, (vi) is substantially in the form of Exhibit G-1, Exhibit G-2, Exhibit G-3, or Exhibit G-4 hereto, as applicable based on the date of origination of such Contract, or which is in such other form approved in writing by the Administrative Agent and, except to the extent resulting from the Conditional Service Guaranty, is not subject to any amendment, supplement or other modification as a result of any promotional activity, advertising or other statement or warranty (including on any ADT Entity’s website, except for such amendment, supplement or modification permitted under Section 7.03(b)), and (vii) is not assignable by the related Obligor without the consent of ADT.

“Eligible Receivable” means, as of any date of determination, a Receivable:

(a) (i) which represents all or part of the sales price of the Equipment and, other than with respect to a Receivable which relates to Equipment in which the related Product Type is “DIY,” the installation cost of such Equipment (or in respect of an Eligible Contract in the form of Exhibit G-3, the installation cost of such Equipment), sold and provided by ADT in the ordinary course of its business and which Receivable has been sold or contributed to the Borrower pursuant to the Sale Agreement, and (ii) which is not owed to ADT or the Borrower as a bailee or consignee for another Person;

(b) which constitutes Chattel Paper, an “account” (as defined in Section 9-102(a) of the UCC) or a “payment intangible” (as defined in Section 9-102(a) of the UCC);

(c) which is not a Service Charge Receivable;

(d) which is not a Defaulted Receivable;

(e) with regard to which the representations of the Borrower in respect of such Receivable are true and correct;

(f) the sale or contribution of which pursuant to the Sale Agreement and this Agreement does not violate or contravene any Law or the related Contract;

(g) which is denominated and payable only in U.S. Dollars in the United States;

(h) the Obligor of which, as of the related Transfer Date is a Direct Deposit Obligor with respect to such Receivable and has been instructed by ADT that to the extent that its payments will not be made through the withdrawal from its bank account and/or the charge of its credit or debit card, such payments shall be made to a Lock-Box relating to a Collection Account that is subject to a Control Agreement;

(i) the Obligor of which is domiciled or organized in the United States of America (but excluding a Receivable the Obligor of which is domiciled or organized in the Commonwealth of Puerto Rico or the Virgin Islands of the United States) and with respect to which ADT has a Billing Address for such Obligor in the United States;

(j) which arises under an Eligible Contract that, together with such Receivable, (i) is in full force and effect and constitutes the legal, valid, and binding obligation of the related Obligor to pay the full Unpaid Balance of such Receivable, enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to and limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or in Law), (ii) as of the date of its Transfer, is not subject to any dispute, offset, netting, litigation, counterclaim, or defense whatsoever (including defenses arising out of violations of usury Laws) (other than potential discharge in a bankruptcy of the related Obligor) or other event or circumstance that would give rise to a Deemed Collection, and (iii) is not subject to any Adverse Claim;

(k) that together with the Contract related thereto, does not contravene any Law applicable thereto (including Laws relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, and privacy) in any respect, with respect to which the origination thereof did not violate any such Law in any such respect and with respect to which no party to the Contract related thereto is in violation of any Law;

(l) which (i) was originated by ADT in the ordinary course of its business, (ii) satisfies the requirements of the Credit and Collection Policy, and (iii) has been acquired by the Borrower from ADT pursuant to and in accordance with the terms of the Sale Agreement;

(m) the Obligor of which is not, any ADT Entity or an Affiliate of any ADT Entity;

(n) the Obligor of which is not a Sanctioned Person;

(o) the Obligor of which is required to make payments no less frequently than monthly under the related Contract;

(p) which represents the sales price of goods or services within the meaning of Section 3(c)(5) of the Investment Company Act;

(q) the Obligor of which (i) is a residential customer of ADT in good standing and listed in the Records of ADT as having an “active status”, (ii) satisfies at least one of the following: (x) it has not been the Obligor under a Delinquent Receivable during the twelve (12) months immediately preceding the date of Transfer, (y) it has an ADT Credit Score of “A”, “B” or “C”, or (z) it has an ADT Credit Score of “N”, “X”, or “Y”, (iii) is not an Obligor in respect of any Defaulted Receivable, and (iv) is not subject to cancellation or disconnection in respect of ADT’s Monitoring Services in accordance with the Credit and Collection Policy, the terms of the Contract or otherwise;

(r) [Reserved];

(s) which relates to Equipment which is designated on the Records of ADT and in accordance with the Credit and Collection Policy as a product type “Tier 1”, “Tier 2”, “Tier 3”, “Burglar Alarm”, “CCTV” or “DIY” for the purpose of installing home security monitoring equipment systems for a single site;

(t) which is non-executory and has been fully earned by performance on the part of ADT;

(u) in respect of which no further action is required to be performed by ADT or any other Person with respect thereto pursuant to the terms of the Contract, any promotional activity, advertising or any other statement or warranty or otherwise (subject, to the extent applicable with respect to any Receivable, only to the Conditional Service Guaranty), other than payment thereon by the applicable Obligor;

(v) in respect of which the payment of the Unpaid Balance thereof by the related Obligor is not contingent upon such Obligor receiving Monitoring Services and the termination of the Monitoring Services provided by ADT to the related Obligor will not affect the obligation of such Obligor to pay the full Unpaid Balance of such Receivable or otherwise affect the rights of ADT, the Borrower or the Collateral Agent under the related Contract in respect of such Receivable;

(w) the Obligor of which is not a Governmental Authority and is a residential customer;

(x) the related Contract in respect of which cannot be cancelled or terminated unless the related Obligor pays the full Unpaid Balance of such Receivable;

(y) which has been outstanding beyond the Applicable Cooling Off Period or, except to the extent provided by the Conditional Service Guaranty, any other period prior to which such Receivable can be cancelled or terminated in any manner, which would excuse the related Obligor of its obligation to pay all or any portion of the Unpaid Balance thereof, and with respect to which the second installment payment thereof and (unless the related Obligor has an ADT Credit Score of “A”) the third installment payment thereof has been paid by the related Obligor and collected and applied by the Servicer;

(z) the Unpaid Balance of which is not, as of the date of Transfer, subject to reduction, cancellation, setoff, offset, special refunds, or credits for any reason, including without limitation as a result of defective or rejected Equipment or other goods;

(aa) in respect of which all sales taxes to be paid in connection with the related Equipment and installation thereof have been fully paid by ADT, or if not due and payable as of the Borrowing Date in respect of such Receivable, has been fully paid by the due date thereof (except for any such sales taxes that are being appropriately contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP have been provided);

(bb) the Financed Unpaid Balance of which does not exceed [REDACTED];

(cc) without limiting any of the foregoing, no portion of which (i) is subject to any Lien in favor of any Governmental Authority, or (ii) results in (or, in the case of non-payment of any such governmental fee, surcharge, or tax by any Person, would result in) any Adverse Claim on such Receivable or any proceeds thereof in favor of any Governmental Authority (other than, for the avoidance of doubt, Adverse Claims that may be imposed by any Governmental Authority from time to time on the assets of ADT generally (or any Person treated as the same Person as ADT for tax purposes) in respect of any governmental fees, surcharges or taxes that will be paid or contested in compliance with Section 7.01(o) and Section 7.04(k));

(dd) which as of the related Transfer Date, has not been compromised or (except for modifications of a ministerial nature to cure ambiguities or to correct, complete or supplement any provision in the related Contract which may be defective or inconsistent with any other provision therein, which modifications do not directly or indirectly cure, waive or forgive any default or delinquency by the related Obligor, could not reasonably be expected to adversely affect the Borrower’s or any Credit Party’s interests in such Receivable and are fully reflected in the express terms of the Contract on or prior to the Transfer Date in connection with the origination of such Receivable), adjusted or otherwise modified (including by the extension of time for payment or the granting of any discounts, allowances, or credit), including as a result of any promotional activity, advertising or other statement or warranty (including on any ADT Entity’s website), other than the Conditional Service Guaranty;

(ee) if any Deemed Collection arises in respect of such Receivable, the Originator is not in default of its obligation to pay the full amount of such Deemed Collection in accordance with the Sale Agreement;

(ff) the Obligor of which is receiving Monitoring Services provided by ADT commensurate with the related Contract, except pursuant to a voluntary termination of such Monitoring Services by such Obligor after the Transfer Date of such Receivable;

(gg) the Unpaid Balance of which is payable by the related Obligor in up to 60 equal monthly installments under the related Contract; and

(hh) which is not a Receivable in respect of which, pursuant to the Conditional Service Guaranty the related Obligor has notified any ADT Entity of a request for a refund and the relevant ADT Entity has not conclusively resolved the issue in order to void such claim within the period required by and pursuant to the terms of the Conditional Service Guaranty then in effect with respect to such Receivable.

“Eligible Supporting Letter of Credit” means an unconditional and irrevocable standby or commercial letter of credit, in form and substance acceptable to the Administrative Agent (in its reasonable discretion) when contributed to the Borrower, which is issued or confirmed by an Eligible Supporting Letter of Credit Provider, and which letter of credit as of any date of determination (i) has a remaining term not less than the lesser of (x) 12 months as of such date of determination and (y) the period from such date of determination to the six (6) month anniversary of the Scheduled Termination Date, (ii) names the Administrative Agent as the sole beneficiary thereof, (iii) is payable in Dollars, (iv) is in full force and effect and is the legal, valid and binding obligation of the related Supporting Letter of Credit Provider which continues to be an Eligible

Supporting Letter of Credit Provider, (v) allows the Administrative Agent to draw thereunder when permitted under Section 7.09 of this Agreement, (vi) unless otherwise agreed in writing by the Administrative Agent, by its terms requires proceeds of all drawings thereunder to be sent by the issuer thereof (or, if applicable, the confirming bank) directly to the Administrative Agent’s Account and (vii) has been contributed by Prime Security Services Borrower, LLC or The ADT Security Corporation to the Borrower.

“Eligible Supporting Letter of Credit Provider” means a bank so designated in writing by the Administrative Agent to the Servicer (in the reasonable discretion of the Administrative Agent); provided that if (i) at any time, and for so long as, the long-term unsecured and uncredit-enhanced senior debt obligation of such bank is withdrawn or falls below a rating of (a) “A” by S&P, or (b) “A2” by Moody’s or (ii) such bank fails to pay a draw by the Administrative Agent on a Supporting Letter of Credit (to the extent the Administrative Agent is permitted to draw thereunder pursuant to Section 7.09 of this Agreement), then in either case, each letter of credit issued or confirmed by such bank shall cease to be an Eligible Supporting Letter of Credit and such bank shall cease to be an Eligible Supporting Letter of Credit Provider; provided, further, that no bank shall constitute an “Eligible Supporting Letter of Credit Provider” if at any time it is any of the following: (a) a Sanctioned Person or (b) an Affiliate of ADT.

“Enhanced Borrowing Base” means, at any time, the amount equal to (a) the Net Portfolio Balance, minus (b) the excess, if any, of (x) the Required Reserves, over (y) the Supporting LC Amount.

“Enhanced Group” means a Group that includes a Lender or Lenders acting in the capacity as Enhanced Lenders as noted under the heading “Capacity” in Schedule I hereto for such Group.

“Enhanced Lender” means a Lender acting in the capacity as an Enhanced Lender as noted under the heading “Capacity” in Schedule I hereto.

“Enhanced Loan” means a Loan made by a Lender designated as an Enhanced Loan pursuant to the related Loan Request.

“Enhancement Agreement” means any agreement between a Conduit Lender and any other Person(s), entered into to provide (directly or indirectly) credit enhancement to such Conduit Lender’s commercial paper facility.

“Enhancement Provider” means any Person providing credit support to a Conduit Lender under an Enhancement Agreement, including pursuant to an unfunded commitment, or any similar entity with respect to any permitted assignee of such Conduit Lender.

“Equipment” means in respect of a Contract, all alarm system and monitoring equipment installed by ADT or, with respect to any Contract for which the related Product Type is “DIY,” purchased, pursuant to such Contract.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c)(1), (6) or (10) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period referred to in Section 4043(a) is waived), (b) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by any ADT Entity, or any ERISA Affiliate thereof of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by any ADT Entity, or any ERISA Affiliate thereof from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA, (f) the incurrence by any ADT Entity, or any ERISA Affiliate thereof of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (g) the receipt by any ADT Entity, or any ERISA Affiliate thereof of any notice, or the receipt by any Multiemployer Plan from ADT, the Servicer, the Parent, the Originator, or any ERISA Affiliate thereof of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Section 4245 of ERISA, or is in reorganization within the meaning of Section 4241 of ERISA, or in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 or Title IV of ERISA).

“Erroneous Payment” has the meaning assigned to it in Section 10.12(a).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 10.12(c).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Securitisation Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardized securitisation and amending certain other European Union directives and regulations (as amended by Regulation (EU) 2021/557) and, except as otherwise stated, means such Regulation as further amended from time to time.

“EU Securitisation Regulation Rules” means the EU Securitisation Regulation, together with all relevant implementing regulations in relation thereto, all regulatory and/or implementing technical standards in relation thereto or applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitisation Regulation and, in each case, any relevant official binding guidance and directions published in relation thereto by the European Banking Authority, the European Securities and Markets Authority or the European Insurance and Occupational Pensions Authority (or in each case, any predecessor, successor or replacement organization thereto)) or by the European Commission (all, except as otherwise stated, as amended from time to time).

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:

(a) (i) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator (or other similar official) for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any Law relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts, and such case or proceeding shall continue unstayed or undismissed for a period of sixty (60) consecutive days (or, for purposes of Section 9.01(c), if such case or proceeding is in respect of the Borrower, zero (0) days); or (ii) an order for relief in respect of such Person shall be entered in an involuntary case under federal bankruptcy laws or other similar Laws now or hereafter in effect; or

(b) such Person (i) shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution, or other similar Law now or hereafter in effect, (ii) shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or (iii) shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors (or any board or Person holding similar rights to control the activities of such Person) shall vote to implement any of the foregoing.

“Event of Termination” has the meaning set forth in Section 9.01. For the avoidance of doubt, an Event of Termination shall occur only after applicable cure periods, if any, specified in Section 9.01 have expired, and any Event of Termination that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 12.01.

“Excess ADT Credit Score B Concentration Amount” means, as of any date of determination, the amount, if any, by which (a) the aggregate Financed Unpaid Balances of all Eligible Receivables in the Receivable Pool related to Obligors with an ADT Credit Score of “B”, as of such date of determination, exceeds (b) [REDACTED] of the aggregate Financed Unpaid Balances of all Eligible Receivables in the Receivable Pool, as of such date of determination.

“Excess ADT Credit Score B, C, N, Q, W, X, Y, Z and Null Concentration Amount” means, as of any date of determination, the amount, if any, by which (a) the aggregate Financed Unpaid Balances of all Eligible Receivables in the Receivable Pool related to Obligors with an ADT Credit Score of “B”, “C”, “N”, “Q”, “W”, “X”, “Y”, “Z” and “Null” as of such date of determination, exceeds (b) [REDACTED] of the aggregate Financed Unpaid Balances of all Eligible Receivables in the Receivable Pool, as of such date of determination.

“Excess ADT Credit Score C Concentration Amount” means, as of any date of determination, the amount, if any, by which (a) the aggregate Financed Unpaid Balances of all Eligible Receivables in the Receivable Pool related to Obligors with an ADT Credit Score of “C”, as of such date of determination, exceeds (b) [REDACTED] of the aggregate Financed Unpaid Balances of all Eligible Receivables in the Receivable Pool, as of such date of determination.

“Excess ADT Credit Score C, N, Q, W, X, Y, Z and Null Concentration Amount” means, as of any date of determination, the amount, if any, by which (a) the aggregate Financed Unpaid Balances of all Eligible Receivables in the Receivable Pool related to Obligors with an ADT Credit Score of “C”, “N”, “Q”, “W”, “X”, “Y”, “Z” and “Null” as of such date of determination, exceeds (b) [REDACTED] of the aggregate Financed Unpaid Balances of all Eligible Receivables in the Receivable Pool, as of such date of determination.

“Excess CCTV Concentration Amount” means, as of any date of determination, the amount, if any by which (a) the aggregate Financed Unpaid Balances of all Eligible Receivables in the Receivable Pool which relate to the “CCTV” Product Type, as of such date of determination, exceeds (b) [REDACTED] of the aggregate Financed Unpaid Balances of all Eligible Receivables in the Receivable Pool, as of such date of determination.

“Excess DIY Concentration Amount” means, as of any date of determination, the amount, if any by which (a) the aggregate Financed Unpaid Balances of all Eligible Receivables in the Receivable Pool which relate to the “DIY” Product Type, as of such date of determination, exceeds (b) [REDACTED] of the aggregate Financed Unpaid Balances of all Eligible Receivables in the Receivable Pool, as of such date of determination.

“Excess Concentration Amount” means, as of any date of determination, the sum, as calculated without duplication for any Eligible Receivable that falls into more than one of the following, of (a) the Excess Single State Unpaid Balance Concentration Amount, (b) the Excess Third Largest State Obligor Concentration Amount, (c) the Excess Second Largest State Obligor Concentration Amount, (d) the Excess Largest State Obligor Concentration Amount, (e) the Excess ADT Credit Score B Concentration Amount, (f) the Excess ADT Credit Score C Concentration Amount, (g) the Excess N, Q, W, X, Y, Z and Null ADT Credit Score Concentration Amount, (h) the Excess ADT Credit Score B, C, N, Q, W, X, Y, Z and Null Concentration Amount, (i) the Excess ADT Credit Score C, N, Q, W, X, Y, Z and Null Concentration Amount, (j) the Excess Financed Unpaid Balance Over [REDACTED] Concentration Amount, (k) the Excess CCTV Concentration Amount, and (l) the Excess DIY Concentration Amount. In order to avoid duplication in calculating the Excess Concentration Amount, each component of the Excess Concentration Amount shall be determined in the order set forth above, and the aggregate Financed Unpaid Balances of any Eligible Receivables that are included in the Excess Concentration Amount in any prior step shall be deemed not to constitute Eligible Receivables in the numerator of any otherwise applicable subsequent step.

“Excess Financed Unpaid Balance Over [REDACTED] Concentration Amount” means, as of any date of determination, the amount, if any, by which (a) the aggregate Financed Unpaid Balances of all Eligible Receivables in the Receivable Pool which relate to Obligors with a Financed Unpaid Balance over [REDACTED], as of such date of determination, exceeds (b) [REDACTED] of the aggregate Financed Unpaid Balances of all Eligible Receivables in the Receivable Pool, as of such date of determination.

“Excess Largest State Obligor Concentration Amount” means as of any date of determination, the amount, if any, by which (a) the aggregate Financed Unpaid Balances of all Eligible Receivables in the Receivable Pool which relate to Obligors with Billing Addresses in the Largest State, as of such date of determination, exceeds (b) [REDACTED] of the aggregate Financed Unpaid Balances of all Eligible Receivables in the Receivable Pool, as of such date of determination.

“Excess Second Largest State Obligor Concentration Amount” means, as of any date of determination, the amount, if any, by which (a) the aggregate Financed Unpaid Balances of all Eligible Receivables in the Receivable Pool which relate to Obligors with Billing Addresses in the Second Largest State, as of such date of determination, exceeds (b) [REDACTED] of the aggregate Financed Unpaid Balances of all Eligible Receivables in the Receivable Pool, as of such date of determination.

“Excess Single State Unpaid Balance Concentration Amount” means, as of any date of determination, the amount, if any, by which (a) the aggregate Financed Unpaid Balances of all Eligible Receivables in the Receivable Pool which relate to an Obligor with a Billing Address in any single State (or commonwealth) in the United States, as of such date of determination, other than the Obligors in the Largest State, the Second Largest State or the Third Largest State, exceeds (b) [REDACTED] of the aggregate Financed Unpaid Balances of all Eligible Receivables in the Receivable Pool, as of such date of determination.

“Excess Third Largest State Obligor Concentration Amount” means, as of any date of determination, the amount, if any by which (a) the aggregate Financed Unpaid Balances of all Eligible Receivables in the Receivable Pool which relate to Obligors with Billing Addresses in the Third Largest State, as of such date of determination, exceeds (b) [REDACTED] of the aggregate Financed Unpaid Balances of all Eligible Receivables in the Receivable Pool, as of such date of determination.

“Excess N, Q, W, X, Y, Z and Null ADT Credit Score Concentration Amount” means, as of any date of determination, the amount, if any, by which (a) the aggregate Financed Unpaid Balances of all Eligible Receivables in the Receivable Pool related to Obligors with an ADT Credit Score of “N”,“Q”, “W”, “X”, “Y”, “Z” and “Null”, as of such date of determination, exceeds (b) [REDACTED] of the aggregate Financed Unpaid Balances of all Eligible Receivables in the Receivable Pool, as of such date of determination.

“Excluded Taxes” means (i) any Taxes based upon, or measured by, any Affected Person’s net income, net receipts, net profits, net worth or capital (including franchise or similar Taxes imposed in lieu of such Taxes), including any such Taxes imposed by a taxing authority (a) in a jurisdiction (or political subdivision thereof) in which such Affected Person has its principal office, or under the laws of which such Affected Person is organized or incorporated, (b) in a jurisdiction (or political subdivision thereof) in which such Affected Person maintains the applicable lending office (or branch), (ii) any franchise Taxes, branch Taxes or branch profits Taxes or any similar Taxes imposed by any jurisdiction (or political subdivision thereof) described in clause (i),

(iii) with regard to any Affected Person, any withholding Tax to the extent it is (a) imposed on amounts payable to such Affected Person because such Affected Person designates a new lending office, except to the extent that such Affected Person was entitled, at the time of designation of a new lending office, to receive amounts in respect of such Taxes from any of the Borrower, ADT or the Servicer, as applicable, pursuant to Section 4.03, (b) attributable to such Affected Person’s failure to comply with Section 4.03(v), or (c) imposed on amounts payable to such Affected Person with respect to an applicable interest in Pool Receivables or Related Assets pursuant to a law in effect on the date on which such Affected Person acquires such interest (other than pursuant to an assignment request by the Borrower under Section 4.04(b)), except to the extent that, in the case of an assignment to such Affected Person, such Affected Person’s assignor was entitled, immediately before the time of such assignment, to receive amounts in respect of such Taxes from the Borrower, ADT or the Servicer, as applicable, pursuant to Section 4.03, and (iv) any FATCA Withholding Tax. For the avoidance of doubt, Excluded Taxes shall include any backup withholding in respect of income or branch profits under Section 3406 of the Code or any similar provision of state, local or foreign law.

“Existing Purchase Agreement” is defined in the Preliminary Statements.

“Existing Receivable Pool” is defined in the Preliminary Statements.

“Existing Sale Agreement” is defined in the Preliminary Statements.

“Exiting Lender” is defined in Section 2.05.

“Extension Request” is defined in Section 2.05.

“Facility Limit” means, at any time of determination, the aggregate Lender Loan Limits of all Lenders, which as of (i) the Closing Date is equal to [REDACTED], and (ii) the Sixth Amendment Date is equal to [REDACTED].

“FATCA” means Sections 1471 through 1474 of the Code and the current or future U.S. Treasury Regulations issued thereunder, as the same may be amended, modified, or supplemented from time to time (so long as any future, amended, modified, supplemented, or successor version is substantively comparable and not materially more onerous to comply with), corresponding provisions of successor Law, official interpretations thereof, and any agreements entered into pursuant to Section 1471(b) of the Code and any published intergovernmental agreements entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules, or practices adopted pursuant to any such intergovernmental agreement.

“FATCA Withholding Tax” means any withholding Tax imposed under FATCA.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum, determined by the Administrative Agent, equal (for each day during such period) to:

(a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

(b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letters” means any fee letter among any of the Borrower or ADT, on the one hand, and the Administrative Agent, the Collateral Agent, or the Group Agents, on the other hand, setting out the fees and expenses payable in connection with this Agreement or other Transaction Documents.

“Fees” means all fees payable by the Borrower pursuant to any Fee Letter, including the Funded Fee.

“Final Payout Date” means the date on or after the Termination Date when (i) the Aggregate Principal and Aggregate Interest have been paid in full, (ii) all non-contingent Borrower Obligations then owed by the Borrower shall have been paid in full, (iii) all other non-contingent amounts then owing to the Credit Parties and any other Indemnified Party or Affected Person hereunder and under the other Transaction Documents have been paid in full, and (iv) all accrued Servicing Fees (other than those payable to ADT or an Affiliate of ADT) have been paid in full.

“Financed Unpaid Balance” means, as of any time of determination with respect to a Pool Receivable, the sum of all remaining unpaid monthly installment payments owed by the related Obligor in respect of such Pool Receivable as of such time of determination.

“First Amendment Date” means October 29, 2021.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Benchmark Rate. For the avoidance of doubt, the Floor as of the Closing Date is zero [REDACTED] per annum.

“Fourth Amendment Date” means March 29, 2023.

“Funded Fee” is defined in the related Fee Letter.

“Funded Fee Percentage” is defined in the related Fee Letter.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied; provided, however, that if any Person hereafter changes its accounting standards in accordance with applicable laws and regulations, including those of the SEC, to adopt International Financial Reporting Standards, GAAP with respect to such Person will mean such International Financial Reporting Standards after the effective date of such adoption.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Group” means, (i) for any Conduit Lender, such Conduit Lender, together with such Conduit Lender’s Related Lenders and related Group Agent, (ii) for Mizuho, Mizuho as a Lender and as a Group Agent, (iii) for any other Lender that does not have a Related Conduit Lender, such Lender, together with such Lender’s related Group Agent and each other Lender for which such Group Agent acts as a Group Agent hereunder.

“Group Agent” means each Person acting as agent on behalf of a Group and designated as the Group Agent for such Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Group Agent for any Group pursuant to an Assignment and Acceptance Agreement or otherwise in accordance with this Agreement.

“Group Agent’s Account” means, with respect to any Group, the account(s) from time to time designated in writing by the applicable Group Agent to the Administrative Agent, the Borrower and the Servicer for purposes of receiving payments to or for the account of the members of such Group hereunder.

“Group Loan Limit” means, with respect to any Group, at any time of determination, the aggregate Lender Loan Limits of all Lenders within such Group.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations incurred in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedge Agreements” means the interest rate protection agreements entered into by the Borrower in accordance with Exhibit I.

“Hedge Counterparty” means, with respect to any Hedge Agreement, the counterparty to such Hedge Agreement.

“Hedge Fixed Rate” means, with respect to any Hedge Agreement or Hedge Transaction, (a) if the applicable Hedge Agreement is an interest rate swap, the fixed rate payable under such swap, and (b) if the applicable Hedge Agreement is an interest rate cap, the threshold rate above which payments are made by the Hedge Counterparty thereunder.

“Hedge Notional Amount” means the aggregate notional amount in effect on any day under all Hedge Transactions entered into pursuant to Exhibit I.

“Hedge Rate” means, for any date of determination, the sum of (i) the Weighted Average Swap Rate, (ii) [REDACTED], (iii) the Funded Fee Percentage, and (iv) the Servicing Fee Rate.

“Hedge Termination Payment” means, with respect to a particular Hedge Agreement, the payment due by the Borrower to the Hedge Counterparty, including any interest that may accrue thereon, calculated in accordance with the provisions in the Hedge Agreement for determining an “early termination amount” upon the occurrence of an “early termination date” under such Hedge Agreement.

“Hedge Transaction” means each interest rate swap transaction or interest rate cap transaction between the Borrower and a Hedge Counterparty which is entered into pursuant to Exhibit I and is governed by a Hedge Agreement.

“Indemnified Amounts” has the meaning set forth in Section 11.01.

“Indemnified Party” has the meaning set forth in Section 11.01.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made or deemed made by or on account of any obligation of the Borrower (or the Servicer on behalf of the Borrower) under any Transaction Document, and (b) Other Taxes.

“Independent Manager” means a natural person who (I) is not at the time of initial appointment, or at any time while serving as Independent Manager of the Borrower, and has not been at any time during the preceding five (5) years: (a) a member, partner, equityholder, manager, director, officer or employee of ADT or the Parent, or any of their respective Affiliates (other than as special member, independent director, independent manager, or similar capacity, of the Borrower or any Affiliate of the Borrower that is a securitization vehicle or is similarly structured to be a special purpose bankruptcy remote entity); (b) a creditor, supplier, service provider (including a provider of professional services) or any other Person who derives any material portion of its revenues from its activities with the Borrower, the Parent, or ADT or any of their respective Affiliates (other than as a provider of corporate services in the ordinary course of business or as special member, independent director, independent manager, or similar capacity, of the Borrower or any Affiliate of the Borrower that is a securitization vehicle or is similarly structured to be a special purpose bankruptcy remote entity); or (c) a member of the immediate family of any such disqualified Person described in clauses (a) or (b) above and (II) (1) has prior experience as a special member, independent director, independent manager or similar capacity for an entity that is a securitization vehicle or is similarly structured to be a special purpose bankruptcy remote entity whose Constituent Documents required the unanimous consent of all independent managers before such entity could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy, and (2) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management, or placement services to issuers of securitization or structured finance instruments, agreements, or securities, including, without limitation, Citadel SPV (USA) LLC, Corporation Service Company, CT Corporation, Lord Securities Corporation, Wilmington Trust, National Association or Wilmington Trust SP Services, Inc.

“Information” is defined in Section 12.06.

“Information Package” is defined in Section 3.01.

“Initial Loan” is defined in Section 2.02.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, (b) any general assignment for the benefit of creditors of a Person, composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Interest” means, for any day with respect to any Rate Tranche:

{(LTP x IR)/360} + LF

where:

IR	=	the Interest Rate for such Rate Tranche on such day;

LTP	=	Lenders’ Tranche Principal in such Rate Tranche on such day; and

LF	=	the Liquidation Fee, if any, for such day.

“Interest and Fee Reserve” means as of any date of determination, the product of:

(a)	the Weighted Average Life divided by 12; times

(b)	the Hedge Rate; times

(c)	the Financed Unpaid Balance of all Pool Receivables; times

(d)	the Weighted Average Advance Rate; times

(e)	one (1) minus the Hedge Rate (expressed as a decimal).

“Interest Period” means for any Rate Tranche, the period from and including the Closing Date to and excluding the first Settlement Date occurring hereunder, and thereafter, each period from and including each Settlement Date and to but excluding the immediately following Settlement Date.

“Interest Rate” means for any Rate Tranche on any day:

(a) in the case of a Rate Tranche funded by a Conduit Lender through the issuance of Commercial Paper Notes, the applicable CP Rate; and

(b) in the case of a Rate Tranche not funded by Commercial Paper Notes, the applicable Bank Rate for such Rate Tranche;

provided, that on any day when any Event of Termination, shall have occurred that remains continuing the applicable Interest Rate for each Rate Tranche means a rate per annum equal to the higher of (A) the applicable Base Rate, plus [REDACTED] per annum and (B) the rate per annum otherwise applicable to such Rate Tranche during the current Interest Period or Settlement Period, as applicable plus [REDACTED] per annum.

“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Largest State” means, as of any date of determination, the state (or commonwealth) in the United States, in respect of which the largest amount of aggregate Financed Unpaid Balances of Eligible Receivables in the Receivable Pool in respect of Obligors with Billing Addresses in such state (or commonwealth) relate.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree, judgment, award, or similar item of or by a Governmental Authority or any interpretation, implementation or application thereof.

“Lender Loan Limit” means, with respect to any Lender, the maximum aggregate amount which such Person may lend or pay hereunder on account of all Loans, on a combined basis, as set forth on Schedule I or in the other agreement pursuant to which it became a Lender, as such amount may be modified in connection with any subsequent assignment pursuant to Section 12.03.

“Lenders” means Mizuho and each other Person that is or becomes a party to this Agreement in the capacity of a “Lender”. Each Conduit Lender shall constitute a Lender for all purposes of this Agreement.

“Level 1 Ratings Trigger” means a condition that is in effect at any time when ADT Inc.: (i) has a long-term “corporate family rating” of “B3” or less by Moody’s and a long-term “issuer rating” of “B-” or less by S&P, (ii) has a long-term “corporate family rating” of “B1” with negative outlook or “B2” or less by Moody’s and a long-term “issuer rating” of less than “B-” or “B-” with negative outlook by S&P, (iii) has a long-term “corporate family rating” of less than “B3” or “B3” with negative outlook by Moody’s and a long-term “issuer rating” of “B+” with negative outlook or “B” or less by S&P, (iv) has a long-term “corporate family rating” of “Caa1” or less by Moody’s, (v) has a long-term “issuer rating” of “CCC+” or less by S&P, or (vi) is not rated by either S&P or Moody’s.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing.

“Liquidation Fee” means, as of any date of determination (other than a Settlement Date) on which a Lender’s Tranche Principal is reduced pursuant to Section 3.02(b), for each Rate Tranche (or portion thereof) so reduced, the amount, if any (without duplication of any amounts payable pursuant to Section 4.02), by which:

(a) the additional Interest (without duplication and without regard to the Liquidation Fee component thereof) which would have accrued on the portion of such Lender’s Tranche Principal so reduced, if such reductions had not been made until the next Settlement Date, exceeds

(b) the greater of (x) the actual income, if any, received by the affected Lender for the corresponding period from investing the proceeds of such reductions of such Lender’s Tranche Principal and (y) zero.

“Liquidity Advance” means a loan, advance, purchase, or other similar action made by a Liquidity Provider pursuant to a Liquidity Agreement.

“Liquidity Agreement” means any agreement entered into, directly or indirectly, in connection with or related to, this Agreement pursuant to which a Liquidity Provider agrees to make loans or advances to, or purchase assets from, a Conduit Lender (directly or indirectly) in order to provide liquidity or other enhancement for such Conduit Lender’s Commercial Paper Notes or other senior indebtedness.

“Liquidity Provider” means any lender, credit enhancer, or liquidity provider that is at any time party to a Liquidity Agreement or any successor or assign of such lender, credit enhancer, or liquidity provider or any similar entity with respect to any permitted assignee of a Conduit Lender.

“Loan” means any loan made by a Lender pursuant to Section 2.02.

“Loan Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Borrower to the Administrative Agent and the Group Agents pursuant to Section 2.02(a).

“Lock-Box” means a post office box maintained by a Lock-box Bank relating to a Collection Account.

“Lock-Box Bank” means any of the banks party to a Lock-box agreement.

“Loss Ratio” means, with respect to any Settlement Period, a ratio (expressed as a percentage) calculated as (i) the sum of the Financed Unpaid Balances of all Defaulted Receivables (other than any Defaulted Receivables that have been written off) that constitute Pool Receivables as of the Cut-off Date for such Settlement Period, plus, without duplication, the sum of all Losses during such Settlement Period, divided by (ii) the aggregate Financed Unpaid Balance of all Pool Receivables that constitute Eligible Receivables as of the Cut-off Date for such Settlement Period.

“Loss Reserve” means as of any time of determination, the product of (i) the result of (A) one (1) minus (B) the Weighted Average Advance Rate for the Receivable Pool as of such time of determination, multiplied by (ii) the Net Portfolio Balance on such time of determination.

“Losses” means the Financed Unpaid Balance (net of recoveries) of any Pool Receivables that have been, or should have been, written-off as uncollectible by the Servicer in accordance with the Credit and Collection Policies.

“Material Adverse Effect” means with respect to any event or circumstance, a material adverse effect on:

(a) (i) if a particular Person is specified, the ability of such Person to perform its obligations under this Agreement or any other Transaction Document, or (ii) if a particular Person is not specified, the ability of any ADT Entity or the Servicer to perform its respective obligations under this Agreement or any other Transaction Document;

(b) (i) the validity or enforceability of any Transaction Document, or (ii) the value, validity, enforceability, or collectability of all or any portion of Pool Receivables or the Related Assets with respect thereto;

(c) the assets, operations, business or financial condition of any ADT Entity; or

(d) the status, existence, perfection, priority, enforceability, or other rights and remedies of any Lender, the Collateral Agent or the Administrative Agent associated with its respective interest in the Pool Receivables or the Related Assets;

provided, that no Material Adverse Effect shall be deemed to have occurred if any event or circumstance, individually or in the aggregate, has a material adverse effect as set forth above on only an insignificant portion of the Pool Receivables and the Related Assets, and after the occurrence of such event or circumstance, the Aggregate Principal less the Principal of all Enhanced Loans does not exceed the Borrowing Base and the Aggregate Principal does not exceed the Enhanced Borrowing Base.

“Material Subsidiary” means, in respect of any Person, any Subsidiary of such Person that satisfies (or would have satisfied) the definition of “Material Subsidiary” in the ADT Credit Agreement as such definition is in effect on the Closing Date.

“Maturity Date” means the earlier of (a) the Acceleration Date, and (b) the date which is 60 months after the Termination Date.

“Mizuho” has the meaning set forth in the preamble to this Agreement.

“Monitoring Services” means the monitoring and notification services provided by ADT under any contract which give rise to the Service Charge Receivables.

“Monthly Collections” means, with respect to each Settlement Date, the aggregate amount of Collections deposited to the Payment Account during the immediately preceding Settlement Period, plus any Deemed Collections with respect to such Settlement Period deposited to the Payment Account three (3) Business Days prior to such Settlement Date as required pursuant to Section 3.02.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

“MUFG Cost of Funds Rate” means, for any day, the rate per annum quoted by MUFG for such day, which rate shall be determined and calculated by MUFG in its good faith discretion, taking into account factors including, but not limited to, MUFG’s external and internal funding costs and prevailing interbank market rates and conditions.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Portfolio Balance” means, at any time in any calendar month:

(a) prior to applying Collections in accordance with Section 3.01(d) on the Settlement Date in such calendar month, an amount equal to:

(i) the aggregate Financed Unpaid Balance, determined as of the most recent Cut-off Date, of all Eligible Receivables included in the Receivable Pool on such Cut-off Date (excluding any Eligible Receivables added to the Receivable Pool through Transfers occurring after such Cut-off Date), minus

(ii) the sum of:

(x) the Excess Concentration Amount determined as of the most recent Cut-off Date (without giving effect to any Transfers that occurred after such Cut-off Date), plus

(y) without duplication of any amounts already removed from the Net Portfolio Balance (including as a result of the related Pool Receivable no longer constituting an Eligible Receivable), all cash Collections and security deposits allocable to the reduction of the Financed Unpaid Balances of such Eligible Receivables as of the most recent Cut-off Date that have not yet been applied to reduce such Financed Unpaid Balances as of such Cut-off Date, plus

(z) without duplication of any such amounts already removed from the Net Portfolio Balance (including as result of the related Pool Receivable no longer constituting an Eligible Receivable), the aggregate amount, as of the end of the most recent Cut-off Date, for all Pool Receivables that are Eligible Receivables, of all Dilutions and discounts, rebates or other credits that reduce the Financed Unpaid Balance in respect of such Pool Receivables that have not yet been applied to reduce such Financed Unpaid Balances as of such Cut-off Date; and

(b) upon and after applying Collections in accordance with Section 3.01(d) on the Settlement Date in such calendar month, an amount equal to:

(i) the amount determined pursuant to clause (a)(i) above, plus

(ii) the aggregate Financed Unpaid Balance, determined as of the most recent Cut-off Date, of all Eligible Receivables that were added to the Receivable Pool after such Cut-off Date as a result of any Transfers that occurred after such Cut-off Date and prior to the time of determination of the Net Portfolio Balance pursuant to this clause (b), minus

(iii) the sum of:

(x) the Excess Concentration Amount determined as of the most recent Cut-off Date with respect to the combined Receivable Pool that includes any Receivables that were added to the Receivable Pool as a result of any Transfers that occurred after such Cut-off Date and prior to the time of determination of the Net Portfolio Balance pursuant to this clause (b), based on Financed Unpaid Balances as of such Cut-off Date, plus

(y) without duplication of any amounts already removed from the Net Portfolio Balance (including as a result of the related Pool Receivable no longer constituting an Eligible Receivable), all cash Collections and security deposits allocable to the reduction of the Financed Unpaid Balances of any Eligible Receivables in the combined Receivable Pool (including Receivables Transferred since the most recent Cut-off Date and prior to the time of determination of the Net Portfolio Balance pursuant to this clause (b)) as of the most recent Cut-off Date that have not yet been applied to reduce such Financed Unpaid Balances as of such Cutoff Date, plus

(z) without duplication of any such amounts already removed from the Net Portfolio Balance (including as result of the related Pool Receivable no longer constituting an Eligible Receivable), the aggregate amount, as of the most recent Cut-off Date, of all Dilutions and discounts, rebates or other credits that reduce the Financed Unpaid Balance in respect of Pool Receivables that are Eligible Receivables in the combined Receivable Pool (including Receivables Transferred since the most recent Cut-off Date and prior to the time of determination of the Net Portfolio Balance pursuant to this clause (b)) as of the most recent Cut-off Date that have not yet been applied to reduce such Financed Unpaid Balances as of such Cut-off Date.

“Non-Consenting Lender” is defined in Section 4.04(b).

“Non-Enhanced Loan” means a Loan that is not an Enhanced Loan. For the avoidance of doubt, all Loans outstanding as of the Fourth Amendment Date are Non-Enhanced Loans.

“Non-Public Obligor Data” means all Obligor Information that may constitute nonpublic and/or personal information protected under the Privacy Requirements.

“Obligations” means Borrower Obligations and ADT Obligations.

“Obligor” means a Person obligated to make payments under a Contract with respect to a Receivable, including any guarantor thereof.

“Obligor Information” means any personally identifiable information or records in any form (oral, written, graphic, electronic, machine-readable, or otherwise) relating to an Obligor, including but not limited to: an Obligor’s name, address, telephone number, account number, or transactional account history, account status; the fact that the Obligor has a relationship with ADT or any of its Affiliates; and any other personally identifiable information, in each case, other than any such information provided in a manner that does not personally identify such Obligor and in compliance with applicable Privacy Requirements.

“Original Term” means, with respect to any Receivable, the total number of months over which monthly installment payments are due under the related Contract.

“Originator” means ADT in its capacity as Originator under the Sale Agreement.

“Other Connection Taxes” means, with respect to an Affected Person, Taxes imposed as a result of a present or former connection between the Affected Person and the jurisdiction imposing such Tax (other than connections arising from the Affected Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing and other similar Taxes payable or determined to be payable in connection with the execution, delivery, filing, recording, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or the other Transaction Documents, or with respect to the Pool Receivables, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than pursuant to an assignment request by the Borrower under Section 4.04(b)).

“Parent” means ADT Inc., a Delaware corporation.

“Participant” has the meaning set forth in Section 12.03(b).

“Participant Register” has the meaning set forth in Section 12.03(b).

“Paydown Notice” means a notice in substantially the form of Exhibit H hereto executed and delivered by the Borrower to the Agents pursuant to Section 3.02(b).

“Payment Account” means the segregated account of the Borrower described as such on Schedule II and any successor account maintained with an Eligible Bank in accordance with Section 3.04.

“Payment Recipient” has the meaning assigned to it in Section 10.12(a).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Performance Support Agreement” means the Amended and Restated Performance Support Agreement, dated on or about the Closing Date, among the Parent, the Administrative Agent and the Collateral Agent, in form and substance acceptable to the Collateral Agent, the Administrative Agent and the Required Lenders.

“Permitted Adverse Claims” means any Lien (a) created under the Transaction Documents in favor of the Lenders, the Collateral Agent, the Administrative Agent, the Affected Persons, and the Group Agents, (b) created under the Sale Agreement in favor of the Borrower, or (c) as to which no enforcement collection, execution, levy, or foreclosure proceeding shall have been commenced or threatened and that solely secure the payment of taxes, assessments and/or governmental charges or levies, if and to the extent the same are either (x) not yet due and payable, or (y) being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP, but, in any case, only to the extent that such Lien securing payment of such taxes or assessments or other governmental charges constitutes an inchoate tax lien.

“Permitted Lien Filings” has the meaning set forth in Section 6.01(j).

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any ADT Entity or any ERISA Affiliate thereof is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pool Deficiency Amount” means as of any time of determination, an amount equal to the sum, without duplication, of (i) the amount, if any, necessary to reduce the Aggregate Principal less the Principal of all Enhanced Loans at such time to an amount equal to the Borrowing Base at such time, plus (ii) the amount, if any, which is necessary to reduce the aggregate Principal of all Exiting Lenders to zero, plus (iii) the amount, if any, necessary to reduce the Aggregate Principal to an amount equal to the Facility Limit, plus (iv) the amount, if any, necessary to reduce each Group’s aggregate Principal to an amount equal to the related Group Loan Limit, plus (v) the amount, if any, necessary to reduce the Aggregate Principal at such time to an amount equal to the Enhanced Borrowing Base at such time.

“Pool Receivable” means a Receivable in the Receivable Pool.

“Prime Rate” means a rate per annum equal to the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the USA “Prime Rate”, as published for such day (or, if such day is not a Business Day, for the preceding Business Day), or, if such rate is not so published for any day which is a Business Day, the rate announced by the Administrative Agent from time to time as its prime rate of interest at its principal office in New York, New York, such rate to change as and when such designated rate changes.

“Principal” means, with respect to any Lender, the aggregate principal amount of all Loans made to the Borrower by such Lender pursuant to Article II, as reduced from time to time by Collections and Supporting LC Draw Proceeds distributed and applied on account of such Principal pursuant to Section 3.01 (and Section 7.09 in the case of Supporting LC Draw Proceeds); provided, that if such Principal shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Principal shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

“Privacy Requirements” means (i) Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq.; (ii) federal regulations implementing such act and codified at 12 C.F.R. Part 1016 and 16 C.F.R. Part 313; (iii) Interagency Guidelines Establishing Standards For Safeguarding Obligor Information and codified at 12 C.F.R. Parts 30, 208, 211, 225, 263, 308, 364, 568, and 570, and 16 C.F.R. Part 314; (iv) the Health Insurance Portability and Accountability Act of 1996, 29 U.S.C. § 1181 et seq.; (v) the California Consumer Privacy Act of 2018, CAL. CIV. CODE § 1798.100 et seq. and implementing regulations, and (vi) other applicable federal, state and local laws, rules, regulations, and orders relating to the privacy and security of Obligor Information including, but not limited to, information security requirements promulgated by the Massachusetts Office of Consumer Affairs and Business Regulation and codified at 201 C.M.R. Part 17.00.

“Product Type” means the type of product sold to the Obligor under the Contract, including “Tier 1”, “Tier 2”, “Tier 3”, “Burglar Alarm”, “CCTV” or “DIY”, each as designated in accordance with ADT’s Credit & Collection Policy.

“Program Administration Agreement” means that certain administration agreement between a Conduit Lender and Program Administrator governing certain aspects of the administration of such Conduit Lender’s commercial paper facility or any other agreement having similar purposes, as in effect from time to time.

“Program Administrator” means, with respect to any Conduit Lender, the administrator designated for such Conduit Lender under its Program Administration Agreement.

“Program Information” is defined in Section 12.08.

“Program Support Provider” means, with respect to a Conduit Lender, any Enhancement Provider, any Liquidity Provider and any bank, insurance company or other funding institution providing liquidity, credit enhancement or back-up purchase support or facilities to such Conduit Lender.

“Ratable Share” means, for any Group, (x) at any time prior to the Termination Date, a percentage equal to (a) the Group Loan Limit of such Group divided by (b) the Facility Limit and (y) at any time from and after the Termination Date, zero.

“Rate Tranche” means, at any time, a portion of a Lender’s Principal selected by the applicable Group Agent pursuant to Section 2.03 and designated as a Rate Tranche solely for purposes of computing Interest.

“Receivable” means any right to payment from a Person, whether constituting an account, chattel paper, instrument, or a general intangible (as such terms are defined under the UCC), arising from the financing of the sale and installation costs of Equipment by ADT pursuant to a Contract and including any payment obligations of such Person with respect thereto; provided, however that no right to payment or other indebtedness owing by a Sanctioned Person shall (i) constitute a Receivable, (ii) be deemed to have been sold or contributed to the Borrower by ADT pursuant to the Sale Agreement, or (iii) pledged hereunder by the Borrower.

“Receivable Pool” means at any time all of the outstanding Receivables that have been sold, assigned, contributed or otherwise transferred to the Borrower from time to time pursuant to the Sale Agreement (including all “Transferred Receivables” as defined in the Sale Agreement).

“Records” means all Contracts and other documents, instruments, books, records, purchase orders, agreements, reports, and other information (including computer programs, tapes, disks, other information storage media, data processing software, and related property and rights) prepared or maintained by ADT, the Servicer, or the Borrower, respectively, with respect to the Pool Receivables, the Related Assets, the related Service Charge Receivables and the Obligors of such Pool Receivables. For the avoidance of doubt, “Records” shall include any Chattel Paper (tangible or electronic) evidencing any Pool Receivables.

“Reference Time” with respect to any setting of the then-current Benchmark means the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 12.03(e).

“Related Assets” means (a) with respect to any Pool Receivable, (x) all security interests, hypothecations, reservations of ownership, liens, or other Adverse Claims, and property subject thereto from time to time purporting to secure payment of such Pool Receivable, including pursuant to the Contract pursuant to which such Pool Receivable was originated, together with all financing statements, registrations, hypothecations, charges, or other similar filings or instruments against an Obligor and all security agreements describing any collateral securing such Pool Receivable, if any, (y) all interest in any Equipment relating to any Contract giving rise to such Pool Receivable in respect of which such Equipment is sold or purported to be sold by ADT, including without limitation, the right to repossess such Equipment, and (z) all guarantees, insurance policies, and other agreements or arrangements of whatsoever character from time to time supporting of such Pool Receivable whether pursuant to the Contract pursuant to which such Pool Receivable was originated, including any obligation of any party under the Transaction Documents to promptly deposit amounts received in respect of Collections to an account, (b) all Collections in respect of, and other proceeds of, such Pool Receivable in respect of the period from and after the Cut-off Date immediately preceding the Transfer Date relating to such Pool Receivables, (c) all rights and remedies (but none of the obligations) of the Borrower under the Sale Agreement and the other Transaction Documents and any other rights or assets pledged, sold, or otherwise transferred to the Borrower thereunder, and (d) all the products and proceeds of any of the foregoing; provided, that the term “Related Assets” when used to refer to the Related Assets sold, assigned, contributed or transferred to the Borrower under the Sale Agreement shall refer to such term as defined in the Sale Agreement.

“Related Conduit Lender” means, with respect to any Lender, each Conduit Lender which is, or pursuant to any Assignment and Acceptance Agreement or otherwise pursuant to this Agreement becomes, included as a Conduit Lender in such Lender’s Group, as designated on its signature page hereto or in such Assignment and Acceptance Agreement or other agreement executed by such Lender, as the case may be.

“Related Lender” means with respect to any Conduit Lender, each Lender listed as a Related Lender for each Conduit Lender as set forth on the signature pages of this Agreement or in any Assignment and Acceptance Agreement.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Remaining Term” means, as of any date of determination, with respect to any Receivable, the number of remaining unpaid monthly installment payments due under the related Contract for the payment of the Financed Unpaid Balance following such date of determination.

“Reporting Date” is defined in Section 3.01.

“Required Lenders” means, at any time, Lenders whose aggregate Principal at such time aggregate to more than [REDACTED] of the Lenders’ Aggregate Principal at such time; provided, however, that if at such time any Lender is a Defaulting Lender, the Principal of such Defaulting Lender shall be disregarded for purposes of determining the Required Lenders unless such Defaulting Lender is the sole Lender or all Lenders are Defaulting Lenders.

“Required Reserves” means the sum of (i) the Loss Reserve, (ii) the Interest and Fee Reserve, and (iii) the Conditional Service Guaranty Reserve. At any time during any calendar month prior to applying Collections in accordance with Section 3.01(d) on the Settlement Date in such calendar month, the Required Reserves shall be calculated as of the most recent Cut-off Date without giving effect to any Transfers occurring after such Cut-off Date. At any time during any calendar month after applying Collections in accordance with Section 3.01(d) on the Settlement Date in such calendar month, the Required Reserves shall be calculated based upon (x) the combined Receivable Pool that includes any Receivables that were added to the Receivable Pool as a result of any Transfers that occurred after such Cut-off Date, based on Financed Unpaid Balances as of such Cut-off Date and (y) data with respect to all applicable Receivables as of such Cut-off Date.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Response Date” is defined in Section 2.05.

“Responsible Officer” means in respect of an ADT Entity or the Servicer any executive officer, assistant treasurer, treasurer, or controller of such ADT Entity, and any other officer of such ADT Entity or the Servicer, as the case may be, responsible for the administration of this Agreement.

“Retained Interest” has the meaning set forth in Section 12.19.

“S&P” means S&P Global Ratings and any successor thereto that is a nationally recognized statistical rating organization.

“Sale Agreement” has the meaning set forth in the Preliminary Statements.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions, including, without limitation, as of the date hereof, Cuba, Crimea (Ukraine), Iran, Sudan, Syria, and North Korea.

“Sanctioned Person” means, at any time, (a) any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (or any successor thereto) or the U.S. Department of State, available at: http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time; (b) that is fifty-percent or more owned, directly or indirectly, in the aggregate by one or more Persons described in clause (a) above; (c) that is operating, organized or resident in a Sanctioned Country; (d) with whom engaging in trade, business, or other activities is otherwise prohibited or restricted by Sanctions; or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Sanctions” is defined in Section 6.01(y)(ii).

“Sanctions Laws” is defined in Section 6.01(y)(ii).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Second Largest State” means as of any date of determination, the state (or commonwealth) in the United States, in respect of which the second largest amount of aggregate Financed Unpaid Balances of Eligible Receivables in the Receivable Pool in respect of Obligors with Billing Addresses in such state (or commonwealth) relate.

“Secured Parties” means each Credit Party, each Indemnified Party and each Affected Person.

“Senior Hedge Termination Payment” means any Hedge Termination Payment owed by the Borrower to the Hedge Counterparty under a Hedge Agreement that is not a Subordinated Hedge Termination Payment.

“Service Charge Receivable” means any right to payment from a Person, whether constituting an account, chattel paper, instrument, a payment intangible or a general intangible (as such terms are defined under the UCC), arising from ADT’s providing the Monitoring Services pursuant to a contract and including any payment obligations of such Person with respect thereto.

“Servicer” has the meaning set forth in the preamble to this Agreement.

“Servicing Fee” means in respect of the Receivable Pool, for any day, an amount equal to the product of (i) the Servicing Fee Rate, times the Financed Unpaid Balance of all Pool Receivables at the end of such day, and (ii) 1/360.

“Servicing Fee Rate” means [REDACTED].

“Set-off Party” is defined in Section 12.04.

“Settlement Date” means (a) the twentieth (20th) day of each calendar month (or, if such day is not a Business Day, the immediately succeeding Business Day), and (b) on and after the Acceleration Date, each additional day selected from time to time by the Administrative Agent (it being understood that the Administrative Agent may select such Settlement Date to occur daily); provided, that the first Settlement Date shall be July 20, 2021; provided, further, that the last Settlement Date shall be the Final Payout Date.

“Settlement Period” means each calendar month; provided, that the last Settlement Period shall end on the Final Payout Date.

“Sixth Amendment Date” means April 10, 2024.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Adjustment” means a percentage equal to [REDACTED] per annum.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Day” has the meaning specified in the definition of “Adjusted Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Adjusted Daily Simple SOFR”.

“Structuring Agent” means Mizuho, in its capacity as structuring agent for the transactions contemplated by this Agreement and the other Transaction Documents.

“Subordinated Hedge Termination Payment” means any Hedge Termination Payment owed by the Borrower to the Hedge Counterparty under a Hedge Agreement where the Hedge Counterparty is the “defaulting party” or sole “affected party” (other than with respect to “illegality” or a “tax event”), as each such term is defined in such Hedge Agreement.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

“Successor Notice” is defined in Section 8.01.

“Supporting LC Amount” means, at any time of determination and subject to Section 7.09, the aggregate amount available to be drawn by the Administrative Agent under Supporting Letters of Credit that are, at such time, Eligible Supporting Letters of Credit.

“Supporting LC Draw Proceeds” means the proceeds received in immediately available funds by the Administrative Agent from drawings made under any Supporting Letters of Credit or any other letters of credit that name the Administrative Agent as the beneficiary thereof.

“Supporting Letter of Credit” is defined in Section 7.09.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earlier to occur of (a) March 27, 2025 (the “Scheduled Termination Date”), and (b) the occurrence of an Event of Termination.

“Third Largest State” means, as of any date of determination, the state (or commonwealth) in the United States, in respect of which the third largest amount of aggregate Financed Unpaid Balances of Eligible Receivables in the Receivable Pool in respect of Obligors with Billing Addresses in such state (or commonwealth) relate.

“Tranche Principal” means in relation to any Rate Tranche and any Lender, the amount of such Lender’s Principal allocated by the related Group Agent to such Rate Tranche pursuant to Article II; provided, that at all times the aggregate amounts allocated to all Rate Tranches of all Lenders shall equal the Aggregate Principal; provided, further, that at all times the aggregate amounts allocated to all Rate Tranches in respect of any Lender shall equal the aggregate Principal of such Lender.

“Transaction Documents” means (i) this Agreement, the Sale Agreement, each Hedge Agreement, the Fee Letters, each Control Agreement, the limited liability company agreement of the Borrower, the Performance Support Agreement, all amendments, waivers and other modification to any of the above-referenced agreements executed and delivered by any ADT Entity, and (ii) each other agreement designated as a “Transaction Document” by the Administrative Agent, the Borrower and ADT.

“Transfer” means a sale or contribution of Receivables and Related Assets by the Originator to the Borrower under the Sale Agreement.

“Transfer Date” means the date on which a Transfer occurs under the Sale Agreement.

“True Sale” means, with respect to any Receivable, the sale, contribution or transfer of an ownership interest in such Receivable (not the granting of a security interest therein), within the meaning of all applicable Law, including the Bankruptcy Code, which sale or transfer was not made with the intent to hinder, delay or defraud any present or future creditors and is not voidable or subject to avoidance under the Bankruptcy Code.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unmatured Event of Termination” means an event that but for notice or lapse of time or both would constitute an Event of Termination.

“Unpaid Balance” means, as of any time with respect to a Receivable, an amount equal to the sum of all remaining unpaid monthly installment payments owed by the related Obligor in respect of such Receivable under the related Contract as of such time of determination.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Voting Securities” of any Person means the stock or other ownership or equity interests, of whatever class or classes, the holders of which ordinarily have the power to vote for the election of the members of the board of directors, managers, trustees, or other voting members of the governing body of such Person (other than stock or other ownership or equity interests having such power only by reason of the happening of a contingency).

“Weighted Average Advance Rate” means, as of any date of determination, the lesser of (A) [REDACTED], and (B) the percentage obtained by (i) multiplying the Advance Rate applicable to each Eligible Receivable in the Receivable Pool with a fraction, (x) the numerator of which is the Financed Unpaid Balance of such Eligible Receivable, and (y) the denominator of which is the aggregate Financed Unpaid Balance of all Eligible Receivables in the Receivable Pool, and (ii) summing all of the products calculated pursuant to clause (i).

“Weighted Average Life” means, as of any date of determination, with respect to all Receivables in the Receivable Pool which are Eligible Receivables, the number of months obtained by:

(a) summing the products obtained by multiplying (i) the Average Life as of such date of determination of each such Receivable, by (ii) the Financed Unpaid Balance of such Pool Receivable;

and dividing such sum by:

(b) the aggregate Financed Unpaid Balances at such time of all Pool Receivables which are Eligible Receivables.

“Weighted Average Swap Rate” means, as of any date of determination, the sum of:

(a) the product of (i) the weighted average (weighted based on Hedge Notional Amounts) of the Hedge Fixed Rates for all Hedge Agreements then in effect in accordance with Exhibit I, multiplied by (ii) a fraction, expressed as a percentage (but not to exceed 100%), (x) the numerator of which is the aggregate Hedge Notional Amounts of all Hedge Agreements then in effect in accordance with Exhibit I, and (y) the denominator of which is the aggregate outstanding principal balance of all Loans; plus

(b) the product of (i) a fraction, expressed as a percentage, (x) the numerator of which is the excess (if any) of the aggregate outstanding principal balance of all Loans, over the aggregate Hedge Notional Amounts of all Hedge Agreements then in effect in accordance with Exhibit I, and (y) the denominator of which is the aggregate outstanding principal balance of all Loans, multiplied by (ii) the interpolated swap rate on such date for a notional USD SOFR fixed-to-floating interest rate swap (as such SOFR swap rate is published by a nationally recognized source, including by Bloomberg on page IRSB (under SOFR Swap tab) or under ticker USOSFR1 for 1-year SOFR swap rate, USOSFR2 for 2-year SOFR swap rate, and USOSFR3 for 3-year SOFR swap rate having a tenor (expressed in years) equal to the quotient of the Weighted Average Life as of such date, divided by

12; provided, however, that if on any date of determination the Adjusted Daily Simple SOFR is no longer the Benchmark or if the Administrative Agent has determined that the USD SOFR swap rates necessary for such interpolation are no longer published by a nationally recognized source for interest and swap rate quotations, then either (a) the foregoing reference to “USD SOFR” shall be deemed to mean (and to have been replaced by) a substitute reference rate corresponding to the Benchmark and selected by the Administrative Agent, for which swap rates at the necessary tenors are then being published a nationally recognized source for interest and swap rate quotations, or (b) if in the Administrative Agent’s judgment (i) no substitute reference rate meeting the criteria set forth in clause (a) above is then available or (ii) the applicable published swap rates do not adequately and fairly reflect the cost of entering into actual fixed-to-floating interest rate swaps based on such reference rate and having the applicable tenors, then the “Weighted Average Swap Rate” shall mean any substitute rate per annum selected by the Administrative Agent in its reasonable discretion. For purposes of this definition, any interpolated swap rate shall be determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) as the swap rate that results from interpolating on a linear basis between: (A) the applicable swap rate for the longest tenor then published by a nationally recognized source for interest and swap rate quotations that is shorter than the tenor of the applicable notional interest rate swap (calculated as the Weighted Average Life as of such date, divided by 12) and (B) the applicable swap rate for the shortest tenor then published by a nationally recognized source for interest and swap rate quotations that is longer than the tenor of the applicable notional interest rate swap (calculated as the Weighted Average Life as of such date, divided by 12).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Other Interpretative Matters. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement. For purposes of this Agreement, unless the context otherwise requires: (a) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement (and the words “thereof,” “therein” and “thereunder” have a corresponding meaning when used with other agreements or documents); (c) references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” means “including without limitation”; (e) references to any Applicable Law where a particular date or timeframe is relevant refer to that Applicable Law as amended or otherwise modified and as in effect on such date or within such timeframe and, if applicable, includes any successor Applicable Law; (f) references to any agreement where a particular date or timeframe is relevant refer to that agreement as amended or otherwise modified and as in effect on such date or within such timeframe; otherwise references to any agreement refer to that agreement as from time to time amended, restated, extended, or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (g) references to any Person include that Person’s permitted successors and assigns; (h) headings and captions are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (i) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (j) terms in one gender include the parallel terms in the neuter and opposite gender; (k) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day and (l) the term “or” is not exclusive.

ARTICLE II

TERMS OF THE LOANS

SECTION 2.01. Loan Facility. Upon a request by the Borrower pursuant to Section 2.02, and on the terms and subject to the conditions hereinafter set forth, the Lenders may, in their respective sole discretion, make Loans to the Borrower from time to time on a revolving basis, during the period from the Closing Date to the Termination Date. Under no circumstances shall any Lender be obligated to make any such Loan to the extent that, after giving effect to such Loan and all other Loans being made on the proposed Borrowing Date and the application of Collections and Supporting LC Draw Proceeds pursuant to Section 3.01(d), (e) and (f) on such date:

(i) the Aggregate Principal would exceed the Facility Limit;

(ii) the sum of (A) the Principal of such Lender, plus (B) the aggregate outstanding Principal of the other Lenders in its Group, would exceed the Group Loan Limit of such Lender’s Group;

(iii) the aggregate outstanding Principal of such Lender would exceed its Lender Loan Limit;

(iv) the Aggregate Principal less the Principal of all Enhanced Loans would exceed the Borrowing Base;

(v) the Aggregate Principal would exceed the Enhanced Borrowing Base; or

(vi) the Principal of all Enhanced Loans would exceed the Required Reserves.

The Borrower may use the proceeds of the Loans to (w) purchase the Existing Receivable Pool, (x) pay the purchase price of Receivables and Related Assets under the Sale Agreement, (y) pay its other expenses and liabilities under the Transaction Documents or (z) make distributions in respect of its equity to the extent permitted under this Agreement.

SECTION 2.02. Making Loans.

(a) The Borrower hereby requests an initial Loan in the principal amount of [REDACTED] to be made on the Closing Date (the “Initial Loan”) as contemplated in Section 5.03, the proceeds of which shall be retained by the Lenders as contemplated in such Section 5.03. Each other Loan hereunder shall be made on at least five (5) days’ prior written request from the Borrower to the Administrative Agent and each Group Agent in the form of a Loan Request attached hereto as Exhibit A. Each such request for a Loan shall be made no later than 11:00 a.m. (New York City time) on a Business Day (it being understood that any such request made after such time shall be deemed to have been made on the following Business Day) and shall specify (i) the amount of the Loan(s) requested (which shall not be less than [REDACTED] and shall be an integral multiple of [REDACTED]), (ii) the portion (if any) of such Loan(s) requested that constitute Enhanced Loan(s), (iii) the account to which the proceeds of such Loans shall be distributed, (iv) the date such requested Loan is to be made (which shall be a Business Day and a Settlement Date) (a “Borrowing Date”), (v) a detailed list of the Receivables, if any, proposed to be sold to the Borrower on such proposed Borrowing Date, including in respect of each Receivable the name and Billing Address of the related Obligor (or the identification number or code of such Obligor, provided that it includes the State (or commonwealth) in the United States in respect of such Billing Address), the account number or Contract identification number, the Remaining Term, the ADT Credit Score, the Product Type, whether a credit check was completed, the Unpaid Balance, the Financed Unpaid Balance, the aggregate Unpaid Balance of all such Receivables, and such additional detail that the Administrative Agent may from time to time reasonably request, of each Receivable in each case as of the immediately preceding Cut-off Date, and (vi) an Information Package in respect of the Settlement Period immediately preceding such proposed Borrowing Date specified in such Loan Request and as of the most recent Cut-off Date and which shall also contain the pro forma information regarding any such proposed Loans required by Section 3.01(c).

(b) Not later than 1:00 pm (New York City time) on the same Business Day of its receipt of a Loan Request together with the related Information Package pursuant to the foregoing clause (a) (it being understood that if any such Loan Request or Information Package is received by the Administrative Agent after 11:00 a.m. (New York City time) such Loan Request and Information Package shall be deemed to have been received on the following Business Day), the Administrative Agent shall deliver a copy of such Loan Request and Information Package to each Group Agent along with the allocation of the requested Loans among the Groups (which shall be ratable based on the Group Loan Limits, or in the case of any Enhanced Loans, ratable based on the Group Loan Limits of the Enhanced Groups). Each Group Agent shall notify the

Administrative Agent no later than 4:00 p.m. (New York City time) on the second (2nd) Business Day preceding such proposed Borrowing Date whether the Lenders in its Group approve or reject the making of the requested Loans; provided, that to the extent that any Group Agent does not notify the Administrative Agent that such Lenders approve such requested Loans on or before 4:00 p.m. (New York City time) on such day, it shall be deemed to have rejected the requested Loans, unless on such day and prior to any proposed reallocation by the Administrative Agent of such Group’s deemed rejected portion of the Ratable Share of the Loans in respect of such requested borrowing, such non-responding Group Agent approves in writing such proposed borrowing in the full amount of such requested Loans. In the event that some but not all of the Groups agree to fund their Ratable Share of the requested Loans, the Borrower may request the Administrative Agent to re-allocate the rejected portion of the requested Loans, and seek approval among the Groups that approved the original requested borrowing, based on the Ratable Share of the Group Loan Limits of such Groups; provided, that there shall be no obligation of any Lender in any Group to fund any such incremental Loans. Upon final allocation, which shall in no event result in the Principal of any Group to exceed its Group Loan Limit, the Administrative Agent shall advise each Group Agent of the amount of the requested Loans to be funded by each Lender in its Group and the allocated share of each Lender of such borrowing (the “Allocated Share”), and each such approving Lender shall make available to the Borrower its Allocated Share of the applicable Loans on the proposed Borrowing Date in accordance with clause (c) below. For the avoidance of doubt, no Lender shall have any obligation to approve any Loan Request and no Loans shall be made on a day which does not constitute a Settlement Date.

(c) On each Borrowing Date for any Loans which have been requested and approved in accordance with clause (a) and (b) above, the applicable Lenders shall, upon satisfaction of the applicable conditions set forth herein (including in Article V) and upon the completion of the application of Collections and Supporting LC Draw Proceeds in accordance with Section 3.01(d), (e) and (f) and Section 7.09, as applicable, with respect to such Settlement Date, make available to the Administrative Agent in immediately available funds their Allocated Share of the Loans with respect to such borrowing, which shall equal the lesser of: (i) the amount requested by the Borrower under clause (a) above, and (ii) the amount which, after giving effect to such Loans and the application of all Collections and Supporting LC Draw Proceeds in accordance with Section 3.01(d), (e) and (f), as applicable, in each case, on such Borrowing Date, is the largest amount that will not cause (a) the Aggregate Principal to exceed the Facility Limit, (b) the Aggregate Principal less the Principal of all Enhanced Loans to exceed the Borrowing Base, or (c) the Aggregate Principal to exceed the Enhanced Borrowing Base. The Administrative Agent shall make all such funds so received available to the Borrower in like funds, by wire transfer of such funds in accordance with the instructions provided in the applicable Loan Request.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed Borrowing Date that such Lender will not make available to the Administrative Agent such Lender’s Allocated Share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02(c) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its Allocated Share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to the Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its Allocated Share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.

(e) No Lender shall be responsible for the failure of any other Lender to make funds available to the Borrower in connection with any Loan hereunder.

(f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

SECTION 2.03. Interest and Fees.

(a) On each Settlement Date, the Borrower shall, in accordance with the terms and priorities for payment set forth in Section 3.01, pay to each applicable Group Agent, each applicable Lender, the Administrative Agent and/or the Structuring Agent certain fees (collectively, the “Fees”) in the amounts set forth in the fee letter agreements from time to time entered into, among the Borrower, the members of the applicable Group (or their Group Agent on their behalf) and/or the Administrative Agent or the Structuring Agent (each such fee letter agreement, as amended, restated, supplemented or otherwise modified from time to time, collectively being referred to herein as the “Fee Letter”).

(b) Each Rate Tranche of the Principal of each Lender shall accrue interest on each day when such Principal remains outstanding at the then applicable Interest Rate for such Lender and Rate Tranche. The Borrower shall pay all Interest and Fees accrued during each Settlement Period on the immediately following Settlement Date in accordance with the terms and priorities for payment set forth in Section 3.01.

SECTION 2.04. Adjusted Daily Simple SOFR Conforming Changes. In connection with the use or administration of Adjusted Daily Simple SOFR, the Administrative Agent will have the right, in consultation with the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The Administrative Agent will promptly notify the Borrower and the Group Agents of the effectiveness of any Conforming Changes in connection with the use or administration of Adjusted Daily Simple SOFR.

SECTION 2.05. Extension of the Scheduled Termination Date. Provided that no Unmatured Event of Termination or Event of Termination has occurred and is continuing, no earlier than three (3) months prior to (but no later than forty-five (45) days prior to) the then current Scheduled Termination Date, the Borrower (or the Servicer on the Borrower’s behalf) may request an extension of the then current Scheduled Termination Date by submitting a request for an extension (each, an “Extension Request”) to the Collateral Agent and the Administrative Agent, which the Administrative Agent shall, upon receipt, forward to each Group Agent. Such Extension Request must specify (i) the date (which must be at least thirty (30) days after the applicable Extension Request is delivered to the Collateral Agent and the Administrative Agent) as of which each Lender is requested to respond to such Extension Request by (each, a “Response Date”). Promptly upon receipt of an Extension Request, each Group Agent (on behalf of its Lenders) shall notify the Servicer (on behalf of the Borrower) as to whether each Lender in its Group approves such Extension Request (it being understood that each Lender in a Group may accept or decline such Extension Request in its sole discretion). The failure of any Lender to affirmatively notify the Servicer (on behalf of the Borrower) of such Lender’s election regarding such Extension Request by the applicable Response Date shall be deemed to be a refusal by such Lender to grant the requested extension. In the event that the Administrative Agent and the Lenders with Lender Loan Limits which aggregate to an amount at least equal to [REDACTED] of the then current Lenders’ Lender Loan Limit shall approve of such request (such date, the “Approval Date”), then the current Scheduled Termination Date shall be extended to the date which is 364 days after such Approval Date and each such Lender and the other parties hereto that approved such Extension Request shall enter into such documents as the Administrative Agent and such Lenders may deem necessary or appropriate to reflect such extension. In the event that the Lenders relating to a Group decline an Extension Request (each such declining Lender, an “Exiting Lender”), the Group Agent for such Exiting Lenders shall so notify the Servicer (on behalf of the Borrower), the Collateral Agent, the Administrative Agent, and each of the other parties hereto of such Exiting Lender’s determination. If the Lenders of a Group become Exiting Lenders, such Groups’ Group Loan Limit shall automatically be reduced to zero on the then-current Termination Date, without giving effect to any other Lenders of any other Group’s agreement to extend the Termination Date, if any. This Section 2.05 shall not be deemed to limit or restrict the ability of the parties hereto to extend the Termination Date pursuant to an amendment in accordance with Section 12.01.

SECTION 2.06. Benchmark Replacement.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.06(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right, in consultation with the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and each Group Agent of (i) the implementation of any Benchmark Replacement, and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent, any Lender or any Group Agent pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. During any Benchmark Unavailability Period, the component of the Base Rate based upon the then-current Benchmark will not be used in any determination of the Base Rate.

ARTICLE III

SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS

SECTION 3.01. Settlement Procedures. The parties hereto will take the following actions with respect to each Settlement Date:

(a) By no later than the fifth (5th) Business Day prior to each Settlement Date and on the Closing Date (each a “Reporting Date” for and related to the Settlement Period ending immediately prior to such date and, to the extent required in clause (b) below, the Interest Period ending immediately prior to such Settlement Date), the Servicer shall deliver to the Collateral Agent and the Administrative Agent, which the Administrative Agent shall, upon receipt, forward to each Group Agent, an e-mail attaching an Excel file and a file in .pdf or similar format signed by a Responsible Officer of the Servicer containing the information described in Exhibit D, including the information calculated by the Servicer pursuant to this Section 3.01 (each, an “Information Package”) for and related to the Settlement Period ending immediately prior to such Reporting Date; provided, that the loan level data tape set forth in Exhibit D shall only be required to be provided in connection with the Settlement Dates occurring in March, June, September and December, and upon request thereof by Mizuho, within ten (10) Business Days of such request; provided further, that during the continuance of an Unmatured Event of Termination or Event of Termination, the Administrative Agent may (or at the request of the Required Lenders shall) request, in its reasonable discretion, the Servicer to, and the Servicer agrees to, deliver any information related to the Pool Receivables and Related Assets, or the transactions contemplated hereby as the Administrative Agent or the Required Lenders shall request (including a calculation of the Net Portfolio Balance, the Required Reserves, the Borrowing Base, the Enhanced Borrowing Base and each component or subcomponent thereof (including as determined on dates other than as set forth therein), the daily Collections, etc.) on each Business Day.

(b) On or before the fifth (5th) day of each calendar month, the applicable Group Agent for each Conduit Lender shall notify the Administrative Agent and the Servicer of the CP Rate for each Rate Tranche funded by Commercial Paper Notes of such Conduit Lender for the most recently ended Settlement Period and the amount of Interest accrued in respect of each such Rate Tranche of such Conduit Lender for each day during such most recently ended Settlement Period. On or before the second (2nd) Business Day prior to each Reporting Date, each Group Agent shall notify the Administrative Agent and the Servicer of (i) the amount of Interest accrued in respect of each related Rate Tranche funded by the Lenders in each Group for each day during the most recently ended Settlement Period, and (ii) all Fees accrued each day during the most recently ended Settlement Period, and (iii) all other amounts payable or to be paid by the Borrower under this Agreement and the other Transaction Documents on the immediately succeeding Settlement Date (other than amounts described in clause (c) below) to such Group Agent or any Lender in, or Affected Person related to, any Group. Such Interest, Fees and other amounts accrued in respect of such immediately preceding Settlement Period or Interest Period, as applicable, shall be due and payable by the Borrower on the next succeeding Settlement Date.

(c) On each Reporting Date, the Servicer shall include in the Information Package, calculations, as of the most recent Cut-off Date for the related Settlement Period, the following:

(i) without taking into account any Receivables included in any Transfers following such Cut-off Date, (A) the Unpaid Balance and Financed Unpaid Balance of each of the Pool Receivables, the Aggregate Principal, the aggregate Principal of the Enhanced Loans, the aggregate Principal of each Group, the Required Reserves, the Net Portfolio Balance, the Borrowing Base, the Enhanced Borrowing Base and each component of each of the foregoing, (B) the amount of the reduction or increase (if any) in each of the Required Reserves, the Net Portfolio Balance, the Borrowing Base, the Enhanced Borrowing Base, the Supporting LC Amount, the Aggregate Principal, the aggregate Principal of the Enhanced Loans and the aggregate Principal of each Group since the Cut-off Date immediately preceding the Cut-off Date for the most recently ended Settlement Period, and each component of each of the foregoing (including a breakdown of Collections and Deemed Collections and any related Dilutions or other reductions, if any, during such Settlement Period), (C) the excess (if any) of the aggregate Principal of the Non-Enhanced Loans over the Borrowing Base, (D) the excess (if any) of the Aggregate Principal over the Enhanced Borrowing Base, (E) the excess (if any) of the Aggregate Principal over the Facility Limit, (F) the excess (if any) of the aggregate Principal of the Enhanced Loans over the Supporting LC Amount, (G) the excess (if any) of the aggregate Principal of each Group over the Group Loan Limit of each such Group, (H) the aggregate Principal of any Exiting Lenders, (I) the Pool Deficiency Amount (if any), (J) the total Deemed Collections for such Settlement Period, (K) the amount of all other Obligations payable on the next Settlement Date, (L) the Excess Concentration Amount, (M) the Pool Receivables (and the aggregate Financed Unpaid Balance thereof) that are subject to the Conditional Service Guaranty and have been originated within the six (6) months prior to such Reporting Date, (N) the amount of Monthly Collections, and (O) the amount of Supporting LC Draw Proceeds received during such Settlement Period;

(ii) the information specified in clause (i) above as determined (including on a pro forma basis, as applicable) based on Financed Unpaid Balances as of the Cut-off Date, after giving effect to all Transfers effected since the most recent Cut-off Date, including any such Transfers to be effected on or prior to the next Settlement Date;

(iii) the computation of the Collections and Supporting LC Draw Proceeds available for allocation pursuant to each sub-sections (i) through (ix) of Section 3.01(d), (e) and (f) on the next Settlement Date; and

(iv) the computation of the Loans, if any, to be funded by the Lenders on the next Settlement Date.

(d) The Servicer shall, on each Settlement Date, to the extent funds are available in the Payment Account, transfer to the Administrative Agent the Monthly Collections for the Administrative Agent to distribute for the following purposes and in the following order of priority as identified in the related Information Package:

(i) first, to the Servicer, all accrued then due and unpaid Servicing Fee;

(ii) second, to the Collateral Agent and the Administrative Agent in respect of all costs, expenses, Fees and Indemnified Amounts then due and payable to the Collateral Agent and the Administrative Agent (solely in their capacities as such) under this Agreement and the other Transaction Documents; provided, that the expenses and Indemnified Amounts payable under this clause (ii) on any Settlement Date shall not in the aggregate exceed [REDACTED];

(iii) third, on a pro rata and pari passu basis, (A) to each Group Agent ratably (based on the aggregate accrued and unpaid Interest and Fees due and payable to them and the members of their respective Groups) Interest accrued and unpaid on all Rate Tranches relating to the Receivable Pool for the Lenders in its Group howsoever funded or maintained during or prior to the most recently ended Settlement Period and to the accrued and unpaid Fees for its Group then due and payable, and (B) to each Hedge Counterparty, any net amounts (other than Hedge Termination Payments) required to be paid to such Hedge Counterparty on or prior to such Settlement Date under the applicable Hedge Agreements;

(iv) fourth, on a pro rata and pari passu basis, (I) to the Group Agents to the reduction of the Aggregate Principal (A) if clause (C) below does not apply, to reduce, to the extent necessary, the Pool Deficiency Amount to zero in the priority set forth in Section 3.01(e), ratably (based upon the respective amounts of reduction of Principal owed to each Group in respect of each application to the Lenders in each such Group Agent’s Group), determined without taking into account any Receivables to be acquired by the Borrower on such Settlement Date funded by Loans made on such Settlement Date, (B) if clause (C) below does not apply, in the amount required (without duplication of any amounts otherwise paid under this Section 3.01(d)) pursuant to an optional prepayment in accordance with Section 3.02(b), ratably (based upon their respective aggregate Principal), or (C) during the continuance of an Event of Termination or an Unmatured Event of Termination or following the Termination Date, (1) first, the Administrative Agent shall apply Monthly Collections ratably (based upon their respective aggregate Principal of Non-Enhanced Loans) to reduce the aggregate Principal of the Non-Enhanced Loans to zero, and (2) second, the Administrative Agent shall apply Monthly Collections ratably (based upon their respective aggregate Principal of Enhanced Loans after giving effect to any application of Supporting LC Draw Proceeds on such Settlement Date pursuant to Section 3.01(f)) to reduce the aggregate Principal of the Enhanced Loans to zero; provided, that for the avoidance of doubt, any amounts paid to any Group Agent pursuant to this clause (iv) shall be applied in reduction of the Principal of the relevant Lenders in such Group Agent’s Group, and (II) to each Hedge Counterparty, any Senior Hedge Termination Payments required to be paid to such Hedge Counterparty on or prior to such Settlement Date under the applicable Hedge Agreements;

(v) fifth, to the Group Agents and the Lenders ratably (based on the aggregate accrued and unpaid Borrower Obligations owing) in respect of all costs, expenses and Indemnified Amounts due and payable to the Group Agents and the Lenders (solely in their capacities as such) under this Agreement and the other Transaction Documents;

(vi) sixth, ratably (based upon the amounts due and payable), to the Collateral Agent and the Administrative Agent in respect of expenses and Indemnified Amounts due and payable to the Collateral Agent and the Administrative Agent, to the extent such amounts were not paid pursuant to clause (ii) above,

(vii) seventh, to each Group Agent ratably (based on the aggregate accrued and unpaid Borrower Obligations owing to their respective Groups) all accrued and unpaid other Borrower Obligations due and payable to any Affected Persons in such Group Agent’s Group;

(viii) eighth, to the account bank(s) maintaining any Collection Account or Payment Account, any fees, returned item amounts or other amounts due and owing to such account bank(s) in respect of such accounts or the related Control Agreements that remain unpaid;

(ix) ninth, to each Hedge Counterparty, any Subordinated Hedge Termination Payments required to be paid to such Hedge Counterparty on or prior to such Settlement Date under the applicable Hedge Agreements; and

(x) tenth, to the Borrower, for its own account, any remaining amounts.

(e) The Administrative Agent shall apply Monthly Collections in the Payment Account which are available to reduce the Pool Deficiency Amount in accordance with clause (iv)(I)(A) of Section 3.01(d) to the applicable Group Agents, pari passu based upon respective amounts owed to each Lender in the related Groups for each such specified application in the following order: (i) first, to apply such Monthly Collections to reduce the aggregate Principal of Non-Enhanced Loans to an amount equal to the Borrowing Base at such time, (ii) second, (after giving effect to any application of Supporting LC Draw Proceeds on such Settlement Date pursuant to Section 3.01(f)) to apply such Monthly Collections to reduce the Aggregate Principal to an amount equal to the Enhanced Borrowing Base at such time, (iii) third, to reduce the Aggregate Principal to an amount equal to the Facility Limit, (iv) fourth, to reduce each Group’s aggregate Principal to an amount equal to the related Group Loan Limit, and (v) fifth, to reduce the aggregate Principal of all Exiting Lenders to zero.

(f) The Administrative Agent shall, pursuant to Section 7.09, draw on one or more Supporting Letters of Credit and apply the resulting Supporting LC Draw Proceeds on each Settlement Date as follows to the applicable Group Agents, pari passu based upon respective aggregate Principal of the Enhanced Loans owed to each Lender in the related Groups for each such specified application:

(i) If the following clause (f)(ii) does not apply, in the following order (A) first, to reduce the aggregate Principal of the Enhanced Loans so that the Aggregate Principal equals the Enhanced Borrowing Base at such time, (B) second, to reduce the aggregate Principal of the Enhanced Loans so that the Aggregate Principal equals the Facility Limit, and (C) third, to reduce the aggregate Principal of the Enhanced Loans of a Group so that the aggregate Principal of all Loans of such Group equals the related Group Loan Limit; or

(ii) During the continuance of an Event of Termination or upon and after the occurrence of the Termination Date, to reduce the aggregate Principal of the Enhanced Loans to zero.

SECTION 3.02. Deemed Collections; Repayment of Principal, Etc.

(a) Deemed Collections. If on any day:

(i) the Unpaid Balance of any Pool Receivable is reduced, cancelled, subject to set-off, offset, netting, special refund or credit as a result of Dilution or for any other reason, including pursuant to the Conditional Service Guaranty (other than solely as a result of such Pool Receivable becoming a Defaulted Receivable in accordance with the Credit and Collection Policy as a result of the bankruptcy or insolvency of the related Obligor or a payment default of the related Obligor);

(ii) the actual Financed Unpaid Balance of any Pool Receivable as of the relevant determination date in any Information Package is less than the amount included to represent such amount as of such date in calculating the Net Portfolio Balance for purposes of such Information Package;

(iii) any Pool Receivable (or the terms of any related Contract governing such Pool Receivable) is extended, amended, waived, or otherwise modified or adjusted without the prior written consent of the Administrative Agent, except for extensions (which are separately addressed in clause (iv) below) or as expressly permitted under Section 8.02(b);

(iv) the due date for payment of any Pool Receivable is extended to a date that is more than thirty (30) days after such Pool Receivable’s original due date;

(v) (A) any of the representations or warranties of the Borrower set forth in clauses (j) or (n) or (bb) of Section 6.01 or the Servicer set forth in Section 6.02(t) were untrue when made with respect to any Pool Receivable, or (B) if the Level 1 Ratings Trigger is in effect, any Pool Receivable is a Conditional Service Guaranty Receivable; or

(vi) any Collection Agent Fee is paid, including by setoff, offset or reduction of any Collections;

then, on such day, the Borrower shall be deemed to have received a Collection of such Pool Receivable and, in respect of such Collections deemed received during any Settlement Period, and subject to the proviso below, the Borrower shall cause to be deposited to the Payment Account, by the date which is no later than three (3) Business Days (x) in respect of clause (ii) or (v) above, after the Borrower, ADT or the Servicer has knowledge thereof or has received notice thereof, and (y) in respect of any other clause above, prior to the Settlement Date immediately succeeding such Settlement Period or after the occurrence of an Event of Termination that remains continuing, within one (1) Business Day from the event giving rise to such Deemed Collection) for application by the Servicer pursuant to Section 3.01(d) as provided in this Agreement an amount equal to:

(1) in the case of clause (i) above, the amount of such reduction, set-off, offset, netting, special refund, credit or cancellation; in the case of clause (ii) above, the difference between the actual Financed Unpaid Balance and the amount included to represent such amount in respect of such Pool Receivable in calculating the Net Portfolio Balance in such Information Package; or, in the case of clause (iv) above, in the amount that such extension affects the Financed Unpaid Balance of the related Pool Receivable in the sole determination of the Administrative Agent, as applicable, by notice to ADT, the Borrower and the Servicer; provided, that the aggregate amount of Deemed Collections paid by the Borrower pursuant to this clause 1 in respect of any Pool Receivable shall not exceed its Financed Unpaid Balance; or

(2) in the case of clause (iii) or (v) above, the amount of the entire Financed Unpaid Balance of the relevant Pool Receivable or Pool Receivables (as determined immediately prior to the applicable event) with respect to which such extension, amendment, waiver, or modification occurs or such representations or warranties were or are untrue, or from and after the date of the Level 1 Ratings Trigger which constitutes or constituted a Conditional Service Guaranty Receivable while the Level 1 Ratings Trigger is in effect; or

(3) in the case of clause (vi) above, the amount by which such Collection Agent Fee exceeds the lesser of (i) the ordinary course and customary collection fees and expenses payable to Collection Agents by the Servicer and consistent with its past practices as reasonably demonstrated by the Servicer to the Administrative Agent, and (ii) an amount equal to [REDACTED] of the Financed Unpaid Balance of the applicable Pool Receivable as determined immediately prior to the payment of such Collection Agent Fee;

provided, that so long as no Event of Termination or Unmatured Event of Termination shall have occurred and be continuing, in the event the Borrower has paid Deemed Collections in respect of a Pool Receivable at least equal to the amount of the full Financed Unpaid Balance thereof to the Payment Account (and the Servicer shall have provided notice thereof to the Collateral Agent), in accordance with and pursuant to this Section 3.02, such Pool Receivable and the Related Assets thereof shall be deemed repurchased by the Borrower and shall be automatically released from the security interest of the Collateral Agent upon such payment in full of such Deemed Collections to the Payment Account; provided, further, that for the avoidance of doubt, no ADT Entity shall initiate any amendments to any Pool Receivable or otherwise take any action that would result in a Deemed Collection for the purpose of repurchasing any Pool Receivable, and any such action shall constitute an Event of Termination under Section 9.01(r).

Collections deemed received by the Borrower under this Section 3.02(a) are herein referred to as “Deemed Collections”. To the extent no Pool Deficiency Amount would result therefrom, the Borrower may, at its option, net the amount of Deemed Collections required to be deposited in the Payment Account prior to any Settlement Date, from the amount of Collections scheduled to be payable to the Borrower on such next Settlement Date pursuant to Section 3.01(d)(x). If on any day the Originator is required to make a cash payment of Deemed Collections to the Borrower under the Sale Agreement, the Borrower shall deposit (or cause the Originator to deposit) the amount of such Deemed Collections, subject to any permitted netting, to the Payment Account for application as Collections in accordance with Section 3.01(d). The Borrower shall promptly enforce the Originator’s obligations to pay Deemed Collections in accordance with the terms of the Sale Agreement.

(b) Optional Repayment of Principal. The Borrower may at any time and from time to time elect to reduce (in whole or in part) the Aggregate Principal by giving or causing the Servicer to give the Collateral Agent and the Administrative Agent at least three (3) Business Days’ prior written notice (which shall be in substantially the form of Exhibit H hereto) of such elected reduction, which notice shall include (i) the proposed date of such reduction, which if not a Settlement Date, shall require the payment, without duplication, of Liquidation Fee and any applicable amounts payable pursuant to Section 4.02, and (ii) the amount of any such proposed reduction (which amount shall be not less than [REDACTED] and shall be an integral multiple of [REDACTED] thereafter). Any such requested reduction in the Aggregate Principal shall be applied to reduce the Principal of each Lender to the extent Monthly Collections are then available therefor in excess of the sum (without duplication) of the related Liquidation Fee, any applicable amounts payable pursuant to Section 4.02 and the amounts scheduled to be payable on the next succeeding Settlement Date in accordance with Section 3.01(d)(i) through (iii).

(c) Mandatory Repayment of Principal at Maturity Date. The Borrower shall repay the Aggregate Principal in full on the Maturity Date.

SECTION 3.03. Payment Provisions.

(a) Payments. All amounts to be paid to, or deposited by the Borrower, the Servicer, ADT or any other ADT Entity with, the Collateral Agent, the Administrative Agent, any Group Agent, any Lender, any Indemnified Party or any other Person hereunder shall, except as otherwise expressly provided herein, be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in U.S. Dollars in same day funds to the Administrative Agent’s Account. The Administrative Agent will promptly distribute, in accordance with the applicable directions received by the Administrative Agent pursuant to this Article III, to each applicable Group Agent, Lender or other Person its applicable share of such payment in like funds as received by wire transfer to such recipient’s applicable office as designated in writing by such recipient to the Administrative Agent from time to time.

Each Group Agent, upon its receipt in the applicable Group Agent’s Account of any such payments or distributions, shall distribute such amounts to the applicable Lenders, Affected Persons and the Indemnified Parties within its Group ratably; provided that if such Group Agent shall have received insufficient funds to pay all of the above amounts in full on any such date, such Group Agent shall pay such amounts to the applicable Lenders, Affected Persons and the Indemnified Parties within its Group in accordance with the priority of payments set forth above, and with respect to any such category above for which there are insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to each such Person in such Group) among all such Persons in such Group entitled to payment thereof.

Amounts remitted to the Administrative Agent’s Account in respect of ADT Obligations shall be distributed on each Settlement Date for the payment of ADT Obligations due and payable on or prior to such Settlement Date (i) to the Administrative Agent and the Collateral Agent for ADT Obligations then due and payable to it in accordance with the terms of this Agreement, and (ii) to the applicable Group Agent for ADT Obligations then due and payable to it, its related Lenders, its related Affected Persons and its related Indemnified Parties. For purposes of making the applications set forth in the immediately preceding sentence, subject to Section 3.01(d), the Administrative Agent shall rely upon the certifications (the “Demand Certifications”) of each of the Collateral Agent (if other than the Administrative Agent) and each of the Group Agents (if other than the Administrative Agent) as to the ADT Obligations then due and payable to it (or in respect of a Group Agent owing to it and its related Lenders, Affected Persons and Indemnified Parties). Each of the Collateral Agent (if other than the Administrative Agent) and each Group Agent shall provide the Administrative Agent with a Demand Certification upon making any demand or claim for payment of any ADT Obligations, which Demand Certification shall specify the date upon which such ADT Obligations are due and payable and the ADT Obligation giving rise to such payment. If amounts remitted in respect of ADT Obligations which are on deposit in the Administrative Agent’s Account on any Settlement Date are insufficient to pay in full all ADT Obligations which are then due and payable on such Settlement Date, the Administrative Agent shall distribute such funds on a pro rata basis to the relevant parties based upon the ADT Obligations then due and payable to such parties based upon the amount of the ADT Obligations then due and payable to it (in respect of each of its capacities hereunder) and the Demand Certifications which the Administrative Agent has received. The Administrative Agent shall have no liability for making payments in accordance with this Section 3.03(a) based upon the Demand Certifications.

(b) Late Payments. Each ADT Entity shall pay to the Administrative Agent, for the benefit of the applicable Affected Person, interest on all amounts not paid or deposited by such party on the date when due hereunder at an annual rate equal to [REDACTED] above the Base Rate, payable on demand, provided, that such interest rate shall not at any time exceed the maximum rate permitted by applicable Law.

(c) Method of Computation. All computations of interest, Interest, Liquidation Fee, Interest and Fee Reserve, any Fees payable under Section 2.03, and any other fees payable by the Borrower to the Collateral Agent, any Lender, any Group Agent, the Administrative Agent, or any other Affected Person in connection with Loans hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed (except that calculations with respect to the Prime Rate shall be on the basis of a year of 365 or 366 days, as the case may be).

(d) Payment of Currency and Setoff. All payments by any ADT Entity or the Servicer to any Affected Person or any other Person in connection with the Transaction Documents shall be made in U.S. Dollars and without set-off or counterclaim, except, for the avoidance of doubt, any netting expressly permitted herein. Any ADT Entity’s obligations hereunder shall not be satisfied by any tender or recovery of another currency except to the extent such tender or recovery results in receipt of the full amount of U.S. Dollars.

(e) If and to the extent the Administrative Agent, any Credit Party, any Affected Person or any Indemnified Party shall be required for any reason to return to the Borrower or any underlying Obligor (including to any trustee, receiver, custodian or similar official thereof as a result of any Insolvency Proceeding with respect to the Borrower or such Obligor) any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Borrower and, accordingly, the Administrative Agent, such Credit Party, such Affected Person or such Indemnified Party, as the case may be, shall have a claim (which claim may be contingent or subject to defenses) against the Borrower for such amount.

SECTION 3.04. Account Control. The Servicer acknowledges, represents and agrees that it has caused the Borrower to establish the Payment Account and each of the Collection Accounts and further acknowledges, represents and agrees that each such Collection Account and Payment Account is a deposit account maintained at an Eligible Bank. Neither the Borrower nor the Servicer shall instruct or permit any disbursements to be made from the Payment Account other than to the Administrative Agent or with the consent of the Administrative Agent. Without limiting the Servicer’s obligation pursuant to clauses (c) or (d) of Section 7.06, if, at any time any Collection Account or the Payment Account ceases to be with an Eligible Bank, the Servicer, and the Borrower shall, as promptly as practicable and in any event within thirty (30) days after the Servicer or the Borrower has knowledge thereof, (i) establish or cause to be established a new Collection Account and Payment Account with a depository institution that is an Eligible Bank, (ii) transfer any amounts held in such Collection Account and Payment Account to such new Collection Account or Payment Account, as applicable, and (iii) cause a Control Agreement to be in full force and effect in respect of such Eligible Bank. Neither the Servicer nor the Borrower shall terminate any Collection Account or the Payment Account except as contemplated by this Section 3.04, Section 7.03(d) or Section 7.06(c). Without the prior written consent of the Collateral Agent, neither the Servicer nor the Borrower shall cause or instruct any account bank maintaining any Collection Account or Payment Account to incur fees, costs and expenses other than the ordinary course fees, costs and expenses (including relating to returned items) relating to maintaining such Collection Account or Payment Account.

ARTICLE IV

YIELD PROTECTION; TAXES

SECTION 4.01. Yield Protection.

(a) If any Change in Law:

(i) shall subject an Affected Person to any duty, cost or other charge (other than Taxes, which shall be governed by Section 4.03) with respect to any Loan owned, maintained or funded by it (or its participation in any of the forgoing), or any obligations or right to make Loans or to provide funding or maintenance therefor (or its participation in any of the foregoing);

(ii) shall impose, modify, or deem applicable any reserve, special deposit, or similar requirement against assets of any Affected Person, deposits, or obligations with or for the account of any Affected Person or with or for the account of any Affiliate (or entity deemed by the Federal Reserve Board or other Governmental Authority to be an affiliate) of any Affected Person, or credit extended by any Affected Person;

(iii) shall impose any other condition affecting any Loan owned, maintained, or funded in whole or in part by any Affected Person, or its obligations or rights, if any, to make (or participate in) Loans or to provide (or participate in) funding therefor or the maintenance thereof;

(iv) shall change the rate for, or changes the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) or similar Person assesses, deposit insurance premiums, or similar charges which an Affected Person is obligated to pay; or

(v) shall (i) change the amount of capital maintained or required or requested or directed to be maintained by any Affected Person or (ii) subject any Affected Person to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans, the Receivable Pool or Related Assets, commitments, or other obligations, or its deposits, reserves, other liabilities, or capital attributable thereto;

and the result of any of the foregoing is or would be, in each case, as determined by the applicable Group Agent or the applicable Affected Person:

(A) to increase the cost to (or impose a cost on) (1) an Affected Person funding or making or maintaining any Loans, any corresponding purchases, or loans or other extensions of credit under any Liquidity Agreement, any Enhancement Agreement, or any commitment (hereunder or under any Liquidity Agreement or any Enhancement Agreement) of such Affected Person with respect to any of the foregoing, or (2) the Collateral Agent, any Group Agent, or the Administrative Agent for continuing its relationship with any Lender in such capacities hereunder;

(B) to reduce the amount of any sum received or receivable by an Affected Person under this Agreement, or any corresponding amount received or receivable under any Liquidity Agreement or any Enhancement Agreement (or its participation in any such Liquidity Agreement or Enhancement Agreement) with respect thereto; or

(C) to reduce the rate of return on the capital of such Affected Person as a consequence of its obligations hereunder, any corresponding obligations under any Liquidity Agreement or under any Enhancement Agreement (or its participation in any such Liquidity Agreement or Enhancement Agreement), including its funding or maintenance of any portion of any Principal, or arising in connection herewith (or therewith) to a level below that which such Affected Person could otherwise have achieved hereunder or thereunder, then, the Borrower shall pay to the Payment Account, by the date that is no later than three (3) Business Days prior to the Settlement Date following the Settlement Period in which it receives notice of the related claim from such Affected Person (or by the Administrative Agent or a Group Agent on its behalf) for payment to such Affected Person on such Settlement Date in accordance with Section 4.01(c).

(b) Each Affected Person (or the Administrative Agent or a Group Agent on its behalf), shall use commercially reasonable efforts to promptly notify the Servicer (on behalf of the Borrower) and the Administrative Agent of any event of which it has actual knowledge which will entitle such Affected Person to compensation pursuant to this Section 4.01; provided, that the Borrower shall not be required to compensate an Affected Person pursuant to this Section 4.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Affected Person notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Affected Person’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

(c) In determining any amount provided for or referred to in this Section 4.01, an Affected Person may use any reasonable averaging and attribution methods that it, in its sole discretion, shall deem applicable. Any Affected Person (or the Administrative Agent or a Group Agent on its behalf) when making a claim under this Section 4.01 shall submit to the Servicer (on behalf of the Borrower) and the Administrative Agent a written statement of such increased cost or reduced return, which statement, in the absence of manifest error, shall be conclusive and binding; provided, that any such statement claiming amounts described in clause (x) or (y) of the definition of “Change in Law” shall, in addition, state the basis upon which such amount has been calculated and certify that such Affected Person’s demand for payment of such costs hereunder, and such method of allocation is not inconsistent with its treatment of other borrowers under similar warehouse securitization facilities which, as a credit matter, are similarly situated to the Borrower and which are subject to similar provisions.

(d) Except as set forth in Section 4.01(b), no failure or delay on the part of any Affected Person (or the Administrative Agent or any Group Agent) to demand compensation pursuant to this Section 4.01 shall not constitute a waiver of such Affected Person’s (or the Administrative Agent’s or any Group Agent’s on its behalf) right to demand such compensation or otherwise adversely affect the rights of any Affected Person to such compensation.

(e) The Borrower acknowledges that any Affected Person may institute measures in anticipation of a Change in Law (including, without limitation, the imposition of internal charges on such Affected Person’s interests or obligations under this Agreement), and may commence allocating charges to or seeking compensation from the Borrower under this Section 4.01 in connection with such measures, in advance of the effective date of such Change in Law, and the Borrower agrees to pay such charges or compensation to such Affected Person, to the extent such charges or compensation would otherwise be payable by the Borrower under this Section 4.01 after such effective date of such Change in Law, following demand therefor without regard to whether such effective date has occurred but only to the extent of, and on or after such Affected Person’s measures must be implemented prior to such effective date at the demand of the applicable prudential regulator. The Borrower further acknowledges that any charge or compensation demanded hereunder may take the form of a monthly charge to be assessed by such Affected Person.

SECTION 4.02. Funding Losses. If any Affected Person incurs any cost, loss, or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Person), at any time, as a result of (a) any optional or required settlement or repayment with respect to any Lender’s Tranche Principal of any Rate Tranche, howsoever funded, being made on any day other than a Settlement Date, (b) any Loan not being borrowed by the Borrower in accordance with its request therefor under Article II, or (c) the failure to exercise or complete (in accordance with Section 3.02(b)) any reduction in the Aggregate Principal elected to be made under Section 3.02(b), (d) any reduction in the Aggregate Principal elected under Section 3.02(b) exceeding the total amount of Rate Tranches, howsoever funded, with respect to which the last day of the related Interest Period is the date of such reduction, or (e) the failure to reduce the Aggregate Principal, then, upon written notice from such Affected Person (or the Administrative Agent or a Group Agent on its behalf) to the Servicer (on behalf of the Borrower), the Borrower shall pay the amount of such cost, loss or expense (without duplication of any applicable Liquidation Fee paid by the Borrower pursuant to Section 3.02(b)) to the Payment Account by the date which is no later than three (3) Business Days prior to the Settlement Date immediately succeeding the Settlement Period in which such written notice is delivered by such Affected Person. Such written notice shall, in the absence of manifest error, be conclusive and binding upon the Borrower and the Servicer. If an Affected Person incurs any cost, loss, or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Person), at any time, and is not entitled to reimbursement for such loss or expense in the manner set forth above, such Affected Person shall individually bear such loss or expense without recourse to, or payment from, any other Affected Person.

SECTION 4.03. Taxes.

(i) Except to the extent required by applicable Law, any and all payments and deposits required to be made hereunder, under any other Transaction Document or under any instrument delivered hereunder or thereunder to any Affected Person or otherwise hereunder or thereunder by or on account of any obligation of the Borrower or the Servicer shall be made free and clear of, and without withholding or deduction for, any and all present or future Indemnified Taxes. If the Borrower or the Servicer shall be required by applicable Law to make any such withholding or deduction, (A) the Borrower (or the

Servicer, on its behalf) shall make an additional payment to such Affected Person, in an amount sufficient so that, after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section 4.03), such Affected Person receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (B) the Borrower (or the Servicer, on its behalf) shall make such deductions, and (C) the Borrower (or the Servicer, on its behalf) shall pay the full amount deducted to the relevant taxation authority or other Governmental Authority in accordance with applicable Law.

(ii) The Borrower will indemnify each Affected Person for the full amount of Indemnified Taxes (including any Indemnified Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Affected Person, as the case may be, and any reasonable expenses payable by such Affected Person arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Notwithstanding anything to the contrary in this Agreement, no Affected Person shall recover, whether through a payment of additional amounts pursuant to Section 4.03(i) or a payment pursuant to the indemnification obligations of this Section 4.03(ii), more than once for any Tax imposed. Any indemnification under this Section 4.03(ii) shall be paid by the Borrower to the Payment Account by the date which is no later than three (3) Business Days prior to the Settlement Date immediately succeeding the Settlement Period in which written demand therefor is made by any Affected Person, together with a statement of reasons for such demand and the calculations of such amount. Such calculations, if made in good faith, absent manifest error, shall be final and conclusive on all parties.

(iii) Within five (5) days after the date of any payment of Taxes withheld by the Borrower or the Servicer, as applicable, in respect of any payment to any Affected Person, the Borrower or the Servicer, as applicable, will furnish to the Administrative Agent, the original or a certified copy of a receipt evidencing payment thereof (or other evidence reasonably satisfactory to the Administrative Agent).

(iv) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the resignation or replacement of, or any assignment by, any Affected Person, and the payment in full of Obligations hereunder.

(v) (A) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Servicer (on behalf of the Borrower) and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Servicer and at the time or times prescribed by applicable Law, such properly completed and executed documentation reasonably requested by the Borrower or the Servicer as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Servicer, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower, the Servicer or the Administrative Agent as will enable the Borrower, the Servicer or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, submission of such documentation (other than any documentation required by clause (B) below) shall not be required if in the Lender’s reasonable judgment such completion, execution, or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(B) Without limiting the generality of the foregoing,

(1) Each Lender that is not a “United States person,” within the meaning of Section 7701(a)(30) of the Code, shall, on or before the date it becomes a party to this Agreement, deliver to the Servicer (on behalf of the Borrower) and the Administrative Agent such certificates, documents, or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, W-IMY (or any successor form), with appropriate attachments, or any other applicable certificate or statement of exemption, properly completed and duly executed by such Lender establishing that any payment made or deemed made to such Lender is (i) not subject to United States Federal withholding Tax under the Code because such payments are effectively connected with the conduct by such Lender of a trade or business in the United States, (ii) exempt or entitled to a reduction from United States Federal withholding tax under a provision of an applicable Tax treaty, (iii) eligible for the benefits of the exemption for portfolio interest under Section 881(c) of the Code, in which case such Lender shall also deliver a certificate to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower, within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, or (iv) made to a person who is not the beneficial owner of the payments. In addition, each such Lender shall, if legally able to do so, thereafter deliver such certificates, documents or other evidence from time to time establishing that payments received hereunder are not subject to, or subject to a reduced rate of, such withholding upon receipt of a written request therefor from the Borrower or the Administrative Agent.

(2) Each Lender that is a “United States person,” shall, on or before the date it becomes a party to this Agreement, deliver to the Servicer (on behalf of the Borrower) and the Administrative Agent such certificates, documents, or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-9 (or any successor form) or any other applicable certificate or statement of exemption properly completed and duly executed by such Lender establishing that payment made to such Lender is not subject to United States Federal backup withholding Tax under the Code. In addition, each such Lender shall, if legally able to do so, thereafter deliver such certificates, documents, or other evidence from time to time establishing that payments received hereunder are not subject to such withholding upon receipt of a written request therefor from the Borrower or the Administrative Agent.

(3) Each Lender that is entitled to any exemption or reduction of non-U.S. withholding tax with respect to any payment under this Agreement shall, on or before the date it becomes a party to this Agreement, deliver to the Servicer (on behalf of the Borrower) and the Administrative Agent such certificates, documents, or other evidence as may reasonably be requested by the Servicer (on behalf of the Borrower) or the Administrative Agent, establishing that such payment is not subject to, or is subject to a reduced rate of, withholding. In addition, each such Lender shall, if legally able to do so, thereafter deliver such certificates, documents, or other evidence from time to time establishing that payments received hereunder are not subject to such withholding, or are subject to a reduced rate of withholding, upon receipt of a written request therefor from the Servicer (on behalf of the Borrower) or the Administrative Agent.

(4) If a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower (or the Servicer on behalf of the Borrower) and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower (or the Servicer on behalf of Borrower) or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower (or the Servicer on behalf of Borrower) or the Administrative Agent as may be necessary for the Borrower (or the Servicer on behalf of the Borrower) and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(vi) For purposes of this Section 4.03, “applicable Law” includes FATCA.

(vii) Each Lender (or in respect of a Conduit Lender, the Group Agent on behalf of such Conduit Lender) shall severally indemnify the Administrative Agent, within five (5) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or ADT has not already indemnified the Administrative Agent for such Indemnified Taxes and without limited the obligation of the Borrower or ADT to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.03(b) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction

Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant taxing authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (vii).

(viii) Any Affected Person claiming compensation under Section 4.01(a) or any Indemnified Taxes or additional amounts payable pursuant to this Section 4.03 shall use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to, at the expense of the Servicer, file any certificate or document reasonably requested in writing by the Borrower or the Servicer or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Affected Person, be otherwise disadvantageous to such Affected Person.

(ix) If any party receives a refund in respect of any Taxes as to which it has been indemnified pursuant to this Section, it shall promptly repay such refund to the indemnifying party under this Section with respect to such refund), net of all out-of-pocket expenses (including Taxes imposed with respect to such refund) of such indemnified party and without interest (other than interest paid by the relevant taxing authority with respect to such refund); provided, however, that the indemnifying party upon the request of such indemnified party, agrees to return such refund (plus penalties, interest, or other charges) to such indemnified party in the event such indemnified party is required to repay such refund. Notwithstanding anything to the contrary in this paragraph (ix), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (ix) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Nothing in this Section shall obligate any Affected Person to apply for any such refund.

(x) The Servicer (on behalf of the Borrower) shall pay, or at the option of the Administrative Agent timely reimburse it for the payment of, Other Taxes.

(xi) Nothing contained in this Section shall require any Affected Person to make available any of its Tax returns (or any other information relating to its Taxes which it deems to be confidential).

(xii) If the Borrower determines that a reasonable basis exists for contesting an Indemnified Tax or Other Tax for which the Borrower has paid additional amounts or indemnification payments, the related Affected Person shall use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request in challenging such

Tax. The Borrower shall indemnify and hold each Affected Person harmless against any out-of-pocket expenses incurred by such person in connection with any request made by the Borrower pursuant to this Section 4.03(xii). Nothing in this Section 4.03(xii) shall obligate any Affected Person to take any action that such Affected Person, in its sole discretion, determines could result in a material detriment to such Affected Person.

For purposes of this Section 4.03, the term “Affected Person” shall include any assignee pursuant to Section 12.01(c) or 12.03(d).

SECTION 4.04. Mitigation; Replacement of Lenders.

(a) If any Affected Person requests compensation under Section 4.01, or if the Borrower is required to pay any additional amount to any Affected Person or any Governmental Authority for the account of any Affected Person pursuant to Section 4.03, then such Affected Person and its related Group Agent shall use reasonable efforts to designate a different office, branch or Affiliate for funding or booking its Principal hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Affected Person or such Group Agent, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.01 or Section 4.03, in the future, and (ii) would not subject such Affected Person or its related Group Agent to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Affected Person or its related Group Agent. ADT hereby agrees to pay all reasonable costs and expenses incurred by such Affected Person and its related Group Agent in connection with any such designation or assignment.

(b) If (i) any Lender (or Affiliate of such Lender) requests compensation under Section 4.01, (ii) if the Borrower is required to pay any additional amount to any Affected Person or any Governmental Authority for the account of any Affected Person pursuant to Section 4.03, (iii) any Lender has become an Exiting Lender or a Defaulting Lender, or (iv) any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to any matter that requires the consent of all Lenders and all affected Lenders and with respect to which the Required Lenders shall have granted their consent, then, in each case, so long as no Event of Termination or Unmatured Event of Termination has occurred and remains continuing, the Borrower may, at ADT’s sole expense (including payment of any applicable processing and recordation fees), upon notice to the Collateral Agent, the related Group Agent and the Administrative Agent, require all Lenders in the Group relating to such Lender to assign, without recourse (and in accordance with and subject to the restrictions contained in this Agreement; provided, that if the Lender being removed has failed to comply with all applicable requirements and restrictions on its part within one Business Day of the Borrower’s request, such compliance shall not be required), all of their respective interests, rights (other than their existing rights to payments pursuant to Section 4.01, Section 4.02 or Section 4.03), and obligations under this Agreement and the other Transaction Documents to a willing assignee that is an Eligible Assignee and that assumes such interests, rights, and obligations; provided, that (A) each member of such assigning Group shall have received payment of an amount equal to all outstanding Principal and Interest in respect thereof, accrued fees and all other amounts payable to it hereunder, either from the assignee or the Borrower, (B) any such assigning Lender shall remain a beneficiary of any of this Agreement’s terms that expressly survive termination of this Agreement, with respect to the period during which it was a Lender, and (C) if the Person then serving as the Collateral Agent and/or the Administrative Agent is a member of the Group being removed pursuant to this Section, such Person shall cease to be the Administrative Agent and/or Collateral Agent, as applicable, upon the foregoing assignment and such assignment shall not be effective until a successor Collateral Agent and/or Administrative Agent, as the case may be, has been appointed by the Required Lenders and has accepted such appointment and assumed all of the obligations of such Person. Each applicable Lender and each of the Agents shall reasonably cooperate with the Borrower in connection with effectuating the assignments contemplated by this Section 4.04(b).

ARTICLE V

CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS; SECURITY INTEREST

SECTION 5.01. Conditions Precedent to Effectiveness and the Initial Credit Extension. This Agreement and the amendment and restatement it represents of the Existing Purchase Agreement shall become effective as of the Closing Date when (a) the Administrative Agent, the Collateral Agent and each Group Agent shall have received (unless otherwise waived) each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing memorandum attached as Exhibit F hereto, in each case, in form and substance reasonably satisfactory to the Administrative Agent, the Collateral Agent and each Group Agent and (b) all fees and expenses due and payable by the Borrower on the Closing Date to the Credit Parties have been paid in full in accordance with the terms of the Transaction Documents.

SECTION 5.02. Conditions Precedent to All Credit Extensions. Each Credit Extension hereunder on or after the Closing Date shall be subject to the conditions precedent that:

(a) the Borrower shall have delivered to the Administrative Agent, the Collateral Agent and each Group Agent a Loan Request for such Loan in accordance with Section 2.02(a);

(b) the Servicer shall have delivered to the Administrative Agent, the Collateral Agent and each Group Agent a pro forma Information Package, reflecting the Aggregate Principal, Required Reserves, the Net Portfolio Balance, the Borrowing Base and the Enhanced Borrowing Base, each as calculated after giving effect to the proposed Credit Extension and the application of Collections and, if applicable, Supporting LC Draw Proceeds, on the upcoming Settlement Date;

(c) on the date of such Credit Extension the following statements shall be true and correct (and upon the occurrence of such Credit Extension, the Borrower and ADT shall be deemed to have represented and warranted that such statements are then true and correct):

(i) each of the representations and warranties contained in this Agreement and in each other Transaction Document are true and correct on and as of such date as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct on and as of such earlier date;

(ii) no event has occurred or would result from such Credit Extension that constitutes an Event of Termination or an Unmatured Event of Termination that remains continuing; and

(iii) no Pool Deficiency Amount (calculated without giving effect to clause (ii) of the definition thereof) exists or would exist after giving effect to such Credit Extension and the application of Collections and Supporting LC Draw Proceeds, in accordance with Section 3.01; and

(d) the Termination Date shall not have occurred; and

(e) the applicable Group Agent has approved of the related Loan Request in accordance with Section 2.02.

SECTION 5.03. Amendment and Restatement.

(a) This Agreement amends and restates the Existing Purchase Agreement as of the Closing Date and the terms and provisions of the Existing Purchase Agreement are restated hereby in their entirety as of the Closing Date. The Administrative Agent, the Collateral Agent, the Group Agents and the Lenders hereby further consent to the concurrent amendment and restatement of the Existing Sale Agreement through the entry into the Sale Agreement and the concurrent second amendment and restatement of the limited liability company agreement of the Borrower on the Closing Date, in substantially the form delivered to the Administrative Agent and the Collateral Agent. From and after the date hereof, each reference to the Existing Purchase Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement, each reference to the Existing Sale Agreement in any other document, instrument or agreement shall mean and be a reference to the Sale Agreement, and each reference to the limited liability company agreement of the Borrower in any other document, instrument or agreement shall mean and be a reference to the limited liability company agreement of the Borrower as so amended. For the avoidance of doubt, except to the extent expressly contemplated in Section 5.03(b) below, (i) all obligations and liabilities of the Borrower and ADT under or in connection with the Existing Purchase Agreement (including all Obligations) shall remain outstanding hereunder and shall be enforceable against the applicable parties under this Agreement and (ii) the first priority perfected security interest granted by the Borrower pursuant to the Existing Purchase Agreement to the Collateral Agent, for the benefit of the Affected Parties, in, to and under the Collateral remains outstanding (and uninterrupted) as a first priority perfected security interest in the Collateral pursuant to the terms of this Agreement. This Agreement does not constitute a novation of the Existing Purchase Agreement (or a novation of any of the obligations thereunder).

(b) The parties acknowledge that the Borrower, ADT and their Affiliates intended for the Existing Purchase Agreement to contemplate, in economic substance, a secured lending arrangement, rather than to effectuate the economic equivalent of a sale of the Existing Receivable Pool from the Borrower to the Collateral Agent; it being understood that no Secured Party shall have any responsibility or liability with respect to any such characterization whatsoever, or otherwise as a result of the foregoing acknowledgement. To the extent that, notwithstanding the foregoing, the arrangement under the Existing Purchase Agreement is deemed to have constituted a transfer from the Borrower to the Collateral Agent of the Existing Receivable

Pool or any interest therein, then the parties agree that upon the effectiveness of this Agreement on the Closing Date, the Collateral Agent (on behalf of Mizuho Bank, Ltd. as the sole Purchaser under the Existing Purchase Agreement) is hereby deemed to sell, convey, transfer and assign to the Borrower, without recourse or warranty, the Existing Receivable Pool, including all Collections thereon and all other interests therein, subject to the security interest therein granted by the Borrower to the Collateral Agent pursuant to Section 5.04 (it being understood and agreed that the security interest granted by the Borrower pursuant to Section 9.1 of the Existing Purchase Agreement shall survive and continue pursuant to Section 5.04 hereof), in exchange for a purchase price equal to (1) [REDACTED], the payment of which is funded by the Initial Loan under this Agreement (the proceeds of which Initial Loan shall be applied by the Administrative Agent directly to payment of such cash purchase price), (2) the extinguishment of any RPA Deferred Purchase Price under the Existing Purchase Agreement, (3) the payment on the Settlement Date immediately following the Closing Date to Mizuho Bank, Ltd. as the sole Purchaser under the Existing Purchase Agreement of the Yield accrued during June 2021 under the Existing Purchase Agreement in the amount of [REDACTED] pursuant to Section 3.01(d)(iii), and (4) the payment on the Settlement Date in August 2021 to Mizuho Bank, Ltd. as the sole Purchaser under the Existing Purchase Agreement of the Yield accrued during July 2021 under the Existing Purchase Agreement prior to the Closing Date in the amount of [REDACTED] pursuant to Section 3.01(d)(iii).

SECTION 5.04. Security Interest.

(a) As security for the performance by the Borrower of all the terms, covenants and agreements on the part of the Borrower to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of the Aggregate Principal and all Interest in respect of the Loans and all other Borrower Obligations, the Borrower hereby confirms and reaffirms the grant under the Existing Purchase Agreement, and without limiting the foregoing, hereby grants, to the Collateral Agent for its benefit and the ratable benefit of the Secured Parties of, and hereby grants to the Collateral Agent for its benefit and the ratable benefit of the Secured Parties, a continuing security interest in all of the Borrower’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising (collectively, the “Collateral”): all of the Borrower’s right, title, and interest now or hereafter existing in, to and under the following of the Borrower’s assets, whether now owned or existing or hereafter acquired, and wherever located (whether or not in the possession or control of the Borrower), and all proceeds of the foregoing: (I) all Receivables comprising the Receivable Pool; (II) the Related Assets in respect of the Receivable Pool; (III) the Collections in respect of the Receivable Pool; (IV) all Transaction Documents; (V) all Contracts related to the Receivable Pool; (VI) the Sale Agreement and each Hedge Agreement and, in each case, all rights and remedies of the Borrower thereunder; (VII) all other assets in the Receivable Pool and Related Assets; (VIII) each Collection Account and the Payment Account; (IX) all accounts, chattel paper, commercial tort claims, deposit accounts, documents, fixtures, general intangibles (including payment intangibles), goods (including equipment and inventory), instruments, investment property, letter-of-credit rights, letters of credit, money, as-extracted collateral, oil, gas and other minerals before extraction, software, supporting obligations, insurance policies and things in action; (X) all rights, interests, remedies, and privileges of the Borrower relating to any of the foregoing including the right to sue for past, present, or future infringement of any or all of the foregoing; and (XI) to the extent not otherwise included, all products and Proceeds (the terms in clauses (I) through (XI) not otherwise defined in this Agreement, as defined in the UCC) of the foregoing clauses (I) through (X) and all accessions to, substitutions and replacements for, and rents, profits, and products of the of the foregoing (including insurance proceeds), and all distributions (whether in money, securities, or other property) and collections from or with respect to any of the foregoing.

(b) The parties hereto agree that this Agreement is not intended to constitute a novation or a termination of the obligations under the Existing Purchase Agreement and that the security interest created pursuant to the Existing Purchase Agreement is hereby confirmed and is intended to continue and to secure the Borrower Obligations under this Agreement which amends and restates the Existing Purchase Agreement.

(c) The Collateral Agent (for the benefit of the Secured Parties) shall have, with respect to all the Collateral, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC. The Borrower hereby authorizes the Collateral Agent (for the benefit of the Secured Parties) to file financing statements in each jurisdiction the Collateral Agent deems necessary and appropriate to perfect its security interest in the Collateral, describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement. The Borrower acknowledges and agrees that the existing UCC financing statement filed against the Borrower in favor of the Collateral Agent under the Existing Purchase Agreement continues to perfect the interest of the Collateral Agent in the Existing Receivable Pool.

(d) To the fullest extent it may lawfully so agree, the Borrower and the Servicer agree that it will not at any time insist upon, claim, plead, or take any benefit or advantage of any appraisal, valuation, stay, extension, moratorium, redemption, or similar Law now or hereafter in force in order to prevent, delay, or hinder the enforcement hereof or the absolute sale of any part of the Collateral; the Borrower and the Servicer, each for itself and all who claim through it, so far as it or they now or hereafter lawfully may do so, hereby waive the benefit of all such Laws and all right to have the Collateral marshaled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Agreement may order the sale of the Collateral in its entirety. Without limiting the generality of the foregoing, the Borrower and the Servicer hereby waive and release any and all right to require the Collateral Agent or the Administrative Agent to collect any of such obligations from any specific item or items of the Collateral or from any other party liable as guarantor or in any other manner in respect of any of such obligations or from any collateral for any of such obligations.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

SECTION 6.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as of the Closing Date, as of each day on which a Credit Extension shall have occurred and as of each Settlement Date and, in respect of clauses (k) and (n) below, as of the date of each Information Package, as follows:

(a) Organization and Good Standing. It has been duly organized in, and is validly existing and in good standing under the Laws of its jurisdiction of organization, with organizational power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

(b) Due Qualification. It has obtained all necessary licenses, approvals, and qualifications, if any, in connection with its execution and delivery of the Transaction Documents to which it is a party and the performance by it of its obligations contemplated in the Transaction Documents.

(c) Power and Authority; Due Authorization. It (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party in any capacity and (B) perform its obligations under the Transaction Documents applicable to it and (ii) has duly authorized by all necessary limited liability company action the execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is a party.

(d) Valid Sale; Binding Obligations. This Agreement constitutes a security agreement granting a security interest in the Pool Receivables and Related Assets to the Collateral Agent (on behalf of the Secured Parties); and this Agreement and each other Transaction Document to which it is a party when duly executed and delivered by it will constitute its legal, valid, and binding obligation enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e) No Violation. The execution and delivery of each of the Transaction Documents to which it is a party, the consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the performance by it of the terms hereof and thereof will not (i) violate or result in a default under, (A) its Constituent Documents, (B) any indenture, agreement, or instrument binding on it or any of its assets or properties, or (C) the ADT Credit Agreement, any ADT Indenture or any ADT Collateral Agreement, (ii) result in the creation or imposition of any Adverse Claim upon any of its assets or properties pursuant to the terms of any such indenture, agreement, or instrument to which it is a party or by which it or any of its properties is bound, other than any Adverse Claim created in connection with this Agreement and the other Transaction Documents, or (iii) violate any Law applicable to it or any of its assets or properties.

(f) No Proceedings. There are no actions, suits, or proceedings by or before any arbitrator or Governmental Authority pending against or, to its knowledge, threatened against or affecting it, the Receivable Pool or Related Assets or any of its other assets or properties (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the sale and assignment of all or any portion of the Receivable Pool or Related Assets under the Sale Agreement, the grant of a security interest in all or any portion of the Collateral hereunder, or the consummation of any of the transactions contemplated by, or the purposes of, this Agreement or of any of the other Transaction Documents, (iii) seeking any determination or ruling that could materially and adversely affect the performance by any ADT Entity of its obligations under any Transaction Document or (iv) could otherwise reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(g) Bulk Sales Act. No transaction contemplated hereby requires compliance by the Borrower with any bulk sales act or similar Law.

(h) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for its due execution, delivery, and performance of this Agreement or any other Transaction Document or the transactions contemplated thereby, except for the filing of the UCC financing statements referred to in Exhibit F.

(i) Use of Proceeds. The use of all funds obtained by it under this Agreement will not conflict with or contravene any of Regulations T, U, and X promulgated by the Board of Governors of the Federal Reserve System.

(j) Quality of Title. It has acquired from ADT, for fair consideration and reasonably equivalent value, all of the right, title, and interest in each Pool Receivable and the Related Assets in respect thereof and such acquisition constitutes a True Sale. Each Contract and Pool Receivable and the Related Assets related thereto, are owned by it free and clear of any Adverse Claim; and upon any Transfer the Collateral Agent (for the benefit of the Secured Parties) shall have acquired and shall at all times thereafter continuously have the benefit of a first priority perfected security interest in each Pool Receivable, together with the Related Assets, free and clear of any Adverse Claim; and no valid effective financing statement or other instrument similar in effect covering any Pool Receivable, any interest therein or the Related Assets is on file in any recording office except for the following (“Permitted Lien Filings”):

(i) such a financing statement or other instrument filed (x) in favor of ADT or the Borrower in accordance with any Transaction Document (and assigned to the Collateral Agent) or (y) in favor of the Collateral Agent for the benefit of the Secured Parties in accordance with this Agreement or any Transaction Document,

(ii) such a financing statement or other instrument that meets the following conditions: (x) it names Barclays Bank PLC (or the applicable successor agent thereunder) as secured party, (y) it relates to liens that are subject to the ADT Lien Release Acknowledgement and (z) it does not have the effect of perfecting any security interest in any Pool Receivable, Related Asset or interest therein,

(iii) financing statement number 2020 0668089 filed on January 28, 2020 with the Secretary of State of Delaware naming ADT as debtor and Wells Fargo Bank, National Association (or the applicable successor agent thereunder) as secured party, provided that it does not have the effect of perfecting any security interest in any Pool Receivable, Related Asset or interest therein, and

(iv) such a financing statement or other instrument naming ADT as debtor that meets the following conditions: (x) it is filed after all filings referred to in the foregoing clause (i), and (y) except as permitted under clause (i) above, it does not have the effect of perfecting any security interest in any Pool Receivable, Related Asset or interest therein.

Without limiting the foregoing, no Chattel Paper evidencing Pool Receivables (x) is in the possession of (or, in the case of electronic Chattel Paper, under the control of) any Person other than the Servicer (for the benefit of the Collateral Agent and the Borrower), the Collateral Agent or the Collateral Agent’s designee, or (y) has any marks or notations indicating that it has been pledged, assigned, or otherwise conveyed to any Person other than the Borrower or the Collateral Agent.

(k) Accurate Reports. None of the reports, financial statements, certificates, or other written information (other than forward-looking statements, projections, and statements of a general industry nature, as to which it represents only that it acted in good faith and utilized assumptions reasonable at the time made and due care in the preparation of such statement or projection) furnished or to be furnished by or on behalf of it or any other ADT Entity (including, without limitation, by electronic delivery) to the Administrative Agent, any Lender, or any Group Agent in connection with this Agreement or any other Transaction Document or any amendment hereto or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) including without limitation, each Loan Request, each Information Package and the reports and information provided pursuant to Section 7.05(f) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.

(l) UCC Details. It is a “registered organization” (as defined in Section 9-102(a) of the UCC) that is formed or organized solely under the laws of the State of Delaware and is “located” in Delaware for purposes of Section 9-307 of the UCC and the offices where it keeps all its physical Records (to the extent not electronically available) and tangible chattel paper or other physical collateral, if any, are located at the addresses specified in Schedule IV (or at such other locations, notified to the Collateral Agent and the Administrative Agent in accordance with Section 7.01(f)), in jurisdictions where all action required by Section 8.05 has been taken and completed. It has never had any, trade names, fictitious names, assumed names, or “doing business as” names and is “located” in Delaware for purposes of Section 9-307 of the UCC. It is organized only in a single jurisdiction.

(m) Accounts. The Lock-Boxes and names and addresses of all of the Account Banks, together with the account numbers of the related Collection Accounts at such Account Banks, are specified in Schedule II (or have been notified to and approved by the Collateral Agent and the Administrative Agent in accordance with Section 7.03(d)). The Collection Accounts and the Payment Account, the account numbers for each such account and the Account Banks maintaining each such account are specified in Schedule II except for such changes as are expressly permitted by Section 3.04, Section 7.03(d) or Section 7.06(c).

(n) Eligible Receivables. Each Pool Receivable listed as an Eligible Receivable in any Loan Request or Information Package or included as an Eligible Receivable in the calculation of Net Portfolio Balance on any date is an Eligible Receivable as of the effective date of the information reported in such Loan Request or Information Package or as of the date of such calculation, as the case may be, or has been cured through a repurchase or Deemed Collection payment in accordance with the Sale Agreement. No selection process was utilized for choosing such Eligible Receivables, from among all Eligible Receivables, that could reasonably be expected to be adverse or disadvantageous to the interests of the Lenders, and the Borrower does not otherwise have any reason to expect that the performance of the Eligible Receivables owned by it would be worse than any Eligible Receivables that are not being offered for sale to it under the Sale Agreement, and (ii) each such Receivable adheres to the Credit and Collection Policy. As of each Transfer Date, it has no knowledge of any fact (including any defaults by the Obligor thereunder or any Service Charge Receivable) that would cause it to expect any payment on any Eligible Receivable transferred on such Transfer Date not to be paid in full when due.

(o) Adverse Change. Since the Closing Date, (i) there has been no material adverse change in the value, validity, collectability, or enforceability of all or a material portion of the Pool Receivables, and (ii) there has been no Material Adverse Effect with respect to the Borrower.

(p) Credit and Collection Policy. It has engaged the Servicer to service the Pool Receivables in accordance with the Credit and Collection Policy and all applicable Law. It has complied in all material respects with all applicable Law and with the Credit and Collection Policy.

(q) Financial Information. All of its and its Affiliates’ financial statements delivered to the Administrative Agent in accordance with this Agreement present fairly, in all material respects, the actual financial position and results of operations of it and its Affiliates, as the case may be, as of the date and for the period presented or provided, in each case in accordance with GAAP.

(r) Investment Company Act; Covered Fund. It is not required to register as an “Investment Company” under (and as defined in) the Investment Company Act. It is not a “covered fund” as defined in Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. In determining that the Borrower is not such a “covered fund,” the Borrower relies on, and is entitled to rely on, the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act (although other exclusions or exemptions may also be available to the Borrower).

(s) No Other Obligations. It does not have outstanding any security of any kind except membership interests issued to ADT in connection with its organization and has not incurred, assumed, guaranteed or otherwise become directly or indirectly liable for, or in respect of, any Debt, and no Person has any commitment or other arrangement to extend credit to the Borrower, in each case, other than as will occur in accordance with the Transaction Documents.

(t) Representations and Warranties in Other Transactions Documents. It hereby makes for the benefit of the Collateral Agent, the Administrative Agent, each Group Agent and each Lender all of the representations and warranties that the Borrower makes, in any capacity, under the Sale Agreement, as if such representations and warranties (together with the related and ancillary provisions) were set forth in full herein.

(u) Ordinary Course of Business. Each remittance of Collections and Supporting LC Draw Proceeds by or on behalf of the Borrower to the Lenders (or to the Collateral Agent, the Administrative Agent or any Group Agent on their behalf) under this Agreement will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower, and (ii) made in the ordinary course of business or financial affairs of the Borrower.

(v) Tax Matters. It has filed all federal income tax returns and all other tax returns that are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except for any such taxes or assessments, if any, that are being appropriately contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP have been provided. No tax lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax or assessment, except where such tax or lien is being contested as set forth above. It has paid all sales taxes to be paid by it in connection with the Equipment and installation related to each Pool Receivable in compliance with Section 7.01(p), and has promptly notified the Administrative Agent of (i) any failure to pay any sales taxes with respect to any Receivable and whether or not such sales taxes are being contested as set forth above, and (ii) any asserted tax lien relating to any such sales taxes and whether or not such lien is being contested as set forth above.

(w) Tax Status. It has not made, at any time, any entity classification election under Treas. Reg. Sec. 301.7701-3 nor is it otherwise treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. It is treated as disregarded as separate from its owner for U.S. federal income tax purposes with such owner being a United States person within the meaning of section 7701(a)(30) of the Code. It is not subject to any Tax in any jurisdiction outside the United States. It has not taken any action that could subject it nor is it otherwise subject to any material amount of Tax imposed by a state or local taxing authority.

(x) No Event of Termination, Etc. No event has occurred and is continuing, or would result from any Loan that constitutes or would constitute an Unmatured Event of Termination or Event of Termination.

(y) Anti-Corruption Laws, Anti-Terrorism Laws, and Sanctions.

(i) Each ADT Entity and their respective Subsidiaries is in compliance in all material respects with the material provisions of the USA PATRIOT Act, and, on or prior to the Closing Date, the Borrower has provided or caused to be provided to the Administrative Agent all information related to the ADT Entities (including names, addresses and tax identification numbers (if applicable)) reasonably requested in writing by the Administrative Agent not less than 10 Business Days prior to the Closing Date and mutually agreed to be required under “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to be obtained by the Administrative Agent or any Lender.

(ii) None of the ADT Entities, any of their respective Subsidiaries, nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of any ADT Entity is currently the target of any sanctions administered by the United States, including the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and the U.S. State Department, the United Nations Security Council, His Majesty’s Treasury, the European Union or relevant member states of the European Union

(collectively, the “Sanctions”) and each ADT Entity and, to the knowledge of the Borrower, their respective directors, officers, employees and agents are in compliance with sanctions laws and regulations administered by the United States, including OFAC and the U.S. State Department, the United Nations Security Council, His Majesty’s Treasury, the European Union or relevant member states of the European Union (collectively, the “Sanctions Laws”) in all material respects. The Borrower will not directly or indirectly use the proceeds of any Loans or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person that is currently the target of any Sanctions or for the purpose of funding, financing or facilitating any activities, business or transaction with or in any country that is the target of the Sanctions, to the extent such activities, businesses or transaction would be prohibited by the Sanctions Laws, or in any manner that would result in the violation of any Sanctions Laws applicable to any party hereto.

(iii) Each ADT Entity, each of their respective Subsidiaries, and to the knowledge of the Borrower, their directors, officers, agents or employees, are in compliance with the U.S. Foreign Corrupt Practices Act of 1977 or similar law of a jurisdiction in which the ADT Entities conduct their business and to which they are lawfully subject (“Anti-Corruption Laws”), in each case, in all material respects. No part of the proceeds of any Loans made hereunder will be used to make any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(z) The Borrower does not hold (nor will it hold throughout the term of this Agreement) “plan assets” within the meaning of the Department of Labor regulations located at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

(aa) Accounting Treatment. The Borrower and ADT expect that the Receivables, Related Assets, and Collections relating to the Receivable Pool will be included on the consolidated balance sheet of the Parent and ADT for purposes of GAAP to the extent they are outstanding as of the end of any reporting period.

(bb) Advertisements, Promotions. No Pool Receivable is subject to any advertisement, promotion or other arrangement offered by any ADT Entity, subject to which such Pool Receivable or the Contract related to such Pool Receivable can be cancelled or terminated, in any manner which would excuse the related Obligor of its obligation to pay all or any part of the Unpaid Balance thereof, except pursuant to the Conditional Service Guaranty.

(cc) Pool Deficiency Amount. Immediately after giving effect to any Loan on a Borrowing Date and the application of the Collections and Supporting LC Draw Proceeds in accordance with Section 3.01(d), (e ) and (f) on such Borrowing Date, no Pool Deficiency Amount (calculated without giving effect to clause (ii) of the definition thereof) will exist.

(dd) Control. A Control Agreement is in full force and effect in respect of each Collection Account and the Payment Account.

(ee) Rule 3a-7 Eligible Assets. Each Loan constitutes an “eligible asset” within the meaning of Rule 3a-7 promulgated under the Investment Company Act.

(ff) Eligible Supporting Letter of Credit. Each Supporting Letter of Credit listed as an Eligible Supporting Letter of Credit in any Loan Request or Information Package, or included as an Eligible Supporting Letter of Credit in the calculation of the Supporting LC Amount on any date, is an Eligible Supporting Letter of Credit as of the effective date of the information reported in such Loan Request or Information Package or as of the date of such calculation, as the case may be.

SECTION 6.02. Representations and Warranties of ADT. ADT represents and warrants as of the Closing Date, as of each day on which a Credit Extension shall have occurred and as of each Settlement Date and, in respect of clauses (j) and (l) below, as of the date of each Information Package, as follows:

(a) Organization and Good Standing. It has been duly organized and is validly existing as a limited liability company in good standing under the Laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

(b) Due Qualification. It is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary qualifications, licenses, and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Pool Receivables) requires such qualifications, licenses, or approvals, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c) Power and Authority; Due Authorization. It (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party in any capacity, and (B) carry out the terms of and perform its obligations under the Transaction Documents applicable to it, and (ii) has duly authorized by all necessary limited liability company action the execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is a party.

(d) Binding Obligations. This Agreement constitutes, and each other Transaction Document to be signed by it when duly executed and delivered by it will constitute, the legal, valid, and binding obligation of it, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e) No Violation. The execution and delivery of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the performance by it of the terms hereof and thereof will not (i) violate or result in a default under, (A) its Constituent Documents, (B) any indenture, agreement or instrument binding on it or its assets or properties or (C) the ADT Credit Agreement, any ADT Indenture or any ADT Collateral Agreement, (ii) result in the creation or imposition of any Adverse Claim upon any of its assets or properties pursuant to the terms of any such indenture, agreement, or instrument, except as contemplated by the Sale Agreement, or (iii) violate any Law applicable to it or any of its assets or properties, except in the case of this clause (iii) to the extent that any such violations individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect.

(f) No Proceedings. There are no actions, suits, or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Servicer, threatened against or affecting the Servicer or any of its assets or properties (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the sale and assignment of all or any portion of the Receivable Pool or Related Assets under the Sale Agreement, the grant of a security interest in all or any portion of the Collateral hereunder, or the consummation of any of the transactions contemplated by, or the purposes of, this Agreement or of any of the other Transaction Documents, (iii) seeking any determination or ruling that could materially and adversely affect the performance by any ADT Entity of its obligations under any Transaction Document or (iv) could otherwise reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(g) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for its due execution, delivery, and performance of this Agreement or any other Transaction Document or the transactions contemplated thereby, except for (x) the filing of the UCC financing statements referred to in Article V, and (y) such authorizations, approvals, actions, notices or filings as have been obtained or made or for which the failure to obtain or make the same, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(h) Quality of Title. The Borrower has acquired from ADT, for fair consideration and reasonably equivalent value, all of the right, title, and interest in each Pool Receivable and the Related Assets in respect thereof and such acquisition constitutes a True Sale. Immediately prior to each sale or contribution of a Receivable under the Sale Agreement, ADT owned each Contract and Pool Receivable and the Related Assets related thereto free and clear of any Adverse Claim; and upon any Transfer under the Sale Agreement, the Collateral Agent (for the benefit of the Secured Parties) has acquired and at all times thereafter continuously has the benefit of a first priority perfected security interest in each Pool Receivable, together with the Related Assets, free and clear of any Adverse Claim; and no valid effective financing statement or other instrument similar in effect covering any Pool Receivable, any interest therein or the Related Assets is on file in any recording office except Permitted Lien Filings. Without limiting the foregoing, no Chattel Paper evidencing Pool Receivables (x) is in the possession of (or, in the case of electronic Chattel Paper, under the control of) any Person other than the Servicer (for the benefit of the Collateral Agent and the Borrower), the Collateral Agent or the Collateral Agent’s designee, or (y) has any marks or notations indicating that it has been pledged, assigned, or otherwise conveyed to any Person other than the Borrower or the Collateral Agent.

(i) Financial Condition. All financial statements of the ADT Entities and their respective Subsidiaries (including the notes thereto) delivered to the Collateral Agent, the Administrative Agent, and each Group Agent pursuant to Section 7.05(a), present fairly, in all material respects, the actual financial position and results of operations and cash flows of such entities as of the dates and for the periods presented or provided other than in the case of annual financial statements, in each case in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of all interim balance sheets of the Parent and ADT.

(j) Accurate Reports. None of the reports, financial statements, certificates, or other written information (other than forward-looking statements, projections, and statements of a general industry nature, as to which it represents only that it acted in good faith and utilized assumptions reasonable at the time made and due care in the preparation of such statement or projection) furnished or to be furnished by or on behalf of it or any other ADT Entity (including each Loan Request and each Information Package furnished by the Servicer and each report furnished pursuant to Section 7.05(f)) (including, without limitation, by electronic delivery) to the Collateral Agent, the Administrative Agent, any Lender, or any Group Agent in connection with this Agreement or any other Transaction Document or any amendment hereto or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.

(k) Accounts. The Lock-Boxes, names and addresses of all of the Account Banks, together with the account numbers of the Collection Accounts at such Account Banks, are specified in Schedule II (or have been notified to and approved by the Collateral Agent and the Administrative Agent in accordance with Section 7.03(d)). The Collection Accounts and the Payment Account, the account numbers for each such account and the Account Bank maintaining each such account are specified in Schedule II, except for such changes as are expressly permitted by Section 3.04, Section 7.03(d) or Section 7.06(c).

(l) Eligible Receivables. Each Pool Receivable listed as an Eligible Receivable in any Loan Request or Information Package or included as an Eligible Receivable in the calculation of Net Portfolio Balance on any date is an Eligible Receivable as of the effective date of the information reported in such Loan Request or Information Package or as of the date of such calculation, as the case may be, or has been cured through a repurchase in accordance with the Sale Agreement. In selecting the Eligible Receivables to be sold or contributed to the Borrower pursuant to the Sale Agreement (i) it did not utilize any selection process for choosing such Eligible Receivables, from among all Eligible Receivables, that could reasonably be expected to be adverse or disadvantageous to the interests of the Lenders, and ADT does not otherwise have any reason to expect that the performance of the Eligible Receivables sold under the Sale Agreement would be worse than any Eligible Receivables that it is not offering for sale under the Sale Agreement, and (ii) each such Receivable adheres to the Credit and Collection Policy. As of each Transfer Date, it has no knowledge of any fact (including any defaults by the Obligor thereunder or any Service Charge Receivable) that would cause it to expect any payment on any Eligible Receivable transferred on such Transfer Date not to be paid in full when due.

(m) Adverse Change. Since the Closing Date, (i) there has been no material adverse change in the value, validity, collectability, or enforceability of all or a material portion of the Pool Receivables, and (ii) there has been no Material Adverse Effect with respect to ADT or the Parent.

(n) Credit and Collection Policy; Law. It has complied with the Credit and Collection Policy and such policies have not changed in any respect since the Closing Date, except as permitted under Sections 7.03(c) and 7.05(g). It has complied with all applicable Law, except where the failure to so comply, individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect.

(o) Investment Company Act. It is not required to register as an “Investment Company” under (and as defined in) the Investment Company Act.

(p) ERISA. No ERISA Event has occurred or is reasonably expected to occur, except as could not reasonably be expected to have a Material Adverse Effect.

(q) Tax Returns and Payments. It has filed all federal income tax returns and all other tax returns that are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except for any such taxes or assessments, if any, that are being appropriately contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP have been provided. No tax lien has been filed, and, to the knowledge of the Servicer, no claim is being asserted, with respect to any such tax or assessment, except where such tax or lien is being contested as set forth above. It has paid all sales taxes to be paid by it in connection with the Equipment and installation related to each Pool Receivable in compliance with Section 7.04(k), and has promptly notified the Administrative Agent of (i) any failure to pay any sales taxes with respect to any Receivable and whether or not such sales taxes are being contested as set forth above, and (ii) any asserted tax lien relating to any such sales taxes and whether or not such lien is being contested as set forth above.

(r) No Event of Termination, Etc. No event has occurred and is continuing, or would result from any Loan, that constitutes or would constitute an Unmatured Event of Termination or Event of Termination.

(s) Anti-Corruption Laws, Anti-Terrorism Laws, and Sanctions.

(i) Each ADT Entity is in compliance in all material respects with the material provisions of the USA PATRIOT Act, and, on or prior to the Closing Date, the Servicer has provided or caused to be provided to the Administrative Agent all information related to the ADT Entities (including names, addresses and tax identification numbers (if applicable)) reasonably requested in writing by the Administrative Agent not less than 10 Business Days prior to the Closing Date and mutually agreed to be required under “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to be obtained by the Administrative Agent or any Lender.

(ii) None of the ADT Entities, or an of their respective Subsidiaries, nor, to the knowledge of the Servicer, any director, officer, agent, employee or Affiliate of any ADT Entity is currently the target of any Sanctions and each ADT Entity and, to the knowledge of the Servicer, their respective directors, officers, employees and agents are in compliance with Sanctions Laws in all material respects. The Servicer will not directly or indirectly cause the proceeds of any Loans to be used or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person that is currently the target of any Sanctions or for the purpose of funding, financing or facilitating any activities, business or transaction with or in any country that is the target of the Sanctions, to the extent such activities, businesses or transaction would be prohibited by the Sanctions Laws, or in any manner that would result in the violation of any Sanctions Laws applicable to any party hereto.

(iii) Each ADT Entity, each of their respective Subsidiaries, and to the knowledge of the Servicer, their directors, officers, agents or employees, are in compliance with Anti-Corruption Laws in all material respects. No part of the proceeds of any Loans made hereunder will be used to make any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(t) Advertisements, Promotions. No Pool Receivable is subject to any advertisement, promotion or other arrangement offered by any ADT Entity, subject to which such Pool Receivable or the Contract related to such Pool Receivable can be cancelled or terminated, in any manner which would excuse the related Obligor of its obligation to pay all or any part of the Unpaid Balance thereof, except pursuant to the Conditional Service Guaranty.

(u) Pool Deficiency Amount. Immediately after giving effect to any Loan on a Borrowing Date and the application of Collections and Supporting LC Draw Proceeds in accordance with Section 3.01(d) , (e) and (f) on such Borrowing Date, no Pool Deficiency Amount (calculated without giving effect to clause (ii) of the definition thereof) will exist.

(v) Control. A Control Agreement is in full force and effect in respect of each Collection Account and a Control Agreement is in full force and effect in respect of the Payment Account.

(w) Permitted Securitization Financing. The transactions contemplated by this Agreement, including the transfer and pledge of Receivables in connection with the financing contemplated hereby, constitute a Permitted Securitization (as defined in the ADT Credit Agreement) and the entry by any ADT Entity into any Transaction Document and their respective performance thereunder is permitted by the ADT Credit Agreement, each ADT Indenture and each ADT Collateral Agreement, and will not conflict with or violate the terms of the ADT Credit Agreement, any ADT Indenture or any ADT Collateral Agreement. The Pool Receivables, the Related Assets, related Collections and other Collateral are free and clear of any Adverse Claim.

(x) Eligible Supporting Letter of Credit. Each Supporting Letter of Credit listed as an Eligible Supporting Letter of Credit in any Loan Request or Information Package, or included as an Eligible Supporting Letter of Credit in the calculation of the Supporting LC Amount on any date, is an Eligible Supporting Letter of Credit as of the effective date of the information reported in such Loan Request or Information Package or as of the date of such calculation, as the case may be.

ARTICLE VII

COVENANTS

SECTION 7.01. Affirmative Covenants of the Borrower. At all times from the Closing Date until the Final Payout Date, the Borrower shall:

(a) Compliance with Laws, Etc. Comply with all applicable Laws, in respect of the conduct of its business, the Pool Receivables, and each of the related Contracts, except where the failure to so comply, individually or in the aggregate could not reasonably be expected to adversely affect any Pool Receivable, or otherwise give rise to a Material Adverse Effect.

(b) Preservation of Existence. Preserve and maintain its existence, rights, franchises, and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing in each jurisdiction, except where the failure to qualify or preserve or maintain such existence, rights, franchises, or privileges could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Inspections. From time to time, at the expense of ADT upon reasonable prior notice, upon the request by the Administrative Agent or the Required Lenders (or any Group Agent if an Unmatured Event of Termination or Event of Termination has occurred and is continuing) and during regular business hours, permit the Collateral Agent, the Administrative Agent, and the Group Agents, or any of their respective representatives to visit and inspect its properties, to examine and make extracts from its Records, and to discuss its affairs, finances, and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, unless an Event of Termination, or an Unmatured Event of Termination has occurred and is continuing at the time of any such inspection, ADT shall only be required to reimburse the reasonable documented out-of-pocket costs and expenses related to one such inspection of the Borrower during any 12-month period, which inspection shall be requested and scheduled by the Administrative Agent; provided, further, that the Collateral Agent, the Administrative Agent and the Group Agents shall use reasonable efforts to coordinate the timing of any inspections made of the Borrower pursuant to this Section 7.01(c) and of ADT pursuant to Section 5.2(a) of the Sale Agreement and Section 7.04(c).

(d) Keeping of Records and Books of Account; Delivery. Maintain and implement, or cause to be maintained and implemented, administrative and operating procedures (including an ability to recreate records evidencing the Pool Receivables, the Related Assets and the Service Charge Receivables in the event of the destruction of the originals thereof, backing up on at least a daily basis on a separate backup computer from which electronic file copies can be readily produced and distributed to third parties being agreed to suffice for this purpose), and keep and maintain, or cause to be kept and maintained, all documents, books, records, and other information necessary or advisable for the collection of the Pool Receivables and Related Assets (including records adequate to permit the daily identification of (i) each new Pool Receivable, all Collections relating to each Pool Receivable and adjustments to each existing Pool Receivable received, made or otherwise processed on that day, and (ii) the portion of the amounts received from each Obligor that constitute Collections on the related Pool Receivables and the portion that relates to Collections in respect of Service Charge Receivables in order to effect the priority of payments set forth in the related Contracts).

(e) Performance and Compliance with Pool Receivables and Contracts. At ADT’s expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, except where the failure to so perform or comply, individually or in the aggregate could not reasonably be expected to adversely affect any Pool Receivable or Related Assets or otherwise result in a Material Adverse Effect.

(f) Location of Records. Keep all its physical Records (to the extent not electronically available) and tangible chattel paper or other physical collateral (and any original documents relating thereto), if any, at the address(es) of the Borrower referred to in Section 6.01(l) or, upon thirty (30) days’ prior written notice to the Collateral Agent and the Administrative Agent, at such other locations in jurisdictions where all action required to protect and perfect the Collateral Agent’s first priority perfected security interest in the Receivable Pool and the Related Assets free and clear of any Adverse Claim shall have been taken and completed.

(g) Credit and Collection Policy. Cause the Servicer to service the Pool Receivables, Related Assets, and Contracts in respect of the Receivable Pool in accordance with the Credit and Collection Policy and not agree to any changes thereto, except as permitted under Section 7.03(c).

(h) Collections. Cause the Servicer to promptly withdraw from the bank accounts and/or charge the credit or debit cards of the Direct Deposit Obligors all amounts necessary to effect the timely payment when due of the Unpaid Balance of the Pool Receivables relating to such Direct Deposit Obligors and immediately remit such amounts within one (1) Business Day of the date of withdrawal, debit or credit, directly to a Collection Account subject to a Control Agreement, without any commingling of such amounts with any other funds. Instruct, or cause the Servicer to instruct, each Obligor that to the extent any payment in respect of the related Pool Receivable is not to be made through the Servicer’s withdrawal from the bank account of each such Obligor and/or through the charge of the credit or debit card of each such Obligor, all Collections in respect of the Pool Receivables of each such Obligor shall be made to (i) a Collection Account covered by a Control Agreement or (ii) a Lock-Box that remits such amounts directly to a Collection Account covered by a Control Agreement, in each case, without any commingling of such amounts with any other funds. Cause the Servicer to as promptly as practicable and in any event within one (1) Business Day of receipt in any Collection Account of any Collections, remit, or cause to be remitted, such amounts directly to the Payment Account, without any commingling of such amounts with any other funds.

(i) Right and Title. Hold all right, title, and interest in each Pool Receivable, except to the extent that any such right, title, or interest has been transferred or granted to the Collateral Agent (on behalf of the Secured Parties).

(j) Transaction Documents. Without limiting its covenants or agreements set forth herein or in any other Transaction Document, (i) comply with each and every of its covenants and agreements under the Sale Agreement and its Constituent Documents, and (ii) take all actions reasonably necessary to ensure that each Transaction Document, except as may be terminated with the consent of the Administrative Agent, the Collateral Agent and each Group Agent, or in accordance with its terms, remains enforceable and in effect.

(k) Enforcement of Sale Agreement. On its own behalf and on behalf of Lenders, Group Agents, the Collateral Agent, and the Administrative Agent, (x) promptly enforce all covenants and obligations of ADT contained in the Sale Agreement, and (y) deliver to the Collateral Agent and the Administrative Agent (which will deliver such consents to each Group Agent) all consents, approvals, directions, notices, and waivers and take other actions under the Sale Agreement as may be reasonably directed by the Collateral Agent, the Administrative Agent or the Required Lenders.

(l) Filing of Financing Statements. At ADT’s expense, take all actions necessary (including all filings) to vest in, and maintain in the Collateral Agent (on behalf of the Secured Parties) a valid, first priority perfected security interest in the Pool Receivables and Related Assets and the other Collateral free and clear of any Adverse Claims. Without limiting the foregoing, at ADT’s expense, as promptly as practicable (within five (5) Business Days) following such request execute, authorize and deliver all instruments and documents and take all action, necessary or reasonably requested by the Collateral Agent, the Administrative Agent, or any Group Agent (including the filing of financing or continuation statements, amendments thereto, or assignments thereof) to enable the Collateral Agent to exercise and enforce all of its rights hereunder and to vest and maintain vested in the Collateral Agent a valid, first priority perfected security interest in the Pool Receivables, the Related Assets with respect thereto, the Sale Agreement, the Collections with respect thereto and the other Collateral free and clear of any Adverse Claim. The Borrower hereby authorizes the Administrative Agent and the Collateral Agent to file any continuation statements, amendments thereto, and assignments thereof as the Collateral Agent, the Administrative Agent, or any Group Agent may from time to time determine to be necessary or desirable to perfect or maintain the perfection or priority of its security interest in the Pool Receivables, the Collections with respect thereto, the Related Assets with respect thereto, the Sale Agreement, and the other Collateral free and clear of any Adverse Claims.

(m) Location. Maintain at all times its jurisdiction of organization and its chief executive office within a jurisdiction in the United States in which Article 9 of the UCC (2001 or later revision) is in effect.

(n) Tax Matters. Pay all applicable taxes required to be paid by it when due and payable in connection with the transfer of the Pool Receivables and Related Assets by the Borrower; the Borrower acknowledges that none of the Collateral Agent, the Administrative Agent, any Group Agent, or any Lender shall have any responsibility with respect thereto. Pay and discharge, or cause the payment and discharge of, all federal income taxes (and all other material taxes) when due and payable, except such as may be contested in good faith by appropriate proceeding and for which an adequate reserve has been established and is maintained in accordance with GAAP.

(o) Certain Governmental Fees, Surcharges, and Taxes. With respect to any portion of a Receivable attributable to governmental fees, surcharges, or taxes, pay (or cause to be paid) such governmental fees, surcharges, or taxes to the applicable Governmental Authority when due in accordance with applicable Law (except for any such governmental fees, surcharges, or taxes that are being appropriately contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP have been provided), and none of the Collateral Agent, the Administrative Agent, any Group Agent, or any Lender shall have any obligation to make any such payment or shall have any other responsibility with respect thereto.

(p) Anti-Corruption Laws, Anti-Terrorism Laws, and Sanctions. Maintain in effect and enforce policies and procedures reasonably designed to ensure compliance in all material respects, by the Borrower and its directors, officers, employees, and agents with Anti-Corruption Laws and applicable Sanctions Laws in connection with its business operations, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(q) Accounting Treatment. Provide the Collateral Agent and the Administrative Agent with written notice delivered not less than twenty (20) days prior to the last day of each fiscal quarter or fiscal year, if the Receivables relating to the Receivable Pool will not be included on the consolidated balance sheet of ADT for purposes of GAAP as of such date.

(r) Payment of Principal and Interest. Duly and punctually pay Principal, Interest, Fees and all other amounts payable by the Borrower hereunder in accordance with the terms of this Agreement.

(s) Hedging. If the Borrower enters into any Hedge Agreement or Hedge Transaction, it shall do so in accordance with Exhibit I.

SECTION 7.02. Reporting Requirements of the Borrower. From the date hereof until the Final Payout Date, the Borrower shall furnish to the Collateral Agent and the Administrative Agent (who shall promptly send the same to the Group Agents):

(a) Financial Statements. As soon as available and in any event within 75 days after the end of its fiscal year, copies of the unaudited annual income statement and balance sheet of the Borrower, prepared in conformity with GAAP (which may be furnished through the delivery of the consolidated financial statements of ADT and the Parent pursuant to Section 7.05(a)).

(b) Events of Termination, Etc. Notice of the occurrence of any Event of Termination or Unmatured Event of Termination accompanied by a written statement of an appropriate officer of the Borrower (or the Servicer on its behalf) setting forth details of such event and the action that the Borrower proposes to take with respect thereto, such notice to be provided promptly (but not later than two (2) Business Days) after any Responsible Officer of the Borrower or the Servicer obtains actual knowledge thereof.

(c) Other Information. Promptly, from time to time, such Records or other information, documents, records, or reports respecting the condition or operations, financial or otherwise, of the Borrower, its performance under the Transaction Document and the Pool Receivables and Related Assets as the Collateral Agent, the Administrative Agent, or any Group Agent may from time to time reasonably request.

(d) Notices Under Sale Agreement. A copy of each notice received by the Borrower from ADT pursuant to any provision of the Sale Agreement.

(e) ERISA. Written notice of any ERISA Event.

(f) Annual Lien Opinion. No later than April 20 of each year, at the expense of the Borrower, a legal opinion of counsel reasonably satisfactory to the Collateral Agent and in form and substance satisfactory to the Collateral Agent (accompanied by recent lien searches against the Borrower and ADT), addressing the perfection and priority under the UCC of the Transfers to the Borrower and of the security interests granted to the Collateral Agent under the Transaction Documents and the absence of any financing statements or other instruments filed against ADT or the Borrower reflected in such lien searches covering any Pool Receivable, Related Asset or interest therein other than Permitted Lien Filings.

(g) Hedging. With respect to any Hedge Transaction or Hedge Agreement, (i) concurrently with the Borrower’s entry into any Hedge Agreement (or any waiver or amendment thereof), notice thereof with a copy of the fully executed Hedge Agreement (or applicable waiver or amendment), (ii) a copy of each material notice received by the Borrower from any Hedge Counterparty pursuant to any provision of any Hedge Agreement, (iii) prompt notice (but in any event, within three (3) Business Days) of any termination of any Hedge Agreement or Hedge Transaction.

SECTION 7.03. Negative Covenants of the Borrower. From the date hereof until the Final Payout Date, the Borrower shall not:

(a) Sales, Adverse Claims, Etc. Except as otherwise provided herein or in the Sale Agreement, sell, assign (by operation of Law or otherwise), or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than the Borrower’s ownership interest or contingent claim to ownership) upon or with respect to any Pool Receivable, Related Assets or any other Collateral.

(b) Extension or Amendment of Receivables. Except as provided in Section 8.02(b) and to the extent resulting from the Conditional Service Guaranty, extend, amend or otherwise modify the terms of any Pool Receivable (in each case, including, without limitation, by means of any promotional activity, advertising or other statement or warranty (including on any ADT Entity’s website)), or amend, modify or waive any term or condition of any Contract related thereto or permit the Servicer to do the same.

(c) Change in Credit and Collection Policy, Business, or Constituent Documents. (i) Make or consent to any change or amendment to the Credit and Collection Policy or permit the Servicer to make any such change or amendment if such proposed change or amendment could reasonably be expected to adversely affect the value, validity, collectability, or enforceability of any Pool Receivables or the Related Assets or decrease the credit quality of any Pool Receivable or the Related Assets or otherwise give rise to a Material Adverse Effect without (x) the prior written consent of the Collateral Agent, the Administrative Agent, and each Group Agent, or (y) in the case of any such change or amendment required by Law, upon delivery to the Collateral Agent and the Administrative Agent of a certificate of a Responsible Officer of ADT which certifies, that based upon advice of reputable counsel, such change or amendment is required to be made as a result of a change in Law, or (ii) make any change in the character of its business or amend or otherwise modify its Constituent Documents in any respect without the prior written consent of the Collateral Agent, the Administrative Agent and the Required Lenders.

(d) Change in Accounts. (i) Add any bank, lock-box or lock-box account not listed on Schedule II as an Account Bank, Lock-Box or Collection Account unless the Collateral Agent and the Administrative Agent shall have previously approved and received duly executed copies of the proper forms of Control Agreements duly executed by the parties thereto, (ii) terminate any Account Bank, or related Lock-Box, Collection Account or the Payment Account without the prior written consent of the Collateral Agent, the Administrative Agent and, in each case, only if prior to such termination it has instructed all affected Obligors to make payments to another Lock-Box or Collection Account or established a substitute Payment Account, as the case may be, in each case, satisfying the requirements of this Agreement, and all affected Obligors (other than Obligors in respect of Delinquent Receivables or Defaulted Receivables) have made at least one payment to such other Lock-Box or Collection Account, and has provided such certifications or undertakings reasonably satisfactory to the Collateral Agent and the Administrative Agent regarding any Obligor payments that may continue to be made to a Lock-Box or Collection Account that is being terminated, or (iii) affirmatively consent to any amendment, supplement, or other modification of any Lock-Box agreement without the prior written consent of the Collateral Agent and the Administrative Agent.

(e) Deposits to Accounts. Deposit or otherwise credit, or cause or permit to be so deposited or credited, or direct any Obligor to deposit or remit, any Collections on Pool Receivables to any account not covered by the proper Control Agreement, or (ii) permit any amount to be deposited, credited or remitted to any Collection Account or the Payment Account other than Collections in respect of Pool Receivables. Permit any Collections in respect of Pool Receivables to be deposited, or credited in any account which is not subject to a Control Agreement which is in full force and effect.

(f) Name Change, Mergers, Acquisitions, Sales, etc. (i) Change its name or the location of any office at which its physical Records (to the extent not electronically available) and tangible chattel paper or other physical collateral, if any, are maintained, (ii) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest (or similar ownership interest) in, any other Person; or, sell, transfer, convey, contribute, or lease all or any substantial part of its assets, or sell or assign with or without recourse any Pool Receivables or any interest therein (other than pursuant hereto and to the Sale Agreement) to any Person, or (iii) have any subsidiaries.

(g) Debt and Business Activity. Incur, assume, guarantee, or otherwise become directly or indirectly liable for or in respect of any Debt or other obligation, purchase any asset (or make any investment by share purchase loan or otherwise), or engage in any other activity (whether or not pursued for gain or other pecuniary advantage), in any case, other than as will occur in accordance with this Agreement or the other Transaction Documents.

(h) Change in Organization, Etc. Change its jurisdiction of organization or its name, identity, or corporate structure or make any other change such that any financing statement filed or other action taken to perfect the Collateral Agent’s interests under this Agreement would become misleading or would otherwise be rendered ineffective, unless the Borrower shall have given the Administrative Agent and the Collateral Agent not less than thirty (30) days’ prior written notice of such change and shall have cured such circumstances. The Borrower shall not amend or otherwise modify or waive its Constituent Documents or any provision thereof without the prior written consent of the Collateral Agent and the Administrative Agent.

(i) Actions Impairing Quality of Title. Take any action that could reasonably be expected to cause any Pool Receivable, together with the Related Assets, not to be owned by it free and clear of any Adverse Claim; or take any action that could cause the Collateral Agent not to have a first priority perfected security interest in the Receivable Pool and Related Assets and the other Collateral and all products and proceeds of the foregoing, free and clear of any Adverse Claim, or suffer the existence of any valid effective financing statement or other instrument similar in effect covering any Pool Receivable, any Related Asset, any Contract, any other Collateral or any proceeds thereof on file in any recording office, except Permitted Lien Filings.

(j) Actions by ADT. Notwithstanding anything to the contrary set forth in the Sale Agreement, consent to (i) any change or removal of any notation required to be made by ADT pursuant to Section 3.3 of the Sale Agreement, or (ii) any waiver of or departure from any term set forth in Section 5.4 of the Sale Agreement, in each case, without the prior written consent of the Collateral Agent, the Administrative Agent and each Group Agent.

(k) Tax Status. Take (or permit any other Person to take) any action that could (or could reasonably be expected to) cause the Borrower to be treated as other than disregarded as separate from its owner for U.S. federal income tax purposes with such owner being a United States person within the meaning of section 7701(a)(30) of the Code. The Borrower shall not take (or permit any other Person to take) any action that could cause it to be subject to any Tax in any jurisdiction outside the United States. The Borrower shall not take (or permit any other Person to take) any action that could cause it to be subject to any material amount of Tax imposed by a state or local taxing authority (which shall not be deemed to include, for the avoidance of doubt, any annual Taxes, franchise Taxes or similar Taxes).

(l) Chattel Paper. Permit any Chattel Paper relating to the Pool Receivable or Related Assets to be in the possession of (or, in the case of electronic Chattel Paper, under the control of) any Person other than the Servicer (for the benefit of the Collateral Agent and the Borrower), the Collateral Agent or the Collateral Agent’s designee.

(m) Restricted Payments. If an Event of Termination or Unmatured Event of Termination has occurred and is continuing, (i) purchase or redeem any of its membership interests, (ii) declare or pay any dividend or distribution or set aside any funds for any such purpose, (iii) prepay, purchase or redeem any Debt other than in accordance with or pursuant to any Transaction Document, (iv) lend or advance any funds or (v) repay any loans or advances to, for or from any of its Affiliates.

(n) Hedge Agreement. The Borrower shall not terminate, amend or waive any Hedge Agreement except to the extent permitted under the terms set forth in Exhibit I. The Borrower shall not, except with the prior written consent of the Administrative Agent, exercise any rights (including any termination rights) under any Hedge Agreement or any Hedge Transaction that could reasonably be expected to adversely affect the right of the Lenders to receive payments hereunder or under any Hedge Agreement.

SECTION 7.04. Affirmative Covenants of ADT. From the date hereof until the Final Payout Date, ADT, individually and when acting as the Servicer, shall:

(a) Compliance with Laws, Etc. Comply with all applicable Laws in respect of the conduct of its business, its assets and properties, the Pool Receivables, the related Contracts and the servicing and collection thereof, except where the failure to so comply, individually or in the aggregate could not reasonably be expected to adversely affect any Pool Receivable, or otherwise give rise to a Material Adverse Effect.

(b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises, and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing in each jurisdiction except where the failure to preserve or maintain such existence, rights, franchises, or privileges or to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Inspections. From time to time, at its expense, upon reasonable prior notice, upon the reasonable request by the Administrative Agent or the Required Lenders (or any Group Agent if an Unmatured Event of Termination or Event of Termination has occurred and is continuing) and during regular business hours, permit the Administrative Agent, the Collateral Agent, and the Group Agents, or any of their respective representatives to visit and inspect its properties, to examine and make extracts from its Records, and to discuss its affairs, finances, and condition with its officers and independent accountants with respect to the Pool Receivables and the Related Assets and the performance of its obligations (as Servicer or otherwise) under the Transaction Documents as often as reasonably requested; provided that, unless an Event of Termination, or an Unmatured Event of Termination has occurred and is continuing at the time of any such inspection, the Servicer shall only be required to reimburse the reasonable documented out-of-pocket costs and expenses related to one such inspection pursuant to Section 5.2(a) of the Sale Agreement or this Section 7.04(c) during any 12-month period, which inspection shall be requested and scheduled by the Administrative Agent; provided, further, that the Collateral Agent, the Administrative Agent and the Group Agents shall use reasonable efforts to coordinate the timing of any inspections made of ADT pursuant to this Section 7.04(c) and of the Borrower pursuant to Section 7.01(c).

(d) Keeping of Records and Books of Account; Delivery; Location of Records. Maintain and implement, or cause to be maintained and implemented, administrative and operating procedures (including an ability to recreate records evidencing the Pool Receivables, the Related Assets and the Service Charge Receivables in the event of the destruction of the originals thereof, backing up on at least a daily basis on a separate backup computer from which electronic file copies can be readily produced and distributed to third parties being agreed to suffice for this purpose), and keep and maintain, or cause to be kept and maintained, all documents, books, records, and other information necessary or advisable for the collection of all Pool Receivables, and Related Assets (including records adequate to permit the daily identification of (i) each new Pool Receivable, all Collections relating to each Pool Receivable and adjustments to each existing

Pool Receivable received, made or otherwise processed on that day, and (ii) the portion of the amounts received from each Obligor that constitute Collections on the related Pool Receivables and the portion that relates to Collections in respect of Service Charge Receivables in order to effect the priority of payments set forth in the related Contracts). In addition, it shall keep its physical Records (to the extent not electronically available) and tangible chattel paper or other physical collateral (and any original documents relating thereto), if any, at the address(es) referred to in Annex 2 of the Sale Agreement or at such other address(es) as set forth in the Sale Agreement or, upon thirty (30) days’ prior written notice to the Collateral Agent and the Administrative Agent, at such other locations in jurisdictions where all action required by Section 8.05 hereof shall have been taken and completed.

(e) Performance and Compliance with Receivables and Contracts. At its expense, timely and fully perform and comply with all provisions, covenants, and other promises required to be observed by it under the Contracts and the Pool Receivables relating to the Receivable Pool, except where the failure to so perform or comply, individually or in the aggregate, could not reasonably be expected to adversely affect any Pool Receivable or Related Assets or otherwise result in a Material Adverse Effect.

(f) Credit and Collection Policy. Comply with the Credit and Collection Policy in regard to each Pool Receivable, the Related Assets, each Service Charge Receivable, the related Contract and the servicing and collection thereof.

(g) Collections. Promptly withdraw from the bank accounts and/or charge the credit or debit cards of the Direct Deposit Obligors all amounts necessary to effect the timely payment when due of the Unpaid Balance of the Pool Receivables relating to such Direct Deposit Obligors and immediately remit such amounts, within one (1) Business Day of the date of withdrawal, debit or credit directly to a Collection Account, without any commingling of such amounts with any other funds. Instruct each Obligor that to the extent any payment in respect of the related Pool Receivable is not to be made through the Servicer’s withdrawal from the bank account of each such Obligor and/or through the charge of the credit or debit card of each such Obligor, all Collections in respect of the Pool Receivables of each such Obligor shall be made to (i) a Collection Account covered by a Control Agreement or (ii) a Lock-Box that remits such amounts directly to a Collection Account covered by a Control Agreement, in each case, without any commingling of such amounts with any other funds. As promptly as practicable and in any event within one (1) Business Day of receipt in any Collection Account of any Collections, remit, or cause to be remitted, such amounts directly to the Payment Account, without any commingling of such amounts with any other funds.

(h) Filing of Financing Statements. At its expense, take all actions necessary (including all filings) to vest in, and maintain in the Collateral Agent (on behalf of the Secured Parties) a valid, first priority perfected security interest in the Pool Receivables and Related Assets free and clear of any Adverse Claims. Without limiting the foregoing, cause the financing statements described in Exhibit F, that have not previously been filed, to be duly filed in the appropriate jurisdictions at its expense, as promptly as practicable (and in any event, within five (5) Business Days) following such request and to execute, authorize, and deliver all instruments and documents and take all action, necessary or reasonably requested by the Collateral Agent, the Administrative Agent, or any Group Agent (including the filing of financing or continuation statements, amendments thereto, or assignments thereof) to enable the Collateral Agent to exercise and enforce all of its rights hereunder and to vest and maintain vested in the Collateral Agent a valid, first priority perfected security interest in the Pool Receivables, the Related Assets with respect thereto, the Sale Agreement, the Collections with respect thereto, and the other Collateral free and clear of any Adverse Claim. The Servicer hereby authorizes the Collateral Agent and the Administrative Agent to file any continuation statements, amendments thereto, and assignments thereof as the Collateral Agent, the Administrative Agent, or any Group Agent may from time to time determine to be necessary or desirable to perfect or maintain the perfection or priority of its security interest in the Pool Receivables, the Collections with respect thereto, the Related Assets with respect thereto, the Sale Agreement, and the other Collateral free and clear of any Adverse Claims.

(i) Transaction Documents. Without limiting its covenants or agreements set forth herein or in any other Transaction Document, (i) comply with each and every of its covenants and agreements under the Sale Agreement and (ii) take all actions reasonably necessary to ensure that each Transaction Document, except as may be terminated with the consent of the Administrative Agent, the Collateral Agent and each Group Agent, or in accordance with its terms, remains enforceable and in effect.

(j) Tax Matters. Pay all applicable taxes required to be paid by it when due and payable in connection with the transfer of the Receivables to the Borrower under the Sale Agreement; ADT acknowledges that none of the Collateral Agent, the Administrative Agent, any Group Agent, or any Lender shall have any responsibility with respect thereto. Pay and discharge, or cause the payment and discharge of, all federal income taxes (and all other material taxes) when due and payable, except such as may be contested in good faith by appropriate proceeding and for which an adequate reserve has been established and is maintained in accordance with GAAP.

(k) Certain Governmental Fees, Surcharges, and Taxes. With respect to any portion of a Receivable attributable to governmental fees, surcharges, or taxes, pay (or cause to be paid) such governmental fees, surcharges, or taxes to the applicable Governmental Authority when due in accordance with applicable Law (except for any such governmental fees, surcharges, or taxes that are being appropriately contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP have been provided, and none of the Collateral Agent, the Administrative Agent, any Group Agent, or any Lender shall have any obligation to make any such payment or shall have any other responsibility with respect thereto. Pay all sales taxes to be paid in connection with the Equipment and installation related to each Pool Receivable by the due date thereof (except for any such sales taxes that are being appropriately contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP have been provided).

(l) Anti-Corruption Laws, Anti-Terrorism Laws, and Sanctions. Maintain in effect and enforce policies and procedures reasonably designed to ensure compliance in all material respects, by ADT, its Subsidiaries and their respective directors, officers, employees, and agents with Anti-Corruption Laws and applicable Sanctions Laws in connection with ADT’s or its Subsidiaries’ business operations, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(m) Application of Obligor Payments. Apply payments made by an Obligor under a Contract relating to a Pool Receivable to amounts billed on such Obligor’s invoice in the following order: (i) first, to amounts due in respect of the related Pool Receivables; (ii) second, to amounts due in respect of the related Service Charge Receivables; and (iii) third, other amounts owing by such Obligor. For the avoidance of doubt, any amounts paid by any Obligor in respect of Service Charge Receivables that must be applied pursuant to clause (i) above shall be deemed to be Collections and remitted to the Payment Account pursuant to the terms of this Agreement and the other Transaction Documents as such.

(n) Servicing Programs. If a license or approval is required for the Collateral Agent’s, the Administrative Agent’s, or such successor Servicer’s use of any customized or proprietary software or other computer program used by ADT in the servicing of the Receivables, then, following delivery of a Successor Notice, at its own expense make commercially reasonable efforts to arrange for the Collateral Agent, the Administrative Agent, or such successor Servicer to receive any such required license or approval.

(o) Corporate Separateness; Related Matters and Covenants. Cause the Borrower to fully comply with its covenants in Section 7.08, it being understood that the foregoing shall in no event be deemed to obligate ADT to make any capital or other contributions to the Borrower. Maintain in place all policies and procedures, and take and continue to take all actions, applicable to it described in the assumptions as to the facts set forth in, and forming the basis of, the opinions set forth in the opinion letters delivered by Paul, Weiss, Rifkind, Wharton & Garrison LLP to the Collateral Agent, Administrative Agent, Lenders and Group Agent on July 16, 2021, except to the extent that any failure to maintain in place such policies and procedures or failure to continue to take all such actions could not materially and adversely affect the conclusions set forth in such opinion letters.

(p) Permitted Securitization. Cause the trustee, administrative agent and/or collateral agent, as applicable, in respect of the ADT Indentures, ADT Credit Agreement, ADT Intercreditor Agreement and the ADT Collateral Agreements to promptly take any actions from time to time, as may be reasonably requested by the Collateral Agent, to facilitate or cause the transfer of any Pool Receivables and the Related Assets or proceeds thereof to the extent then in the possession or control of such trustee, administrative agent and/or collateral agent, as applicable, to or at the direction of ADT or the Collateral Agent.

SECTION 7.05. Reporting Requirements of ADT. From the date hereof until the Final Payout Date, ADT shall furnish to the Collateral Agent and the Administrative Agent (who shall promptly send the same to the Group Agents):

(a) Financial Statements.

(i) Within forty-five (45) days after the close of each of the first three fiscal quarters of each fiscal year of ADT and the Parent, the Parent’s Form 10-Q as filed with the SEC (which shall be deemed delivered upon the filing of such Form 10-Q on the SEC’s website).

(ii) Annual Financial Statements. Within ninety (90) days after the end of each fiscal year of ADT and the Parent, the audited consolidated statements of operations, changes in stockholders’ equity and cash flows of each of ADT and the Parent and their respective Subsidiaries for such fiscal year, and the related audited consolidated balance sheet for ADT and the Parent and their respective Subsidiaries as of the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit that are inconsistent with the standards of the Public Company Accounting Oversight Board), to the effect that such audited consolidated financial statements present fairly in all material respects the financial condition and results of operations of ADT and the Parent and their respective Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (which shall be deemed delivered upon the filing of the Parent’s Form 10-K on the SEC’s website).

(iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit E signed by an authorized officer of ADT and the Parent, respectively and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(b) Financial Statements and Other Information. The following:

(i) promptly after the same become publicly available, copies of all proxy statements, financial statements and regular or special reports which ADT or the Parent files with the SEC (which shall be deemed delivered upon the filing thereof on the SEC’s website);

(ii) promptly following a request therefor, any documentation or other information (including with respect to the Borrower and the Parent) that the Collateral Agent, the Administrative Agent, any Group Agent or any Lender reasonably requests in order to comply with its ongoing obligations under the applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act including the provision of information regarding beneficial ownership required by 31 C.F.R. §1010.230; and

(iii) from time to time such further information regarding the business, affairs and financial condition of the Borrower, ADT, the Parent and their Affiliates as the Collateral Agent, the Administrative Agent or the Required Lenders shall reasonably request.

(c) Written notice of any ERISA Event.

(d) Events of Termination, Etc. Notice of the occurrence of any Event of Termination or Unmatured Event of Termination, accompanied by a written statement of an appropriate officer of the Servicer setting forth details of such event and the action that it proposes to take with respect thereto, such notice to be provided promptly (but not later than two (2) Business Days) after a Responsible Officer of the Servicer obtains actual knowledge thereof.

(e) Litigation. As soon as possible, and in any event within two (2) Business Days of knowledge of any Responsible Officer thereof, notice of any litigation, investigation, or proceeding initiated against the Borrower or, to the extent it could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, against ADT, the Servicer, and/or the Parent.

(f) Agreed Upon Procedures Report. Not later than three (3) months after the end of each fiscal year of the Servicer (at the sole cost and expense of the Servicer), a copy of an agreed upon procedures report of a consulting firm or accounting firm reasonably acceptable to the Collateral Agent and the Administrative Agent (who shall promptly send the same to the Group Agents), addressed to the Collateral Agent, the Administrative Agent, and each Group Agent and setting forth the results of such firm’s performance of agreed upon procedures with respect to the performance of the Servicer for the prior fiscal year or twelve (12) month period, as reasonably requested by the Collateral Agent, the Administrative Agent or any Group Agent. The scope of the above agreed upon procedures report shall be as reasonably requested by the Collateral Agent, the Administrative Agent and the Required Lenders. For the avoidance of doubt, Protiviti Inc. (or applicable Affiliates) shall be deemed to be a consulting firm for purposes of this subsection; provided, that whether or not such consulting firm is reasonably acceptable shall remain subject to the discretion and determination of the Collateral Agent and the Administrative Agent with respect to any future agreed upon procedures reports to be delivered pursuant to this subsection.

(g) Change in Credit and Collection Policy. Prior to (i) the effectiveness of any change in or amendment to the Credit and Collection Policy, a description or, if available, a copy of the Credit and Collection Policy then in effect and a written notice (A) indicating such change or amendment, and (B) if such proposed change or amendment could reasonably be expected to adversely affect the value, validity, collectability, or enforceability of the Pool Receivables or decrease the credit quality of any Pool Receivables or otherwise give rise to a Material Adverse Effect, requesting the Collateral Agent’s, the Administrative Agent’s and each Group Agent’s consent thereto.

(h) Other Information. Promptly, from time to time, such Records or other information, documents, records, or reports regarding the Pool Receivables, Related Assets or other Collateral, related Service Charge Receivables, the performance of ADT, the Parent and the Borrower under the Transaction Documents, or otherwise relating to the Transaction Documents and the transactions contemplated thereby, as the Collateral Agent or the Administrative Agent may from time to time reasonably request, subject to compliance with applicable laws.

SECTION 7.06. Negative Covenants of ADT. From the date hereof until the Final Payout Date, ADT shall not:

(a) Extension or Amendment of Receivables. Except as provided in Section 8.02(b) and to the extent resulting from the Conditional Service Guaranty, extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract (in each case, including, without limitation, by means of any promotional activity, advertising or other statement or warranty (including on any ADT Entity’s website)) related thereto.

(b) Change in Credit and Collection Policy. Make or consent to any change or amendment to the Credit and Collection Policy or to its origination or servicing practices with respect to any Pool Receivables or related Service Charge Receivables, in each case, if such proposed change or amendment could reasonably be expected to adversely affect the value, validity, collectability, or enforceability of any Pool Receivable or the Related Assets or decrease the credit quality of any Pool Receivables or the Related Assets, or otherwise give rise to a Material Adverse Effect, without (i) the prior written consent of the Collateral Agent, the Administrative Agent and each Group Agent or (ii) in the case of any such change or amendment required by Law, upon delivery to the Collateral Agent and the Administrative Agent of a certificate of a Responsible Officer of ADT which certifies, that based upon advice of reputable counsel, such change or amendment is required to be made as a result of a change in Law.

(c) Change in Lock-Box Banks. (i) Add any bank, lock-box or collection account not listed on Schedule II as an Account Bank, Lock-Box or Collection Account unless the Collateral Agent and the Administrative Agent shall have previously approved and received duly executed copies of the proper forms of Control Agreements, duly executed by the parties thereto, (ii) terminate any Account Bank, or related Lock-Box, Collection Account or the Payment Account without the prior written consent of the Collateral Agent, the Administrative Agent and, in each case, only if prior to such termination it has instructed all affected Obligors to make payments to another Lock-Box or Collection Account or established a substitute Payment Account, as the case may be, in each case, satisfying the requirements of this Agreement, and all affected Obligors (other than Obligors in respect of Delinquent Receivables or Defaulted Receivables) have made at least one payment to such other Lock-Box or Collection Account, and has provided such certifications or undertakings reasonably satisfactory to the Collateral Agent and the Administrative Agent regarding any Obligor payments that may continue to be made to a Lock-Box or Collection Account that is being terminated, or (iii) affirmatively consent to any amendment, supplement, or other modification of any Lock-Box agreement without the prior written consent of the Collateral Agent and the Administrative Agent.

(d) Deposits to Accounts. Deposit or otherwise credit, or cause or permit to be so deposited or credited, or direct any Obligor to deposit or remit, any Collections on Pool Receivables to any account not covered by the proper Control Agreement. Permit any Collections in respect of Pool Receivables to be deposited, or credited in any account which is not subject to a Control Agreement which is in full force and effect.

(e) Mergers, Acquisitions, Sales, Etc. Consolidate or merge with or into any other Person or sell, lease or transfer all or substantially all of its property and assets, or agree to do any of the foregoing, unless (i) no Event of Termination or Unmatured Event of Termination has occurred and is continuing or would result immediately after giving effect thereto, (ii) if ADT is not the surviving entity or if ADT sells or transfers all or substantially all of its property and assets, the surviving entity or the Person purchasing the assets is an Affiliate of ADT and agrees to be bound by the terms and provisions applicable to ADT hereunder, (iii) no Change of Control shall result, (iv) the Parent has reaffirmed in a writing, in form and substance reasonably satisfactory to the Collateral Agent, the Administrative Agent and the Required Lenders, that its obligations under the Performance Support Agreement shall apply to the surviving entity and are in full force and effect, (v) no Material Adverse Effect could reasonably be expected to result therefrom, and (vi) the Collateral Agent, the Administrative Agent and each Group Agent receive such additional certifications and opinions of counsel as the Collateral Agent, the Administrative Agent or the Required Lenders shall reasonably request.

(f) Sales, Adverse Claims, Etc. Except as otherwise provided herein or in the Sale Agreement, (I) sell, assign (by operation of Law or otherwise), or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, (i) any Pool Receivable, (ii) any other Receivable the proceeds or collections of which are commingled with the proceeds of any Pool Receivable (unless subject to an intercreditor arrangement reasonably approved by the Collateral Agent in writing), (iii) any Service Charge Receivable related to any Pool Receivable under any asset backed financing, securitization or other asset-specific financing (unless subject to an intercreditor arrangement reasonably approved by the Collateral Agent in writing), (iv) any Contract or Related Assets, the related Equipment, or any proceeds, in each case, in respect of any of the foregoing or any interest therein, (v) any Collection Account, the Payment Account or any other account to which any Collections of any Pool Receivable are sent, or (vi) any right to receive income or proceeds from or in respect of any of the foregoing or (II) purport to do any of the foregoing.

(g) Chattel Paper. Permit any Chattel Paper relating to any Pool Receivable to be in the possession of (or, in the case of electronic Chattel Paper, under the control of) any Person other than the Servicer (for the benefit of the Collateral Agent and the Borrower), the Collateral Agent, or the Collateral Agent’s designee.

(h) Corporate Separateness; Related Matters and Covenants. Take any action, on its part, to cause the Borrower to violate its covenants in Section 7.08, it being understood that the foregoing shall in no event be deemed to obligate ADT to make any capital or other contributions to the Borrower.

SECTION 7.07. Nature of Obligations. Notwithstanding anything to the contrary contained herein or in any other Transaction Document, the Borrower’s obligations hereunder to repay in full the Aggregate Principal and to pay all Interest, Fees and other Borrower Obligations are full recourse general obligations of the Borrower, and all obligations of ADT (as Servicer or otherwise) so specified hereunder shall be full recourse general obligations of ADT.

SECTION 7.08. Corporate Separateness; Related Matters and Covenants. The Borrower covenants and agrees to take such actions as shall be necessary in order that:

(a) Special Purpose Entity. The Borrower will be a special purpose limited liability company whose activities are restricted in its Constituent Documents to: (i) negotiating, authorizing, executing, delivering, entering into and performing its obligations under the Transaction Documents to which it is a party and undertaking any other activities related thereto, including (A) purchasing or otherwise acquiring Pool Receivables, Related Assets and other assets from ADT, and owning, holding, transferring, assigning, selling, contributing to capital, pledging and otherwise dealing with such assets, (B) entering into and performing its obligations under agreements for the selling, servicing and financing of the Receivable Pool, (C) opening, maintaining and/or terminating any accounts in connection therewith, (D) borrowing Loans hereunder and making all payments of Principal, Interest, Fees and other amounts owed by it under or in connection with this Agreement and the other Transaction Documents, and (E) making cash payments to ADT as purchase price in accordance with the Sale Agreement or paying dividends and distributions to ADT; and (ii) engaging in any lawful act or activity and exercising any powers not prohibited under the Transaction Documents and permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to, and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes.

(b) Commingling. Except as otherwise expressly permitted by this Agreement, the Borrower shall not commingle any of its assets or funds with those of any of its Affiliates.

(c) Independent Manager. At least one member of the Borrower’s board of directors shall be an Independent Manager and the limited liability company agreement of the Borrower shall provide: (i) for substantially the same definition of “Independent Manager” as used herein, (ii) that prior to the Final Payout Date, no Person shall be authorized or empowered to, and the Borrower shall not, without the prior unanimous written consent of the Borrower’s board of managers and the Independent Manager, file a voluntary bankruptcy petition or file or consent to the filing of any bankruptcy, insolvency or reorganization petition under any applicable federal or state law relating to bankruptcy naming the Borrower as debtor or otherwise institute bankruptcy or insolvency proceedings by or against the Borrower or otherwise seek with respect to such entity relief under any laws relating to the relief from debts or the protection of debtors generally, and (iii) that the provisions required by clauses (i) and (ii) of this sentence cannot be amended prior to the Final Payout Date without the prior written consent of the Administrative Agent and the Collateral Agent, and the prior unanimous written consent of the Borrower’s board of managers and the Independent Manager.

(d) Corporate Formalities. The Borrower will strictly observe corporate formalities in its dealings with the Servicer, ADT, and any Affiliates thereof. Except as expressly contemplated by this Agreement, the Borrower shall not maintain joint bank accounts or other depository accounts to which the Servicer, ADT, and any Affiliates (other than the Borrower) thereof has independent access. The Borrower shall maintain its Constituent Documents in conformity with this Agreement.

(e) Conduct of Business. The Borrower shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate, and customary company formalities, including, but not limited to, holding all regular and special members’ and board of directors’ (or managers’) meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts (to the extent applicable).

(f) No Other Business or Debt. The Borrower shall not engage in any business or activity except as set forth in the Transaction Documents nor, incur any Debt other than pursuant to this Agreement and the other Transaction Documents and Debt which is incidental thereto, incurred in the ordinary course of business.

(g) Books and Records. The Borrower shall maintain (or cause to be maintained) company records, books of account and financial statements separate from those of any of its Affiliates, in a manner such that it will not be difficult or costly to segregate, ascertain, or otherwise identify the assets and liabilities of the Borrower from the assets and liabilities of its Affiliates, including ADT and the Parent.

(h) Operating Expenses. Except as expressly contemplated by the Transaction Documents, and except from capital contributions from its members, the Borrower’s operating expenses will not be borne by any of its Affiliates, including ADT and the Parent.

(i) Disclosure of Transactions. All financial statements of the Parent, ADT and any other Affiliates of the Borrower that are consolidated to include the Borrower will include notes or other disclosure that will clearly reflect that the assets of the Borrower are owned by the Borrower, and not available to pay creditors of Parent, ADT or the Borrower’s other Affiliates.

(j) Arm’s-Length Relationships. The Borrower shall maintain an arm’s-length relationship with the Parent, ADT, and its other Affiliates. Neither the Borrower on the one hand, or ADT, or any of its other Affiliates on the other hand will be or will hold itself out to be liable for the debts of the other. The Borrower, ADT, and its other Affiliates will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.

(k) Allocation of Overhead. To the extent that the Borrower, on the one hand, and ADT or any Affiliate of ADT (other than the Borrower), on the other hand, have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and the Borrower shall bear its fair share of such expenses, which may be paid through the Servicing Fee or otherwise.

(l) Identification. The Borrower shall at all times hold itself out to the public under its own name as a legal entity separate and distinct from its equity holders, members, managers, ADT, the Parent or any of its other Affiliates.

(m) Capital. The Borrower shall maintain adequate capital in light of its contemplated business operations.

(n) In respect of the Borrower:

(i) the Borrower shall not issue any security of any kind except membership interests issued to ADT in accordance with the Borrower’s Constituent Documents, or incur, assume, guarantee, or otherwise become directly or indirectly liable for or in respect of any Debt or other obligation other than (i) in connection with the Transaction Documents, and (ii) ordinary course operating expenses;

(ii) the Borrower shall not sell, pledge, or dispose of any of its assets, except as permitted by, or as provided in, the Transaction Documents;

(iii) the Borrower shall not purchase any asset (or make any investment, by share purchase, loan, or otherwise) except as permitted by, or as provided in, the Transaction Documents;

(iv) the Borrower shall not make any payment, directly or indirectly, to, or for the account or benefit of, any owner of any Voting Securities, security interest, or equity interest in the Borrower or any Affiliate of any such owner (except, in each case, as expressly permitted by the Transaction Documents);

(v) the Borrower shall not make, declare, or otherwise commence or become obligated in respect of, any dividend, stock, or other security redemption or purchase, distribution, or other payment to, or for the account or benefit of, any owner of any Voting Securities or other equity interest in the Borrower to any such owner or any Affiliate of any such owner other than from funds received by it for its own account under Section 3.01(d)(x), from the proceeds of Loans hereunder, or if applicable, from cash capital contributions from its owner for the payment of its expenses or liabilities or otherwise that remain unused, or the issuance of additional equity interests to ADT in connection with contributions of cash or other assets, and so long as, in any of the foregoing cases, the result would not directly or indirectly cause the Borrower to be considered insolvent and would not result in a Pool Deficiency Amount;

(vi) The Borrower shall not have any employees or subsidiaries;

(vii) The Borrower will provide for not less than ten (10) Business Days’ prior written notice to the Collateral Agent and the Administrative Agent of any removal, replacement, or appointment of any manager that is currently serving or is proposed to be appointed as an Independent Manager of the Borrower, such notice to include the identity of the proposed replacement Independent Manager, together with a certification that such replacement satisfies the requirements for an Independent Manager set forth in this Agreement and the limited liability company agreement of the Borrower; and

(viii) The Borrower will maintain in place all policies and procedures, and take and continue to take all actions, applicable to it described in the assumptions as to the facts set forth in, and forming the basis of, the opinions set forth in the opinion letters delivered by Paul, Weiss, Rifkind, Wharton & Garrison LLP to the Collateral Agent, Administrative Agent, Lenders and Group Agent on July 16, 2021, except to the extent that any failure to maintain in place such policies and procedures or failure to continue to take all such actions could not materially and adversely affect the conclusions set forth in such opinion letters.

SECTION 7.09. Supporting Letters of Credit. The Borrower and the Servicer may from time to time cause to be issued and delivered to the Administrative Agent (and so long as any Enhanced Loans shall be outstanding, shall cause to be maintained) one or more letters of credit that are Eligible Supporting Letters of Credit (a “Supporting Letter of Credit”) issued by Eligible Supporting Letter of Credit Providers. The Administrative Agent may, or at the direction of any Enhanced Lender shall, from time to time, draw amounts under any Supporting Letter of Credit (or any other letter of credit that names the Administrative Agent as the beneficiary thereof) and use the proceeds thereof to reduce the aggregate outstanding Principal of Enhanced Loans by applying such proceeds in accordance with Section 3.01(f), (i) as required to reduce the aggregate Principal of the Enhanced Loans (A) so that the Aggregate Principal equals the Enhanced Borrowing Base at such time, (B) so that the Aggregate Principal equals the Facility Limit at such time, and (C) of a Group so that the aggregate Principal of all Loans of such Group equals the related Group Limit at such time, and (ii) during the continuance of an Event of Termination or following the Termination Date, as required to reduce the aggregate Principal of the Enhanced Loans to zero, provided that in no event will the Supporting LC Amount or the aggregate amount drawn under Supporting Letters of Credit by the Administrative Agent exceed an amount equal to the product of (x) [REDACTED] and (y) the largest amount of Aggregate Principal outstanding as of any date of determination.

ARTICLE VIII

ADMINISTRATION AND COLLECTION

OF RECEIVABLES

SECTION 8.01. Designation of the Servicer.

(a) ADT as the Servicer. The servicing, administering, and collection of the Pool Receivables on behalf of the Borrower, the Administrative Agent, Group Agents, the Collateral Agent, and Lenders shall be conducted in accordance with this Agreement by the Person designated as the Servicer hereunder (the “Servicer”) from time to time in accordance with this Section 8.01. Until the Collateral Agent (with the consent, or acting at the direction of, the Required Lenders) delivers to ADT and the Borrower a Successor Notice in accordance with Section 8.01(b), ADT is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Servicer shall receive a daily Servicing Fee in respect of the Receivable Pool, payable monthly in arrears for each Settlement Period on each subsequent Settlement Date, subject to the priorities of payments in Section 3.01(d), for the performance of its duties hereunder. The Borrower, the Administrative Agent, the Collateral Agent, Lenders, and Group Agents hereby acknowledge and agree to this appointment of the Servicer.

(b) Successor Notice. In the event that an Event of Termination has occurred and is continuing, upon the written direction of the Required Lenders or the Administrative Agent, the Collateral Agent shall, by notice to ADT and the Borrower, immediately designate a successor Servicer pursuant to the terms hereof (a “Successor Notice”) which successor shall be selected by the Administrative Agent with the written consent of the Required Lenders (which consent shall not be unreasonably withheld, conditioned or delayed); it being understood and agreed that, in any event, the Administrative Agent, with the written consent of the Required Lenders (which consent shall not be unreasonably withheld, conditioned or delayed), may (but shall not be obligated to) serve as successor Servicer. Upon receipt of a Successor Notice, ADT agrees that it shall terminate its activities as the Servicer hereunder in a manner that the Administrative Agent determines will facilitate the transition of the performance of such activities to the successor Servicer, and such successor Servicer shall assume each and all of ADT’s rights and obligations to service and administer the Pool Receivables, on the terms and subject to the conditions herein set forth, and ADT shall do all things necessary or appropriate to assist such successor Servicer in assuming such obligations. The Collateral Agent shall not give, and the Administrative Agent and the Lenders shall not instruct the Collateral Agent to give, ADT a Successor Notice except after the occurrence of any Event of Termination that remains continuing.

(c) Subservicers; Subcontracts. The Servicer may not subcontract with any Person or otherwise delegate any of its duties or obligations hereunder except (at its own expense) (i) to Collection Agents to collect amounts owed from the Obligors in respect of Defaulted Receivables, (ii) to third party service providers engaged by the Servicer in the ordinary course of business for certain functions relating to the servicing, administering, and collection of Receivables generally (and not limited to Pool Receivables), or (iii) with the prior written consent of the Collateral Agent, the Administrative Agent and the Required Lenders (such consents not to be unreasonably withheld, conditioned, or delayed); provided, that, notwithstanding any such designation, delegation, or subcontract or any replacement or substitution of Servicer pursuant to clause (a) or (b) above, the Servicer shall remain primarily and directly liable for the performance of all the duties and obligations of the Servicer pursuant to the terms hereof.

SECTION 8.02. Duties of the Servicer. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect, administer, and service each Pool Receivable from time to time with reasonable care and diligence and, in any event, with no less care and diligence than it uses in the collection, administration and servicing of its own assets, and in accordance with (i) applicable Laws, (ii) the Credit and Collection Policy, and (iii) this Agreement. During the continuance of an Event of Termination, the Collateral Agent shall have the sole right to direct the Servicer to commence or settle any legal actions to enforce collection of any Pool Receivables; provided, that the Servicer shall have no obligation to commence any legal actions or enforce collection of any Pool Receivable in a commercially unreasonable manner, taking into account the costs and recoveries expected in connection with such legal action or enforcement.

(a) Allocation of Collections; Segregation. The Servicer shall apply and remit Collections in accordance with the terms of this Agreement, including without limitation, Section 7.04(g).

(b) Extension and Modification of Receivables. So long as no Event of Termination or Unmatured Event of Termination is continuing or would result therefrom, the Servicer, may solely, in accordance with the Credit and Collection Policy extend, waive, amend, or otherwise modify the terms of any Pool Receivables as the Servicer may reasonably determine to be appropriate to maximize Collections thereof, in a manner that does not adversely affect any Pool Receivable, including the validity, enforceability or collectability of any Pool Receivable or result in such Pool Receivable not constituting an Eligible Receivable, or otherwise give rise to a Material Adverse Effect; provided, that, (A) after giving effect to such extension, amendment, waiver, or other modification, the Aggregate Principal shall not exceed the Borrowing Base, (B) no such extension, amendment, waiver, or other modification shall make or be deemed to make any such Pool Receivable current or otherwise modify the aging thereof, or limit or reduce the rights of the Borrower or any Secured Party under this Agreement, and (C) following the occurrence of the Termination Date, during the continuation of an Unmatured Event of Termination or Event of Termination, the Servicer may only extend, waive, amend or otherwise modify the terms of the any Pool Receivables with the prior written consent of the Administrative Agent.

(c) Documents and Records. The Borrower and ADT shall deliver to the Servicer, and the Servicer shall hold in trust for the Borrower, the Administrative Agent, the Collateral Agent, each Group Agent, and each Lender, all Records (and any original documents relating thereto) (and after the occurrence of an Event of Termination or Unmatured Event of Termination that remains continuing, shall deliver the same to the Collateral Agent or its designees promptly upon the Collateral Agent’s written request). Upon the reasonable written request of the Collateral Agent, the Administrative Agent or any Group Agent, the Servicer shall provide the Collateral Agent, the Administrative Agent and each Group Agent with the location(s) of all physical Records (to the extent not electronically available) and tangible chattel paper or other physical collateral (and any original documents relating thereto), if any.

(d) Termination. ADT’s authorization as Servicer under this Agreement shall terminate upon the earlier to occur of (i) the Final Payout Date, and (ii) the effective date of the replacement of the Servicer with a successor servicer in accordance with Section 8.01(b).

(e) Power of Attorney. The Borrower hereby grants to the Servicer, an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Borrower any and all steps which are necessary or advisable to endorse, negotiate, or otherwise realize on any writing or other right of any kind held or transmitted by the Borrower or transmitted or received by the Borrower in connection with any Pool Receivable or under the related Records. Each of the Borrower and the Servicer hereby grants during the continuance of an Event of Termination to the Administrative Agent and the Collateral Agent, an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Borrower and the Servicer any and all steps which are necessary or advisable to endorse, negotiate, or otherwise realize on any writing or other right of any kind held or transmitted by the Borrower or the Servicer or transmitted or received by the Borrower or the Servicer in connection with any Pool Receivable or under the related Records, including such actions as may be necessary or desirable, in the reasonable determination of the Administrative Agent and the Collateral Agent, as the case may be, to collect any and all amounts or portions thereof due under the Pool Receivables, Related Assets and all other Collateral, including indorsing the name of the Borrower on checks and other instruments representing Collections and enforcing all of the rights and remedies of the Collateral Agent and the Administrative Agent under and in connection with this Agreement and the other Transaction Documents.

(f) Resignation of ADT as the Servicer. ADT shall not resign in its capacity as the Servicer hereunder without the prior written consent of the Collateral Agent, the Administrative Agent and each Group Agent, which consent shall be given or withheld in the sole and absolute discretion of the Collateral Agent, the Administrative Agent, and each Group Agent, except following the receipt of a Successor Notice and in accordance with Section 8.01(b).

(g) Servicing Expenses. For the avoidance of doubt, in consideration of the Servicing Fee payable hereunder, the Servicer shall pay all of the costs and expenses it incurs in connection with the servicing and administration of the Receivable Pool and Related Assets and the performance of its obligations under the Transaction Documents, including, without limitation, all fees payable to account banks with respect to any Collection Account, the Payment Account or related Control Agreements and all costs and expenses of enforcement of the Receivables against the Obligors and all Collection Agent Fees.

SECTION 8.03. Rights of the Collateral Agent. In addition to all of its other rights herein including under Articles IX and X, under the other Transaction Documents or at Law or in equity, the Administrative Agent and Collateral Agent shall have the other following rights set forth in this Section 8.03:

(a) Notice to Obligors. At any time during the continuance of any Event of Termination upon the written direction of the Required Lenders or the Administrative Agent, (A) the Collateral Agent may notify the Obligors of Pool Receivables, or any of them, of its interests in the Receivable Pool or Related Assets and instruct them to make payments on the Pool Receivables as instructed by, the Collateral Agent, and may debit and/or charge Obligors’ accounts and credit cards directly or through automated clearing house or ACH, and (B) the Servicer shall (on behalf of the Borrower), at the Servicer’s expense, give notice of the Collateral Agent’s interest in the Pool Receivables to each said Obligor and instruct them to make payments on the Pool Receivables as instructed in writing by, the Collateral Agent or the Administrative Agent.

(b) Other Rights. At any time during the continuance of any Event of Termination, the Servicer shall, (A) at the Collateral Agent’s request and at the Servicer’s expense, assemble all of the Records and deliver such Records to the Collateral Agent or its designee, and (B) at the request of the Collateral Agent or its designee, exercise or enforce any of their respective rights hereunder, under any other Transaction Document, Pool Receivable, or under any Related Asset (to the extent permitted hereunder or thereunder). Without limiting the generality of the foregoing, at any time, each of the Servicer and the Borrower shall upon the request of the Administrative Agent, the Collateral Agent, any of their respective designee or the Required Lenders and at the Servicer’s expense:

(I) authorize, execute (if required) and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and

(II) mark its master data processing records evidencing that the Pool Receivables have been sold in accordance with this Agreement.

(c) Additional Financing Statements; Performance by the Administrative Agent. The Borrower hereby authorizes the Collateral Agent and the Administrative Agent or their respective designees to file one or more financing or continuation statements, and amendments thereto and assignments thereof, or any similar instruments in any relevant jurisdiction to perfect the Collateral Agent’s security interest in the Collateral, identifying the Borrower as the relevant debtor. If the Borrower or the Servicer fails to perform any of its agreements or obligations under this Agreement or any other Transaction Document, the Collateral Agent, the Administrative Agent, or any of their respective designees may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Collateral Agent or the Administrative Agent or its designee incurred in connection therewith shall be payable by the Borrower as provided in Section 12.06.

(d) Investment of Funds on Deposit in the Payment Account. The Servicer may cause the Borrower to invest and reinvest, in its own name or in the name of its nominee, amounts on deposit in the Payment Account, in Cash Equivalents, having maturities not exceeding the next succeeding Settlement Date. All such Cash Equivalents and interest and income thereon and the net proceeds realized on the sale or redemption thereof shall for all purposes of this Agreement be deemed to be Collections credited to the Payment Account. The Servicer may cause the Borrower to liquidate Cash Equivalents from time to time to the extent necessary or appropriate, in the sole discretion of the Servicer, to effect the applications of Collections to be made on each Settlement Date pursuant to Section 3.01(d).

The Collateral Agent shall have no liability for (i) the investment performance of any amounts invested by the Collateral Agent pursuant to this Section 8.03(d), or (ii) any loss resulting from the sale or liquidation of any such investment prior to its stated maturity date.

SECTION 8.04. Responsibilities of the Servicer. Anything herein to the contrary notwithstanding:

(a) Contracts. The Servicer shall perform all of its obligations under the Records to the same extent as if the Receivable Pool and Related Assets had not been sold to the Borrower and the exercise by the Collateral Agent or its designee of its rights hereunder shall not relieve the Servicer from such obligations.

(b) Limitation of Liability. None of the Collateral Agent, the Administrative Agent, any Lender, or any Group Agent shall have any obligation or liability with respect to any Pool Receivables, Related Assets or Contracts related thereto, nor shall any of them be obligated to perform any of the obligations of the Servicer, ADT, or the Borrower thereunder.

SECTION 8.05. Further Action Evidencing Transfers and Security Interest. ADT agrees that from time to time, at its expense, it shall (or cause the Servicer to) promptly execute and deliver all further instruments and documents, and take all further actions, that the Collateral Agent, the Administrative Agent, any of their respective designees or the Required Lenders may reasonably request or that are necessary in order to perfect, protect or more fully evidence the transactions contemplated by the Transaction Documents.

SECTION 8.06. Application of Collections. Subject to Section 7.04(m), unless the Collateral Agent instructs otherwise, any payment by an Obligor in respect of any Pool Receivable shall, except as otherwise specified in writing or otherwise by such Obligor, required by Law or by the underlying Contract, or except to the extent necessary to accomplish a segregation of Collections from proceeds of other Receivables or assets of the Originator in the same or a substantially similar manner as in effect on the Closing Date, be applied using the same systems, practices, and procedures as the Servicer uses for the application of payments on all of the residential receivables serviced by it for itself and its Affiliates whether or not such payments are being made with respect to Pool Receivables.

ARTICLE IX

EVENTS OF TERMINATION

SECTION 9.01. Event of Terminations. If any of the following events (each a “Event of Termination”) shall occur:

(a) Any of the following events:

(i) the Servicer or any ADT Entity shall fail to perform or observe any covenant or agreement as and when required hereunder or under any other Transaction Document (other than any covenant or agreement referred to in clause (a)(ii) below) and such failure remains unremedied for twenty (20) days after the earlier of the date (A) such Person receives notice of such failure from the Collateral Agent, the Administrative Agent or the Required Lenders, or (B) a Responsible Officer obtains knowledge of such failure;

(ii) any ADT Entity or the Servicer shall fail to make any payment or deposit or transfer of monies required to be made by it hereunder or under any other Transaction Document (including, without limitation, any ADT Obligation) as and when due and such failure is not remedied within two (2) Business Days;

(iii) the Servicer shall fail to deliver any Information Package when due pursuant to Section 3.01(a) and such failure is not remedied within three (3) Business Days; or

(b) any representation or warranty made or deemed to be made by any Servicer, ADT Entity (or any of their officers) under or in connection with any Transaction Document or any certificate, Loan Request, Paydown Notice, Information Package, or any other report, financial statement or other written information delivered in connection therewith shall prove to have been false or incorrect in any material respect when made or deemed to be made (without duplication as to any materiality modifiers, qualifications, or limitations applicable thereto) and solely to the extent capable of cure, shall continue unremedied for twenty (20) days after the earlier of the date (A) such Person receives notice of such breach from the Collateral Agent, the Administrative Agent or the Required Lenders, or (B) a Responsible Officer obtains knowledge of such breach; or

(c) an Event of Bankruptcy shall have occurred with respect to any ADT Entity; or

(d) a Change of Control shall occur; or

(e) the Collateral Agent, for the benefit of the Affected Persons, fails at any time to have a first priority perfected security interest in the Pool Receivables and the Related Assets (or any portion thereof) or any other Collateral and all proceeds of any of the foregoing, in each case, free and clear of any Adverse Claim; or

(f) the occurrence of any ERISA Event that, individually or together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect; or

(g) any ADT Entity shall be required to register as an “investment company” under (and as defined in) the Investment Company Act; or

(h) any material provision of this Agreement or any other Transaction Documents shall cease to be the valid and binding obligation enforceable against any ADT Entity, as applicable, except to the extent terminated in accordance with its terms or with the consent of the Administrative Agent, the Collateral Agent and each Group Agent; or

(i) the Borrower shall fail to pay in full all of its Borrower Obligations to the Collateral Agent, the Administrative Agent, or any Lender hereunder by the Maturity Date or any ADT Entity shall fail to pay in full all of its ADT Obligations to the applicable person or the Administrative Agent on their behalf in accordance with the terms of this Agreement by the Maturity Date; or

(j) one or more final judgments for the payment of money in an aggregate amount in excess of [REDACTED] in the case of ADT, the Parent or any other Material Subsidiary of the Parent or [REDACTED] in the case of the Borrower and the same shall not be vacated, discharged or stayed or bonded pending appeal for a period of sixty (60) consecutive days, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of ADT, the Parent or any Material Subsidiary of the Parent to enforce any such judgment; or

(k) the Borrower, ADT, the Parent or any of their respective Material Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least, in respect of the Borrower, [REDACTED], or in respect of the Borrower, ADT, the Parent or any of their respective Material Subsidiaries [REDACTED], in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(l) the breach of any of the financial covenants set forth in the ADT Credit Agreement, any ADT Indenture or any ADT Collateral Agreements as in effect on the Closing Date or an event of default (or similar event) shall have occurred thereunder, in each case without regard to any waivers of such breaches or defaults; or

(m) the average of the Delinquency Ratios for the three preceding Settlement Periods, as determined on any Reporting Date, shall exceed [REDACTED]; or

(n) the average of the Loss Ratios for the three preceding Settlement Periods, as determined on any Reporting Date, shall exceed [REDACTED]; or

(o) either (i) on any Reporting Date, the Aggregate Principal less the Principal of all Enhanced Loans exceeds the Borrowing Base, as determined based on clause (a) in the definition of “Net Portfolio Balance”, before giving effect to (x) the application of Monthly Collections in accordance with Section 3.01(d) on the immediately following Settlement Date, (y) any Transfer occurring since the most recent Cut-off Date and (z) any Loan to be made on such

Settlement Date), or (ii) on any Settlement Date, the Aggregate Principal less the Principal of all Enhanced Loans exceeds the Borrowing Base, as determined based on clause (b) of the definition of “Net Portfolio Balance”, after giving effect to (x) the application of Monthly Collections in accordance with Section 3.01(d) on such Settlement Date in accordance with Section 3.01(d) on such Settlement Date, (y) any Transfer occurring on or prior to such Settlement Date and (z) any Loan being made on such Settlement Date; or

(p) either (i) on any Reporting Date, the Aggregate Principal exceeds the Enhanced Borrowing Base, as determined based on clause (a) in the definition of “Net Portfolio Balance”, before giving effect to (x) the application of Monthly Collections and Supporting LC Draw Proceeds in accordance with Section 3.01(d), (e) and (f) on the immediately following Settlement Date, (y) any Transfer occurring since the most recent Cut-off Date and (z) any Loan to be made on such Settlement Date), or (ii) on any Settlement Date, the Aggregate Principal exceeds the Enhanced Borrowing Base, as determined based on clause (b) of the definition of “Net Portfolio Balance”, after giving effect to (x) the application of Monthly Collections and Supporting LC Draw Proceeds in accordance with Section 3.01(d), (e) and (f) on such Settlement Date; or

(q) the Performance Support Agreement is canceled, rescinded, amended, or modified without the prior written consent of the Collateral Agent, the Administrative Agent and each Group Agent; or

(r) the Servicer or any ADT Entity shall take any action that materially and adversely affects the collectability of all or any significant portion of the Pool Receivables or the ability of the Borrower, or ADT (as Servicer or otherwise) or the Parent to perform its respective obligations under this Agreement or any other Transaction Document; or

(s) ADT ceases to provide Monitoring Services generally; or

(t) (i) any Collection Account or the Payment Account shall cease to be subject to a Control Agreement, or any Control Agreement shall cease to be in full force and effect, except (A) if being simultaneously replaced with a proper Control Agreement which is in full force and effect, or (B) with the consent of the Administrative Agent, the Collateral Agent and each Group Agent, (ii) without the prior written consent of the Collateral Agent, cause or permit any amounts on deposit in any Collection Account to be remitted to an account other than the Payment Account, or (iii) in the event any party to a Control Agreement (other than the Collateral Agent) has provided notice of termination of such Control Agreement, by no later than (1) the 15th calendar day following notice of a termination for cause and (2) the 30th calendar day following notice of termination without cause, fail to (A) establish a replacement Collection Account or Payment Account, as the case may be, with a new depository institution that is an Eligible Bank, (B) enter into new Control Agreement(s) with respect to such replacement account(s), (C) cause all amounts held in the accounts for which Control Agreements are being terminated to be transferred to such replacement account(s), and (D) take all other actions necessary for such replacement accounts to comply with the requirements and covenants hereunder that are applicable to Collections, any Collection Account or the Payment Account, as the case may be, including without limitation, the actions required pursuant to Section 7.01(l) and instructing any applicable Obligors to make payments on the applicable Pool Receivables to new Collection Account(s). An Event of Termination shall be deemed to be continuing until waived in writing by the Administrative Agent, the Collateral Agent and the Required Lenders.

SECTION 9.02. Remedies. Upon, or any time after, the occurrence of an Event of Termination (other than an Event of Termination described in Section 9.01(c)) that remains continuing, the Collateral Agent or the Administrative Agent shall, at the request, or may with the consent, of the Required Lenders, by notice to the Borrower and the Servicer (on the Borrower’s behalf) (x) declare the Acceleration Date to have occurred and shall have all of the remedies herein, including without limitation Section 8.01(b) and this Section 9.02, and (y) declare the Aggregate Principal and all other non-contingent Borrower Obligations to be immediately due and payable (in which case the Aggregate Principal and all other non-contingent Borrower Obligations shall be immediately due and payable. In addition, upon the occurrence of an Event of Termination, the Administrative Agent may (i) designate another person to succeed ADT as Servicer, which successor may be the Administrative Agent in accordance with Section 8.01(b), (ii) direct the Obligors in respect of each Pool Receivables to, or direct ADT to instruct such Obligors to, pay all amounts payable under the Contracts related to the Pool Receivables directly to such account as the Administrative Agent shall designate and (iii) the Administrative Agent may request a drawing under any Supporting Letter of Credit (or any other letter of credit that names the Administrative Agent as the beneficiary thereof) and apply the related Supporting LC Draw Proceeds. Upon the occurrence of an Event of Termination described in Section 9.01(c), the Acceleration Date shall occur automatically and the Aggregate Principal and all other non-contingent Borrower Obligations shall be immediately due and payable. Upon, or at any time after, the occurrence of the Acceleration Date, no additional Loans thereafter will be made. Upon the declaration or automatic occurrence of the Acceleration Date pursuant to this Section 9.02, the Collateral Agent, on behalf of the Lenders and the other Affected Persons, shall have, in addition to all other rights and remedies under this Agreement, any other Transaction Document, or under applicable Law, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable Laws (including all the rights and remedies of a secured party upon default under the UCC (including the right to sell any or all of the Collateral subject hereto)), all of which rights shall be cumulative. Subject to Section 10.01, upon, or at any time after, the Acceleration Date, the Administrative Agent and the Collateral Agent shall in respect of the exercise of the rights and remedies under this Section 9.02 act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders.

ARTICLE X

AGENTS

SECTION 10.01. Limited Liability of Lenders, Group Agents, Collateral Agent, and the Administrative Agent. The obligations of the Collateral Agent, the Administrative Agent, each Lender and each Group Agent under the Transaction Documents are solely the corporate obligations of such Person. Except with respect to any claim arising out of the willful misconduct or gross negligence of such Person, no claim may be made by the Borrower, the Servicer or ADT, against the Collateral Agent, the Administrative Agent, any Lender, or any Group Agent, or their respective Affiliates, directors, members, managers, officers, employees, attorneys, or agents for any special, indirect, consequential, or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission, or event occurring in connection therewith; and the Borrower and ADT hereby waives, releases, and agrees not to sue upon any claim for any such damages not expressly permitted by this Section 10.01, whether or not accrued and whether or not known or suspected to exist in its favor. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary: (i) in no event shall the Collateral Agent, the Administrative Agent, or any Group Agent ever be required to take any action which exposes it to personal liability or which is contrary to the provision of any Transaction Document or applicable Law, and (ii) neither the Collateral Agent, the Administrative Agent, nor any Group Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any party hereto or any other Person, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities on the part of the Collateral Agent, the Administrative Agent, or any Group Agent shall be read into this Agreement or the other Transaction Documents or otherwise exist against the Collateral Agent, the Administrative Agent, or any Group Agent. Neither the Administrative Agent nor the Collateral Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders. Nothing herein or in any other Transaction Document or related documents shall obligate the Administrative Agent or the Collateral Agent to advance, expend or risk its own funds, or to take any action which in its reasonable judgment may cause it to incur any expense or financial or other liability for which it does not reasonably expect to be indemnified to its satisfaction. Neither the Administrative Agent nor the Collateral Agent shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Program Documents, except for its or their own gross negligence or willful misconduct. In performing its functions and duties hereunder, the Collateral Agent and the Administrative Agent shall act solely as the agent of the Lenders and the Group Agents, as applicable, and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any ADT Entity or any other Person.

SECTION 10.02. Authorization and Action of each Group Agent . By its execution hereof, in the case of each Lender, and by accepting the benefits hereof, each Program Support Provider, each such party hereby designates and appoints its related Group Agent to take such action as agent on its behalf and to exercise such powers as are delegated to such Group Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Each Group Agent reserves the right, in its sole discretion, to take any actions and exercise any rights or remedies, in each case, authorized or provided for under this Agreement or any other Transaction Document and any related agreements and documents.

SECTION 10.03. Authorization and Action of the Administrative Agent and Collateral Agent. By its execution hereof, in the case of each Lender and Group Agent, each such party hereby designates and appoints Mizuho as the Administrative Agent and Mizuho as the Collateral Agent to take such action as agent on its behalf and to exercise such powers as are delegated to such party by the terms hereof, together with such powers as are reasonably incidental thereto. Subject to Section 9.02, the Administrative Agent and the Collateral Agent reserve the right, in its sole discretion, to take any actions and exercise any rights or remedies, in each case, authorized or provided for under this Agreement or any other Transaction Document and any related agreements and documents. If any provision of any Transaction Document permits the Collateral Agent or the Administrative Agent to take any action in its discretion, this paragraph shall not limit such discretionary right.

SECTION 10.04. Delegation of Duties of each Group Agent. Each Group Agent may execute any of its duties through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Group Agent shall be responsible to any Lender in its Group for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

SECTION 10.05. Delegation of Duties of the Administrative Agent and the Collateral Agent. The Collateral Agent and the Administrative Agent may execute any of its duties through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Collateral Agent nor the Administrative Agent shall be responsible to any Lender, any Group Agent, or any other Person for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

SECTION 10.06. Successor Administrative Agent and Collateral Agent; Termination. (a) The Administrative Agent may, upon at least thirty (30) days’ notice to the Servicer, the Borrower and each Group Agent, resign as an Administrative Agent. Such resignation shall not become effective until a successor agent (i) is appointed by the Required Lenders and so long as no Event of Termination has occurred and is continuing, and such assignment is not to an Affiliate of Mizuho, is consented to by the Servicer and the Borrower (each such consent not to be unreasonably withheld, conditioned, or delayed), and (ii) has accepted such appointment. Upon such acceptance of its appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the Administrative Agent, and such retiring Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents.

(b) The Collateral Agent may, upon at least thirty (30) days’ notice to the Servicer (on the Borrower’s behalf), the Administrative Agent, and each Group Agent, resign as Collateral Agent. Such resignation shall not become effective until a successor Collateral Agent (i) is appointed by the Required Lenders and so long as no Event of Termination has occurred and is continuing, and such assignment is not to an Affiliate of Mizuho or is consented to by the Servicer and the Borrower (each such consent not to be unreasonably withheld, conditioned, or delayed), and (ii) has accepted such appointment. Upon such acceptance of its appointment as the Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights and duties of such retiring Collateral Agent, and such retiring Collateral Agent shall be discharged from its duties and obligations under the Transaction Documents.

(c) If the Collateral Agent breaches in any material respect any of its obligations under this Agreement and such breach is not cured (if capable of being cured) within thirty (30) days after the Collateral Agent receives notice of such breach from any Group Agent, the Required Lenders may, upon at least ten (10) Business Days’ notice to the Servicer, the Borrower, the Collateral Agent, the Administrative Agent, and each Group Agent, terminate the Collateral Agent and appoint a successor to the Collateral Agent. Such termination shall not become effective until a successor Collateral Agent (i) is appointed by the Required Lenders and so long as no Event of Termination has occurred and is continuing, consented to by the Servicer and the Borrower (each such consent not to be unreasonably withheld, conditioned, or delayed), and (ii) has accepted such appointment and is made a party to this Agreement and each other

Transaction Document to which the Collateral Agent is a party. Upon such acceptance of its appointment as the Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights and duties of such retiring Collateral Agent, and such retiring Collateral Agent shall be discharged from its duties and obligations under the Transaction Documents.

(d) The appointment and authorization of the Collateral Agent, and the Administrative Agent under this Agreement shall terminate upon the earlier to occur of (i) the Final Payout Date, and (ii) the effective date of the replacement of such Collateral Agent, Administrative Agent, as applicable, with a successor in accordance with this Section 10.06.

SECTION 10.07. Indemnification. Each Lender (or in the case of a Conduit Lender, the related Group Agent) shall indemnify and hold harmless the Collateral Agent and the Administrative Agent and their respective officers, directors, employees, representatives, and agents (to the extent not reimbursed by the Borrower or the Servicer and without limiting the obligation of the Borrower or the Servicer to do so), ratably in accordance with its Lender Loan Limit (or its Loans, if its Lender Loan Limit is zero) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses, and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not such Person is designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Collateral Agent or the Administrative Agent for such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery, or performance of the Transaction Documents or any other document furnished in connection therewith.

SECTION 10.08. Reliance, etc. Without limiting the generality of Section 10.01, the Collateral Agent, the Administrative Agent, and each Group Agent: (a) may consult with legal counsel, independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (b) makes no warranty or representation to any Lender or any other holder of any interest in Pool Receivables and shall not be responsible to any Lender or any such other holder for any statements, warranties, or representations made by other Persons in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of any Transaction Document on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (d) shall not be responsible to any Lender or any other holder of any interest in Pool Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of any Transaction Document; and (e) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate, or other instrument or writing (which may be by facsimile or telex) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 10.09. Lenders and Affiliates . Each of the Lenders, the Group Agents, the Collateral Agent, the Administrative Agent and any of their respective Affiliates may engage in any kind of business with any ADT Entity or any Obligor, any of their respective Affiliates, and any Person who may do business with or own securities of any ADT Entity, any Obligor or any of their respective Affiliates.

SECTION 10.10. Sharing of Recoveries. Each Lender agrees that if it receives any recovery, through set-off, judicial action or otherwise (including pursuant to Section 12.04), on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder or otherwise inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in the Loans owing to the other Lenders (as payment of Principal or otherwise), without representation or warranty except for the representation and warranty that such interest is being sold by each such other Lender free and clear of any Lien created or granted by such other Lender, in the amount necessary to create proportional participation (based on proportional Principal before giving effect to such recovery) by the Lender in such recovery. If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

SECTION 10.11. Non-Reliance. Each Lender expressly acknowledges that none of the Collateral Agent, the Administrative Agent, the Group Agents nor any of their respective officers, directors, members, partners, certificateholders, employees, agents, attorneys-in-fact, or Affiliates has made any representations or warranties to it and that no act by the Collateral Agent, the Administrative Agent, or any Group Agent hereafter taken, including any review of the affairs of any ADT Entity, shall be deemed to constitute any representation or warranty by the Collateral Agent, the Administrative Agent, or any Group Agent. Each Lender represents and warrants to the Collateral Agent, the Administrative Agent, and each Group Agent that, independently and without reliance upon the Collateral Agent, the Administrative Agent, any Group Agent, or any other Lender and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial, and other conditions and creditworthiness of any ADT Entity and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Without limiting the foregoing, the Lenders and the Group Agents acknowledge and agree that (i) the Administrative Agent has made certain of its own analytics, credit evaluations, models and/or projections regarding the performance and expected performance of the Receivable Pool available to certain Lenders and/or Group Agents, (ii) such information was made available to it solely as an accommodation by the Administrative Agent and that it has made its own independent credit analysis and investigation regarding the performance and expected performance of the Receivable Pool, and (iii) the Administrative Agent shall have no responsibility or liability for the accuracy or completeness of any such information. Except for items specifically required to be delivered hereunder, neither the Collateral Agent nor the Administrative Agent shall have any duty or responsibility to provide any Group Agent or Lender with any information concerning any ADT Entity, or any of their Affiliates that comes into its possession or any of its officers, directors, members, partners, certificateholders, employees, agents, attorneys-in-fact, or Affiliates.

SECTION 10.12. Erroneous Payment.

(a) If the Administrative Agent notifies a Lender (any such Lender, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Payment Recipient shall promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Payment Recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Payment Recipient shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.12(b).

(c) Each Payment Recipient hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement. In addition, each party hereto agrees that, irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Payment Recipient under the Transaction Documents with respect to each Erroneous Payment (or portion thereof that is not returned to the Administrative Agent as provided herein) (the “Erroneous Payment Subrogation Rights”).

(d) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other ADT Entity.

(e) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(f) Each party’s obligations, agreements and waivers under this Section 10.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Lender Loan Limits and/or the repayment, satisfaction or discharge of all Borrower Obligations and ADT Obligations (or any portion thereof) under any Transaction Document.

SECTION 10.13. Disclaimer and Exculpation With Respect to any Rate. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to Adjusted Daily Simple SOFR or any Benchmark or with respect to any alternative, successor or replacement rate thereof (including any Benchmark Replacement), or any calculation, component definition thereof or rate referenced in the definition thereof, including, without limitation, (i) any such alternative, successor or replacement rate (including any Benchmark Replacement) implemented pursuant to Section 2.06, upon the occurrence of a Benchmark Transition Event, and (ii) the effect, implementation or composition of any Conforming Changes pursuant to Section 2.06, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, Adjusted Daily Simple SOFR or any Benchmark or have the same volume or liquidity as did Adjusted Daily Simple SOFR or any Benchmark prior to its discontinuance or unavailability. In addition, the discontinuation of Adjusted Daily Simple SOFR or any Benchmark and any alternative, successor or replacement reference rate may result in a mismatch between the reference rate referenced in this Agreement and other financial instruments of the parties hereto, including potentially those that are intended as hedges. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of Adjusted Daily Simple SOFR, any Benchmark or any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, with all determinations of such Adjusted Daily Simple SOFR, any Benchmark or such alternative, successor or replacement rate by the Administrative Agent to be conclusive, absent manifest error. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Adjusted Daily Simple SOFR, any Benchmark or any such alternative, successor or replacement rate, in each case pursuant to the terms of this Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time), and shall have no liability to any ADT Entity, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE XI

INDEMNIFICATION

SECTION 11.01. Indemnities by the Borrower.

(a) General Indemnity. Without limiting any other rights which any such Person may have hereunder or under applicable Law, the Borrower agrees to indemnify and hold harmless the Collateral Agent, the Administrative Agent, each Lender, each Group Agent, each other Affected Person, each of their respective Affiliates, and all members, managers, directors, shareholders, officers, employees, and attorneys, or agents of any of the foregoing (each an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities, and related costs and expenses, including reasonable and documented attorneys’ fees and disbursements (subject to the limitations in respect of attorneys’ fees and disbursements set forth in the proviso to Section 12.06) but excluding Taxes (other than Taxes specifically enumerated below) (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of, relating to or in connection with this Agreement or the other Transaction Documents, any of the transactions contemplated hereby or thereby, or the ownership, maintenance or funding, directly or indirectly, of the Pool Receivables or Related Assets (or any portion thereof) or otherwise arising out of or relating to or resulting from the actions or inactions of any ADT Entity, the Servicer or any of their respective Affiliates, provided, however, notwithstanding anything to the contrary in this Article XI, excluding Indemnified Amounts solely to the extent resulting from the fraud, bad faith, gross negligence or willful misconduct on the part of such Indemnified Party as determined by a final non-appealable judgment by a court of competent jurisdiction. Without limiting the generality of the foregoing but subject to the express limitations set forth in this Section 11.01, the Borrower shall indemnify and hold harmless each Indemnified Party for any and all Indemnified Amounts arising out of, relating to, or resulting from:

(i) the transfer by the Borrower of any interest in any Pool Receivable or Related Asset;

(ii) any representation or warranty made by the Borrower under or in connection with any Transaction Document, any Loan Request, any Information Package, or any other information or report delivered by or on behalf of the Borrower pursuant hereto, which shall have been untrue, false, or incorrect when made or deemed made;

(iii) the failure of the Borrower to comply with the terms of any Transaction Document, any applicable Law any Contract, any Pool Receivable, or Related Assets or the nonconformity of any Contract, Pool Receivable, or Related Assets with any such Law;

(iv) the failure to vest in favor of the Collateral Agent a first priority perfected security interest in any Pool Receivables and all Related Assets against all Persons including any bankruptcy trustee or similar Person;

(v) the failure to file, or any delay in filing of, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or under any other applicable Laws with respect to any Pool Receivable or Related Assets whether at the time of any Loan or at any time thereafter;

(vi) any suit or claim related to the Pool Receivables or any Related Asset or any Transaction Document or any Supporting Letter of Credit (including any products liability or environmental liability claim arising out of or in connection with merchandise or services that are the subject of any Pool Receivable);

(vii) failure by the Borrower to comply with the “bulk sales” or analogous Laws of any jurisdiction;

(viii) any loss arising, directly or indirectly, as a result of the imposition of sales or similar transfer type taxes or the failure by the Borrower to timely collect and remit to the appropriate authority any such taxes;

(ix) any commingling of any Collections of Pool Receivables with any other funds;

(x) the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;

(xi) any failure of the Borrower or ADT to pledge or assign, as applicable, any Pool Receivable or Related Asset contemplated to be so pledged or assigned under the Transaction Documents; or the violation or breach by any ADT Entity of any confidentiality provision, or of any similar covenant of non-disclosure, with respect to any Contract, or any other Indemnified Amount payable hereunder with respect to or resulting from any such violation or breach;

(xii) the existence or assertion of any Adverse Claim in favor of any Governmental Authority or any other Person against the Payment Account, any Collection Account, Lock-Box, Collections, Receivable, Service Charge Receivable, or any related Contract or any portion or proceeds thereof, including, without limitation, as a result of any portion of any such Collection Account, Lock-Box, Collections, Receivable, Service Charge Receivable, or any related Contract being attributable to governmental fees, surcharges, or taxes;

(xiii) any Pool Receivable failing to constitute an Eligible Receivable;

(xiv) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable in, or purporting to be in, the Receivable Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Pool Receivable;

(xv) any investigation, litigation or proceeding related to any Transaction Document or the use of proceeds, of the Loans or the ownership of Pool Receivables or the Related Assets;

(xvi) any claim brought by any Person other than an Indemnified Party arising from any activity by the Borrower or any Affiliate of the Borrower in servicing, administering or collecting any Receivable;

(xvii) the facts or circumstances giving rise to any Event of Termination or Unmatured Event of Termination; or

(xviii) any inability to litigate any claim against any Obligor in respect of any Pool Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding.

(b) Contribution. If for any reason the indemnification provided above in this Section 11.01 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable consideration.

(c) For the avoidance of doubt, there shall be no recourse to the Servicer for the Borrower’s indemnification obligations under this Section 11.01 other than to the extent expressly provided for in this Agreement or in any other Transaction Document.

SECTION 11.02. Indemnities by ADT and the Servicer. Without limiting any other rights which any such Person may have hereunder or under applicable Law, each of ADT and the Servicer agree to indemnify and hold harmless each Indemnified Party from any and all Indemnified Amounts incurred by any of them and arising out of, relating to or resulting from: (i) any breach by it (in any capacity) of any of its obligations or duties under this Agreement or any other Transaction Document; (ii) the untruth or inaccuracy of any representation or warranty made by it (in any capacity) hereunder or under any other Transaction Document; (iii) the failure of any information contained in any Loan Request or Information Package to be true and correct, or the failure of any other information provided to any such Indemnified Party by, or on behalf of, the Servicer (in any capacity) to be true and correct; (iv) any negligence or willful misconduct on its part (in any capacity) arising out of, relating to, in connection with, or affecting any transaction contemplated by the Transaction Documents, any Contract, any Pool Receivable or any Related Asset; (v) the failure by it (in any capacity) to comply with any applicable Law, rule, or regulation with respect to any Pool Receivable or the related Contract or its servicing thereof; (vi) any commingling of any funds by it (in any capacity) relating to any Pool Receivables or Related Assets with any of its funds or the funds of any other Person; (vii) the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness; (viii) any failure of the Borrower or it to pledge or assign, as applicable, any Pool Receivable or Related Asset purported to be pledged or assigned as contemplated under the Transaction Documents, or the violation or breach by any ADT Entity of any confidentiality provision, or of any similar covenant of non-disclosure, with respect to any Contract, or any other Indemnified Amount payable hereunder with respect to or resulting from any such violation or breach; (ix) the existence or assertion of any Adverse Claim in favor of any Governmental Authority or any other Person against the Payment Account, Collection Account, Lock-Box, Collections, Receivable, Service Charge Receivable, or any related Contract, or any portion or proceeds thereof, including, without limitation, as a result of any portion of the Payment Account, any such Collection Account, Lock-Box, Collections, Receivable, Service Charge Receivable, or any related Contract being attributable to governmental fees, surcharges, or taxes; (x) Mizuho’s entry into any Control Agreement, and the arrangements and transactions contemplated thereby; (xi) any third party claim against an Indemnified Party for damages caused by the Servicer’s servicing, administration or collection of Pool Receivables; (xii) any investigation or proceeding against an Indemnified Party based on the Servicer’s servicing, administration or collection of Pool Receivables; (xiii) any obligations of the Borrower under Section 4.03; (xiv) any breach of the representations of Section 6.01(w) or the covenants of Section 7.03(k); and (xv) any Supporting Letter of Credit; provided, however, notwithstanding anything to the contrary in this Article XI, excluding Indemnified Amounts solely to the extent (w) resulting from the fraud, bad faith, gross negligence or willful misconduct on the part of such Indemnified Party as determined by a final non-appealable judgment by a court of competent jurisdiction, (x) resulting from the uncollectability of any such Pool Receivables not arising from any action or breach of any ADT Entity, (y) they constitute recourse with respect to a Pool Receivable by reason of bankruptcy or insolvency, or the financial or credit condition or financial default, of the related Obligor, or (z) they constitute special, indirect, consequential, or punitive damages (other than special, indirect, consequential or punitive damages payable by an Indemnified Party to a third party).

ARTICLE XII

MISCELLANEOUS

SECTION 12.01. Amendments Etc. No amendment, modification, or waiver of any provision of this Agreement or consent to any departure by the Borrower or ADT therefrom shall in any event be effective unless the same shall be in writing and signed by the Borrower, ADT, the Collateral Agent, the Administrative Agent, and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver, or modification shall (i) decrease the outstanding amount of, or extend the repayment of or any scheduled payment date for the payment of, any Interest in respect of the Principal or any Fees owed to any Lender, the Collateral Agent, any Group Agent or the Administrative Agent without the prior written consent of such Person; (ii) forgive or waive or otherwise excuse any repayment of the Aggregate Principal without the prior written consent of each Lender and the related Group Agent affected thereby; (iii) increase the Group Loan Limit in respect of any Group without its prior written consent; (iv) amend or modify the provisions of this Section 12.01, or the definition of “Acceleration Date”, “Delinquent Receivable”, “Defaulted Receivable”, “Eligible Receivable”, “Event of Termination”, “Unmatured Event of Termination”, “Required Lenders”, “Net Portfolio Balance”, “Termination Date” (other than pursuant to an extension thereof in accordance with Section 2.05), “Required Reserves”, “Interest Period” or “Settlement Period” (or any of the definitions used in any such preceding definition in a manner that would circumvent the intention of the restrictions set forth in this Section 12.01), in each case, without the prior written consent of each Lender and Group Agent, or (v) release all or any material part of the Pool Receivables or Related Assets from the security interest granted by the Borrower to the Collateral Agent hereunder except as expressly provided for herein or in the Transaction Documents without the prior written consent of each Lender and Group Agent; provided, further, that the consent of ADT and the Borrower shall not be required for the effectiveness of any amendment which modifies on a prospective basis, the representations, warranties, covenants, or responsibilities of the Servicer at any time when the Servicer is not an Affiliate of ADT or the fees and expenses payable to any such Servicer. Notwithstanding anything in any Transaction Document to the contrary, none of the Borrower or ADT shall amend, waive, or otherwise modify any other Transaction Document, or consent to any such amendment or modification, without the prior written consent of the Collateral Agent, the Administrative Agent, and the Required Lenders.

SECTION 12.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile and email communication) and shall be personally delivered or sent by express mail or nationally recognized overnight courier or by certified mail, first class postage prepaid, or by facsimile or email, to the intended party at the address, facsimile number, or email address of such party set forth in Schedule III or at such other address, facsimile number, or email address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile or email, when receipt is confirmed by telephonic or electronic means.

SECTION 12.03. Successors and Assigns; Participations; Assignments.

(a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided herein, the Borrower and ADT may not assign or transfer any of their rights or delegate any of their duties hereunder or under any Transaction Document without the prior consent of the Collateral Agent, the Administrative Agent and each Group Agent.

(b) Participations. Any Lender may sell to one or more Persons (each a “Participant”) participating interests in the interests of such Lender hereunder; provided, however, that no Lender shall grant any participation under which the Participant shall have rights to approve any amendment, waiver or other modification of this Agreement or any other Transaction Document. Such Lender shall remain solely responsible for performing its obligations hereunder, and the Borrower, ADT, the Servicer, the Collateral Agent, each Group Agent, each other Lender and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder. Each Participant shall be subject to the requirements under Section 4.03(v) as if such Participant were a Lender, it being understood that the documentation required under such section shall be delivered to the participating Lender. A Lender shall not agree with a Participant to restrict such Lender’s right to agree to any amendment hereto, except amendments that require the consent of all Lenders or all Group Agents. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the Loans (and Interest, fees, and other similar amounts under this Agreement) of each Participant’s interest in the interests of such Lender under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Pool Receivables or Related Assets or other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such interest or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, neither the Collateral Agent nor the Administrative Agent (in its capacity as Administrative Agent) shall have any responsibility for maintaining a Participant Register.

(c) Assignment by Lenders. Each Lender may freely assign to any Eligible Assignee, without the consent of the Borrower, ADT or the Servicer except as required pursuant to clause (iv) of the definition of Eligible Assignee, all or a portion of its rights and obligations under this Agreement or in any other Transaction Document (including all or a portion of its interest in the Loans and the security interest in the Pool Receivables or Related Assets) in each case, with the prior written consent (such consent not to be unreasonably withheld) of the Collateral Agent, the Administrative Agent, the related Group Agent and with prior written notice to Servicer (on its and the Borrower’s behalf); provided, however, the parties to each such assignment shall execute and deliver to the Collateral Agent, the Administrative Agent, each Group Agent and the Servicer (on its and the Borrower’s behalf), for its recording in the Register, a duly executed and enforceable Assignment and Acceptance Agreement.

From and after the effective date specified in such Assignment and Acceptance Agreement, (x) the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights of a Lender thereunder and (y) the assigning Lender shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance, relinquish such rights and be released from such obligations under this Agreement. In addition, any Lender that constitutes a banking institution may assign all or any portion of its rights (including its interest in the Loans and the security interest in the Pool Receivables or Related Assets) under this Agreement to any Federal Reserve Bank or any central bank having jurisdiction over such Lender without notice to or consent of the Borrower, the Servicer, any other Lender, the Collateral Agent, or the Administrative Agent.

(d) Register.

(i) The Administrative Agent (acting in this capacity as an agent of the Borrower) shall in respect of the Receivable Pool maintain a register for the recordation of the names and addresses of the Lenders, and the Loans (and Interest, fees, and other similar amounts under this Agreement) pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Servicer, the Administrative Agent, the Collateral Agent, and the Lenders shall be entitled to conclusively rely on the information contained in the Register for all purposes hereunder (including with respect to the identities of the Lenders and the amount of their Principal) and otherwise treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender for all purposes hereunder and under the other Transaction Documents. The Register shall be available for inspection by the Borrower, the Servicer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(ii) The Administrative Agent shall also maintain in the Register each assignee’s interest or obligations under the Transaction Documents with respect to each assignment pursuant to Section 12.03(c) or 12.03(d) and shall record such assignment upon notice from the applicable Lender. The entries in the Register shall be conclusive absent manifest error.

(e) Status of Conduit Lenders. So long as any Conduit Lender holds any Loans, such Conduit Lender shall be a multi-seller asset-backed commercial paper conduit.

SECTION 12.04. No Waiver; Remedies; Set-Off. No failure on the part of the Collateral Agent, the Administrative Agent, any Affected Person, any Lender, any Group Agent, or any Indemnified Party to exercise, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights, or remedies provided by Law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the foregoing, each Lender, each Group Agent, the Administrative Agent, the Collateral Agent, each Affected Person, and any of their Affiliates (each a “Set-off Party”) are each hereby authorized at any time during the continuance of an Event of Termination, (in addition to any other rights it may have) to setoff, appropriate, and apply (without presentment, demand, protest, or (subject to the last sentence hereof) any other notice, each of which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Set-off Party (including by any branches or agencies of such Set-off Party) to, or for the account of, any ADT Entity against amounts owing by any ADT Entity under this Agreement or the other Transaction Documents (even if contingent or unmatured). For the avoidance of doubt, the applicable Set-off Party shall not set off against any deposits of any other ADT Entity with respect to any obligations of the Borrower or against the Borrower for any obligations of any other ADT Entity. Each Set-off Party (or its related Group Agent, if applicable) shall promptly notify the Administrative Agent, the Collateral Agent, each Group Agent, the Borrower and ADT of its exercise of set-off rights pursuant to this Section 12.04, which notice shall specify (i) the amount of the Obligations setoff, (ii) whether such Obligations constitute Borrower Obligations or ADT Obligations, (iii) if the setoff was against amounts payable to any ADT Entity (other than the Borrower), the type of ADT Obligation to which such setoff relates, and (iv) the effective date of such setoff.

The Administrative Agent’s receipt of any such notice from a Set-off Party (or its related Group Agent, if applicable) in respect of the exercise of setoff rights against any ADT Obligation shall be deemed to constitute a Demand Certification made by such Set-off Party in respect of such ADT Obligation for the amount so set off, and the Administrative Agent shall make any appropriate adjustments to the amounts distributable by it pursuant to Section 3.03(a) to reflect such exercise of setoff rights.

Following the Collateral Agent’s receipt of any such notice from a Set-off Party (or its related Group Agent, if applicable) in respect of the exercise of setoff rights against any Borrower Obligation, the Collateral Agent shall make appropriate adjustments to the amounts allocated and distributed pursuant to Section 3.01(d) to reflect such setoff of such Borrower Obligation by such Set-off Party; provided that the Collateral Agent shall have no obligation to make any such adjustment in respect of a Settlement Date unless it has received the applicable notice of setoff on or prior to the Reporting Date immediately preceding such Settlement Date. For purposes of the above adjustments by the Collateral Agent, all setoffs effected by a Set-off Party shall be deemed to have been applied to Borrower Obligations in the reverse order of application of the Borrower Obligations as set forth in Section 3.01(d).

SECTION 12.05. Binding Effect; Survival.

(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, ADT, the Servicer, the Collateral Agent, the Administrative Agent, each Lender, and the provisions of Section 4.01 and Article XI shall inure to the benefit of the Affected Persons and Indemnified Parties, respectively, and their respective successors and assigns.

(b) Each Program Support Provider and each other Affected Person are express third party beneficiaries hereof. This Agreement shall not confer any rights or remedies upon any other Person, other than the parties hereto and the third party beneficiaries specified in this Section 12.05(b).

(c) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The rights and remedies with respect to any breach of any representation and warranty made by the Borrower pursuant to Article VI and the indemnification and payment provisions of Article XI and Sections 3.02, 3.03, 4.01, 4.02, 4.03, 10.07, 12.04, 12.05, 12.06, 12.07, 12.08, 12.11, 12.12, 12.13, and 12.16 shall be continuing and shall survive any termination of this Agreement.

SECTION 12.06. Costs and Expenses. The Borrower shall promptly pay, (x) on the Closing Date, with respect to all such costs and expenses incurred on or prior to the Closing Date and for which invoices have been provided reasonably prior to the Closing Date and (y) by remittance to the Payment Account within three (3) Business Days of demand, for subsequent application in accordance with Section 3.01(d), with respect to all other such costs and expenses, all reasonable and documented out-of-pocket costs and expenses incurred by or on behalf of the Collateral Agent, the Administrative Agent, each Lender and each Group Agent in connection with:

(a) the negotiation, preparation, execution, and delivery of this Agreement and the other Transaction Documents and Supporting Letters of Credit and any amendment of or consent or waiver under any of the Transaction Documents or Supporting Letters of Credit (whether or not consummated), or the enforcement of, or any actual or claimed breach of, this Agreement or any of the other Transaction Documents or any Supporting Letter of Credit including reasonable and documented accountants’, auditors’, consultants’, and attorneys’ fees and expenses to any of such Persons and the reasonable and documented fees and charges of any nationally recognized statistical rating agency or any independent accountants, auditors, consultants, or other agents incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents or Supporting Letter of Credit in connection with any of the foregoing; and

(b) subject only to the limitations in Sections 7.01(c) and 7.04(c), the administration (including periodic auditing and inspections as provided for herein) of this Agreement and the other Transaction Documents and the transactions contemplated thereby, including all reasonable and documented expenses and accountants’, consultants’, and attorneys’ fees incurred in connection with the administration and maintenance of this Agreement and the other Transaction Documents and the transactions contemplated thereby;

provided, that so long as no Unmatured Event of Termination or Event of Termination has occurred and remains continuing, the Borrower’s obligation to pay the reasonable and documented attorneys’ fees and expenses incurred by the Collateral Agent, the Administrative Agent, the Lenders and the Group Agents shall be limited to paying the reasonable and documented fees and expenses of two (one if the Collateral Agent and the Administrative Agent are Affiliates or the same Person) law firms, each one selected by the Collateral Agent and the Administrative Agent in its sole discretion; provided, however, that such limitation shall not be applicable in respect of any Person if such limitation on representation would be inappropriate due to an actual or potential conflict of interest between the Collateral Agent, the Administrative Agent, any Group Agent or any Lender, including situations in which there are one or more legal defenses available to one such Person that are different from or additional to those available to any other such Person; provided, further, that, for the avoidance of doubt, no limitation on the reasonable and documented attorneys’ fees and expenses incurred by the Collateral Agent, the Administrative Agent, any Lender, or any Group Agent during the continuance of an Unmatured Event of Termination or Event of Termination shall be applicable even if such event subsequently ceases to be continuing.

SECTION 12.07. No Proceedings; Limited Recourse.

(a) The Borrower, ADT, the Servicer, the Collateral Agent, the Administrative Agent, each Lender, and each Group Agent, each hereby agrees that it will not institute against any Conduit Lender, or join any other Person in instituting against any Conduit Lender, any proceeding of the type referred to in the definition of Event of Bankruptcy from the Closing Date until one year plus one day following the last day on which all Commercial Paper Notes and other publicly or privately placed indebtedness of such Conduit Lender shall have been indefeasibly paid in full. The foregoing shall not limit any such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such parties.

(b) The Servicer, ADT, the Collateral Agent, the Administrative Agent, each Lender, and each Group Agent, each hereby agrees, and each Affected Person, Indemnified Party, Set-off Party and each other Person (other than the Borrower) obtaining any benefits from this Agreement and the Transaction Documents, by its acceptance of such benefits, shall be deemed to have agreed, that it will not institute against the Borrower, or join any other Person in instituting against the Borrower, any proceeding of the type referred to in the definition of Event of Bankruptcy. The foregoing shall not limit the right of any such Person (each, a “Borrower Creditor”) right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Borrower Creditor, to the extent such Borrower Creditor has not otherwise caused the institution of such proceeding. All claims against the Borrower of any Borrower Creditor that has instituted or has caused the institution of such a proceeding shall be subordinated to the claims of each Borrower Creditor that has not instituted or caused the institution of such a proceeding, and the foregoing agreement shall constitute a “subordination agreement” within the meaning of Section 510 of the Bankruptcy Code. Notwithstanding anything to the contrary contained herein or in any other Transaction Document, the obligations of the Borrower hereunder and thereunder are solely the obligations of the Borrower, payable solely from the Borrower’s own assets.

(c) Notwithstanding anything to the contrary contained herein, the obligations of any Conduit Lender under this Agreement are solely the obligations of such Conduit Lender and shall be payable at such time as funds are received by or are available to such Conduit Lender in excess of funds necessary to pay in full all outstanding Commercial Paper Notes of such Conduit Lender and, if applicable, all obligations and liabilities of such Conduit Lender to any related Commercial Paper Note issuer, and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such Conduit Lender but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11, of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all Commercial Paper Notes; provided, however, that each party hereto agrees that for purposes of this Section 12.07(c), a Conduit Lender does not own a direct interest in the Pool Receivables, the Related Assets, Collections and the proceeds therefrom, but only a right to the amounts set forth as payable to it herein, and accordingly this Section 12.07(c) does not contemplate that amounts payable to the Borrower or Servicers from the proceeds of Pool Receivables and Related Assets, including Collections, all as set forth herein, would be subordinated to the payment of a Conduit Lender’s Commercial Paper Notes.

(d) No recourse under any obligation, covenant or agreement of any Conduit Lender contained in this Agreement shall be had against any member, manager, officer, director, employee or agent of such Conduit Lender or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely an obligation of each Conduit Lender individually, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, employee or agent of any Conduit Lender or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such Conduit Lender contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by any Conduit Lender of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such member, manager, officer, director, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or omissions made by them.

(e) Except as expressly provided in any Transaction Document, no recourse shall be had for the payment of any amount owing by the Borrower in respect of this Agreement or the other Transaction Documents or for the payment of any fee hereunder or for any other obligation or claim arising out of or based upon this Agreement against the Servicer, any other ADT Entity or any Affiliate of any of the foregoing (other than the Borrower), or any stockholder, employee, officer, director, incorporator or beneficial owner of any of the foregoing; provided, however, that, the foregoing shall not in any manner affect, limit or waive any of the obligations of the Servicer, any other ADT Entity or any Affiliate of any of the foregoing that such Person may have under any Transaction Document.

SECTION 12.08. Confidentiality.

(a) Each party hereto acknowledges that the Collateral Agent, the Administrative Agent, each Lender, and each Group Agent regards the terms of the transactions contemplated by this Agreement to be proprietary and confidential, and each such party severally agrees that:

(i) it will not disclose without the prior consent of the Collateral Agent, the Administrative Agent (other than to its Collateral Trustee (if any), and its and its Affiliates’ directors, officers, employees, agents, accountants, auditors, and counsel or other advisors (collectively, “representatives”) of such party, each of whom shall be informed by such party of the confidential nature of the Program Information (as defined below) and of the terms of this Section 12.08), (1) any information regarding the pricing terms in, or copies of, this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby, (2) any information regarding the organization, business, or operations of any Lender generally or the services performed by the Collateral Agent or the Administrative Agent for any Lender, or (3) any information which is furnished by the Collateral Agent or the Administrative Agent to such party and is designated by the Collateral Agent or the Administrative Agent to such party in writing as confidential (the information referred to in clauses (1), (2), and (3) is collectively referred to as the “Program Information”); provided that such party may disclose any such Program Information: (A) to any other party to this Agreement (and any representatives so long as they are informed that such information is confidential and agree to keep such information confidential) for the purposes contemplated hereby, (B) to the extent requested by any regulatory authority or by applicable Laws, (C) as may be required by any Governmental Authority having jurisdiction over such party, (x) in order to comply with any Law applicable to such party or (y) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand, or similar process) to disclose any such Program Information, (D) to any permitted assignee of such party’s rights and obligations hereunder to the extent they agree to be bound by this Section 12.08, (E) in connection with the exercise of any remedies hereunder or any suit, action, or proceeding relating to this Agreement or the enforcement of rights hereunder, (F) to any nationally recognized statistical rating organization as contemplated by Section 17g-5 of the Securities Exchange Act or in connection with obtaining or monitoring a rating on any Commercial Paper Notes, or (G) in connection with filings (including exhibit filings) required under the Securities Exchange Act, as reasonably determined by the applicable filing party to be necessary or appropriate for the purposes of complying with applicable Law;

(ii) it, and any Person to which it discloses such information, will use the Program Information solely for the purposes of evaluating, administering, performing and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto; and

(iii) it, and any Person to which it discloses such information, will, upon written demand from the Collateral Agent or the Administrative Agent, return (and cause each of its representatives to return) to the Collateral Agent or the Administrative Agent or destroy (whether to return or destroy being in the sole discretion of such party), all documents or other written material received from the Collateral Agent or the Administrative Agent, as the case may be, pursuant to clauses (2) or (3) of subsection (i) above and all copies thereof made by such party which contain all Program Information; provided however that it may retain one copy of such document or material and any Program Information incorporated into any of its credit review documentation, or as it otherwise deem necessary in order to comply with ordinary and customary retention requirements of financial institutions, sound banking practices and audit and examination requirements or as otherwise may be required by applicable Law. Any Person required to maintain the confidentiality of any information as provided in this Section 12.08(a) shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord to its own confidential information.

(b) Availability of Confidential Information. Section 12.08(a) shall be inoperative as to such portions of the Program Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than the Collateral Agent or the Administrative Agent or were known to such party on a nonconfidential basis prior to its disclosure by the Collateral Agent or the Administrative Agent.

(c) Legal Compulsion to Disclose. In the event that any party or anyone to whom such party or its representatives transmits the Program Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand, or similar process) to disclose any of the Program Information, to the extent permitted by applicable Law and if practical to do so under the circumstances, such party shall provide the Collateral Agent, the Administrative Agent, each Group Agent, and ADT with prompt written notice so that the Collateral Agent or the Administrative Agent may at the expense of ADT seek a protective order or other appropriate remedy and/or if it so chooses, agree that such party may disclose such Program Information pursuant to such request or legal compulsion. In the event that such protective order or other remedy is not obtained, or the Collateral Agent and the Administrative Agent waive compliance with the provisions of this Section 12.08(c), such party will furnish only that portion of the Program Information which (in such party’s good faith judgment) is legally required to be furnished and will exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Program Information.

(d) Disclosure of Tax Treatment and Structure. Notwithstanding anything herein to the contrary, each party (and each employee, representative, or other agent of each party) hereto may disclose to any and all Persons, without limitation of any kind, any information with respect to the United States federal income “tax treatment” and “tax structure” (in each case, within the meaning of U.S. Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other Tax analyses) that are provided to such parties (or their representatives) relating to such tax treatment and tax structure; provided, that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal income tax treatment or tax structure of the transactions contemplated hereby.

(e) Confidentiality of the Collateral Agent, the Administrative Agent, and Lenders. The Collateral Agent, the Administrative Agent, each Lender, each Group Agent, each Affected Person, and their successors and assigns agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Collateral Trustee (if any) and its and its Affiliates’ directors, officers, employees, and agents, including accountants, auditors, legal counsel, and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and be instructed and agree or be otherwise bound to keep such Information confidential on terms at least as restrictive as this Section 12.08(e)), (ii) to the extent requested by any regulatory authority or by applicable Laws, (iii) to the extent required by any subpoena or similar legal process, provided, however, to the extent permitted by applicable Law and if practical to do so under the circumstances, that the Person relying on this clause (iii) shall provide ADT and the Borrower with prompt notice of any such required disclosure so that ADT or the Borrower, as applicable, may seek a protective order or other appropriate remedy, and in the event that such protective order or other remedy is not obtained, such Person will furnish only that portion of the Information which is legally required, (iv) to any other Affected Person (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and be instructed and agree or be otherwise bound to keep such Information confidential on terms at least as restrictive as this Section 12.08(e)), (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) to any prospective participant or assignee provided such person agrees to be bound by this Section 12.08(e), (vii) with the consent of the Borrower and ADT, (viii) to the extent such Information becomes publicly available other than as a result of a breach of this Section 12.08(e) or any agreement contemplated by this Section 12.08(e) or (ix) to any nationally recognized statistical rating organization as contemplated by Section 17g-5 of the Securities Exchange Act or in connection with obtaining or monitoring a rating on any Commercial Paper Notes. For the purposes of this Section, “Information” means all information received from ADT or any Affiliate of ADT, including any Obligor Information (and to the extent applicable, any Non-Public Obligor Data, which shall remain subject to the applicable provisions of Section 12.08(f)), other than any such information that is available to such Person on a nonconfidential basis prior to disclosure by ADT or any Affiliate of ADT.

(f) Privacy Requirements. Notwithstanding anything to the contrary in this Agreement, Mizuho, as Administrative Agent, the Collateral Agent, Lender and Group Agent agrees that it is, and will remain, in compliance with the Privacy Requirements, will not utilize, and will not permit any affiliate or any representative to utilize, Non-Public Obligor Data for any purpose not in connection with the transactions contemplated under this Agreement or the related Transaction Documents, and will maintain reasonable and adequate safeguards for the protection of all Non-Public Obligor Data, in accordance with its internal privacy policies and as required by the Privacy Requirements and other applicable Law. Mizuho has provided ADT with a true and correct copy of its information security policies and procedures as in effect on March 12, 2020. None of the Administrative Agent, the Collateral Agent, any Lender or any Group Agent shall provide any Non-Public Obligor Data to any other Lender, Group Agent, successor Collateral Agent or Administrative Agent, or any other prospective participant or assignee thereof, unless ADT shall have provided its consent thereto to the Administrative Agent. For the avoidance of doubt, once ADT provides its consent in respect of a Person, no additional ADT consent shall be required for future disclosure of Non-Public Obligor Data to such Person. Upon receipt of such consent, the Administrative Agent shall forward a copy thereof to the Lenders and the Group Agents. In respect of each such Person, ADT shall provide the consent contemplated above if such Person has agreed to maintain reasonable and adequate safeguards for the protection of all Non-Public Obligor Data in a manner reasonably satisfactory to ADT. Notwithstanding anything to the contrary herein or in any other Transaction Document, (i) subject to clause (iii) below, each ADT Entity shall be entitled to remove any Non-Public Obligor Data from any report, document or information required to be delivered hereunder, including the Information Package, and shall not be liable to any Person by reason thereof, (ii) delivery by the Administrative Agent or the Collateral Agent of any notice or information required to be provided by it under this Agreement or the other Transaction Documents, including the Information Package, shall not be deemed to be a breach of this Section 12.08(f), and (iii) upon request by the Collateral Agent or the Administrative Agent, each ADT Entity shall separately provide to the Collateral Agent and the Administrative Agent with each report, document and information from which any Non-Public Obligor Data has been removed, without such Non-Public Obligor Data removed; provided, that neither the Collateral Agent nor the Administrative Agent shall provide (and shall not be deemed to be required to provide) such Non-Public Obligor Data to any other Lender, Group Agent, successor Collateral Agent or Administrative Agent, or any other prospective participant or assignee thereof except in accordance with this Section 12.08(f) or with ADT’s consent, and in no event shall Mizuho, as the Collateral Agent or the Administrative Agent, be obligated to provide (or be liable for not providing) any Non-Public Obligor Data to any other Person. Each of the Administrative Agent, Collateral Agent, each Lender and each Group Agent also agree that it will not, and will not permit any affiliate or representative other than the Servicer or its authorized delegees to, contact any Obligor for any purpose; provided, however, that the Administrative Agent or the Collateral Agent (or their respective agents) may contact an Obligor following an Event of Termination, to the extent expressly set forth herein, or if ADT is terminated as the Servicer and a successor servicer is acting as servicer or a collection agent in respect of the applicable Pool Receivables. Except to the extent expressly set forth herein following an Event of Termination, each of the Administrative Agent, Collateral Agent, each Lender and each Group Agent (or their respective agents) shall not take any action to service, collect or administer any Pool Receivable during the period that ADT has the right to act as the Servicer under this Agreement. ADT and the Borrower shall not deliver (or instruct the Administrative Agent or the Collateral Agent to deliver) to any Lender or Group Agent any Non-Public Obligor Data in connection with the transactions contemplated hereby, except with such Lender’s or Group Agent’s prior written consent.

SECTION 12.09. Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Article, Appendix, Schedule, or Exhibit are to such Section or Article of, or Appendix, Schedule, or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause, or subclause are to such subsection, clause, or subclause of such Section, subsection, or clause.

SECTION 12.10. Integration. This Agreement, together with the other Transaction Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

SECTION 12.11. Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT, OR ANY LENDER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

SECTION 12.12. Waiver of Jury Trial. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR UNDER ANY AMENDMENT, INSTRUMENT, OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

SECTION 12.13. Consent to Jurisdiction; Waiver of Immunities. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT:

(a) IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OTHER TRANSACTION DOCUMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

(b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

SECTION 12.14. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart. Each of the parties hereto agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, provided that no electronic signatures may be affixed through the use of a third-party service provider. The parties agree that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures) appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Agreement and such other documents may be made by facsimile, email or other electronic transmission.

SECTION 12.15. Pledge to a Federal Reserve Bank. Notwithstanding anything to the contrary set forth herein (including in Section 12.03), (i) each Lender that constitutes a banking institution or any assignee or participant thereof other than a Conduit Lender, or (ii) in the event that any Conduit Lender assigns any of its interest in, to and under the Pool Receivables or Related Assets to any Program Support Provider, any such Person, may at any time pledge, grant a security interest in or otherwise transfer all or any portion of its interest in the Loans and the security interest in the Pool Receivables or Related Assets or under this Agreement to secure the obligations of such Person to a Federal Reserve Bank or otherwise to any other federal Governmental Authority or special purpose entity formed or sponsored by any such federal Governmental Authority or any central bank having jurisdiction over such Person, in each case without notice to or the consent of the Borrower, ADT or the Servicer, but such pledge, grant, or transfer shall not relieve any Person from its obligations hereunder, and each of the other parties hereto shall be entitled to treat such Lender’s Principal and its interest under this Agreement as not having been assigned, pledged or otherwise transferred for all purposes under this Agreement.

SECTION 12.16. Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12.17. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement, or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 12.18. PATRIOT Act Notice. Each of the Administrative Agent and the Collateral Agent (for itself and not on behalf of any Lender or Group Agent) and each Group Agent and Lender hereby notifies ADT and the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies ADT and the Borrower. Such information includes the name and address of ADT and the Borrower and other information that will allow the Administrative Agent, the Collateral Agent, such Group Agent or such Lender to identify ADT and the Borrower in accordance with the USA PATRIOT Act.

SECTION 12.19. EU Securitisation Regulation; Information; Indemnity.

(a) EU Securitisation Regulation. ADT hereby represents, warrants and agrees, for the benefit of those Credit Parties that are subject to Article 5 of the EU Securitisation Regulation, on the First Amendment Date until the Final Payout Date that:

(i) ADT, based on the reasonable understanding that it is an originator for purposes of the EU Securitisation Regulation, shall retain, on an ongoing basis, a material net economic interest in the Pool Receivables in an amount not less than [REDACTED] of the nominal value of the Pool Receivables in the form of a first loss tranche determined in accordance with sub-paragraph (d) of Article 6(3) of the EU Securitisation Regulation (as in effect on the First Amendment Date), which material net economic interest shall be based on ADT’s direct or indirect ownership of all of the membership interest of the Borrower, which has the right to receive payments under Section 3.01(d)(x) (the “Retained Interest”);

(ii) each of ADT and the Borrower shall not, and shall not permit any of its Affiliates to, hedge or otherwise mitigate its credit risk under, or associated with the Retained Interest, or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from, the Retained Interest, except to the extent permitted under the EU Securitisation Regulation Rules (as in effect at the relevant time);

(iii) ADT shall not change the manner in which it retains or the method of calculating the Retained Interest, except to the extent permitted under the EU Securitisation Regulation Rules (as in effect at the relevant time);

(iv) ADT shall provide ongoing confirmation as to the continued compliance with the foregoing clauses (i) through (iii) above (A) by providing such confirmation to the Servicer on a monthly basis for inclusion in each Information Package, (B) promptly following the occurrence of any Event of Termination or Unmatured Event of Termination and (C) from time to time promptly upon written request by the Administrative Agent (on behalf of any Credit Party) or any Group Agent (on behalf of any member of its Group) in connection with any material change in the performance or the risk characteristics of the Pool Receivables or the transaction contemplated by the Transaction Documents or any material breach of the Transaction Documents;

(v) ADT shall notify the Administrative Agent and each Group Agent promptly and in any event within five (5) Business Days of: (A) any change in the identity of the Person or Persons, if any, through which it is retaining and holding such Retained Interest or (B) any breach of clause (i) through (iii) above;

(vi) ADT was not established for, and does not operate for, the sole purpose of securitizing exposures;

(vii) the Originator has complied with the Credit and Collection Policy in connection with originating the Pool Receivables; and

(viii) each of the Pool Receivables arises under and is governed by a Contract containing the terms and conditions required by the forms of Eligible Contract required by this Agreement.

(b) Information. ADT covenants that it shall provide such additional information as may reasonably be requested by the Administrative Agent (on behalf of any Credit Party) or any Group Agent (on behalf of any member of its Group) for purposes of Article 5 of the EU Securitisation Regulation (as in effect as of the First Amendment Date) (A) as of the First Amendment Date, and (B) following the First Amendment Date, solely as regards the provision of information in the possession or under the control of ADT and to the extent the same is not subject to a duty of confidentiality (provided that, where any such information is subject to confidentiality restrictions, ADT shall use reasonable efforts to obtain consent for the disclosure of such information); provided that neither ADT, the Borrower nor any other party to the transaction contemplated by this Agreement shall be required to provide any information or disclosure for purposes of, or in connection with, Article 7 of the EU Securitisation Regulation, or to take any other action in accordance with, or in a manner contemplated by, Article 7 of the EU Securitisation Regulation (or otherwise for purposes of any person’s compliance with Article 5(1)(e) of the EU Securitisation Regulation).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ADT FINANCE LLC

By:
Name:
Title:

ADT LLC,
in its individual capacity and as the Servicer

By:
Name:
Title:

MIZUHO BANK, LTD.,
as Administrative Agent

By:
Name:
Title:

MIZUHO BANK, LTD.,
as Group Agent for the Mizuho Group

By:
Name:
Title:

MIZUHO BANK, LTD.,
as a Lender

By:
Name:
Title:

MIZUHO BANK, LTD.,
as Structuring Agent

By:
Name:
Title:

MIZUHO BANK, LTD.,
as Collateral Agent

By:
Name:
Title:

EXHIBIT A

Form of Loan Request

[Letterhead of Borrower]

[Date]

Mizuho Bank, Ltd. as Administrative Agent

[Group Agents]

Re:	Loan Request

Ladies and Gentlemen:

Reference is hereby made to that certain Receivables Financing Agreement, dated as of July 16, 2021, among ADT Finance LLC (the “Borrower”), ADT LLC, as Servicer (the “Servicer”), the Lenders party thereto, the Group Agents party thereto and Mizuho Bank, Ltd., as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent, Structuring Agent and Arranger (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Loan Request and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

This letter constitutes a Loan Request pursuant to Section 2.02(a) of the Agreement. The Borrower hereby request Loans in the aggregate amount of [$_______] (of which [$______] shall be Enhanced Loans) to be made on [_____, 20__], a Settlement Date (of which [$___] will be funded as Non-Enhanced Loans by the Mizuho Group and [$____] will be funded as Enhanced Loans by the Mizuho Group, and $[___] will be funded as Non-Enhanced Loans by the [___] Group and [$___] will be funded as Enhanced Loans by the [___] Group). The proceeds of such Loans should be deposited to [Account number], at [Name, Address and ABA Number of Bank] [and will be applied to pay a purchase price to ADT LLC as Originator under the Sale Agreement]. After giving effect to such Loan, the Aggregate Principal will be [$_______], the aggregate outstanding Principal of Non-Enhanced Loans will be [$_____], and the aggregate Principal of Enhanced Loans will be [$______].

The Borrower hereby represents and warrants as of the date hereof, and after giving effect to such Credit Extension, as follows:

(i) each of the representations and warranties contained in this Agreement and in each other Transaction Document are true and correct on and as of such date as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct on and as of such earlier date;

(ii) no event has occurred or would result from such Credit Extension that constitutes an Event of Termination or an Unmatured Event of Termination that remains continuing; and

Exhibit A-1

(iii) no Pool Deficiency Amount (calculated without giving effect to clause (ii) of the definition thereof) exists or would exist after giving effect to such Credit Extension and the application of Collections and Supporting LC Draw Proceeds in accordance with Section 3.01(d), (e) and (f) of the Agreement.

Exhibit A-2

IN WITNESS WHEREOF, the undersigned has executed this letter by its duly authorized officer as of the date first above written.

Very truly yours,

ADT FINANCE LLC

By:
Name:
Title:

Exhibit A-3

EXHIBIT B

[Form of Assignment and Acceptance Agreement]

Dated as of ___________, 20__

Section 1.

Lender Loan Limit assigned:	$	[_____	]
Assignor’s remaining Lender Loan Limit:	$	[_____	]
Principal allocable to Lender Loan Limit assigned:	$	[_____	]
Assignor’s remaining Principal:	$	[_____	]
Interest (if any) allocable to Principal assigned:	$	[_____	]
Interest (if any) allocable to Assignor’s remaining Principal:	$	[_____	]

Section 2.

Effective Date of this Assignment and Acceptance Agreement: [__________]

Upon execution and delivery of this Assignment and Acceptance Agreement by the assignee and the assignor and the satisfaction of the other conditions to assignment specified in Section 12.03(b) of the Agreement (as defined below), from and after the effective date specified above, the assignee shall become a party to, and, to the extent of the rights and obligations thereunder being assigned to it pursuant to this Assignment and Acceptance Agreement, shall have the rights and obligations of a Lender under that certain Receivables Financing Agreement, dated as of July 16, 2021 among ADT Finance LLC, ADT LLC, in its individual capacity and as Servicer, the Lenders party thereto, the Group Agents party thereto and Mizuho Bank, Ltd., as Administrative Agent, Collateral Agent, Structuring Agent and Arranger (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

By executing this Assignment and Acceptance Agreement, the assignee hereby covenants and agrees with each other party to the Agreement that: (i) until the date that is one year plus one day after the Commercial Paper Notes or other outstanding senior indebtedness of any Conduit Lender have been paid in full, it will not institute or cause or participate in the institution of any Insolvency Proceeding against such Conduit Lender, and (ii) until the date that is one year plus one day after the Final Payout Date, it will not institute or cause or participate in the institution of any Insolvency Proceeding against the Borrower. This covenant shall survive any termination of the Agreement.

(Signature Pages Follow)

Exhibit B-1

ASSIGNOR:	[_________]

By:
Name:
Title

ASSIGNEE:	[_________]

By:
Name:
Title:

[Address]

Accepted as of date first above

written:

MIZUHO BANK, LTD.,

as Administrative Agent

By:
Name:
Title:

ADT FINANCE LLC,
as Borrower

By:
Name:
Title:

Exhibit B-2

EXHIBIT C

Credit and Collection Policy

(Attached)

Exhibit C-1

EXHIBIT D

Form of Information Package

(On file with the Administrative Agent and ADT)

Exhibit D

EXHIBIT E

Form of Compliance Certificate

To: Mizuho Bank, Ltd., as Administrative Agent

This Compliance Certificate is furnished pursuant to that certain Receivables Financing Agreement, dated as of July 16, 2021 among ADT Finance LLC (the “Borrower”), ADT LLC, in its individual capacity and as Servicer (the “Servicer”), the Lenders party thereto, the Group Agents party thereto and Mizuho Bank, Ltd., as Administrative Agent (in such capacity, the “Administrative Agent”), collateral agent, structuring agent and arranger (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected ________________of ADT LLC and ADT Inc. (the “Parent”).

2. I have reviewed the terms of the Agreement and each of the other Transaction Documents and I have made, or have caused to be made under my supervision, a detailed review of the transactions and condition of the Borrower and ADT LLC during the accounting period covered by the attached financial statements.

3. The examinations described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Termination or an Unmatured Event of Termination, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate [, except as set forth in paragraph 5 below].

4. Schedule I attached hereto sets forth financial statements of the ADT Entities for the periods referenced on such Schedule I.

[5. Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the ADT Entities have taken, are taking, or propose to take with respect to each such condition or event:]

Exhibit E-1

The foregoing certifications are made and delivered this ______ day of ___________________, 20___.

ADT LLC

By:
Name:
Title:

ADT INC.

By:
Name:
Title:

Exhibit E-2

SCHEDULE I TO COMPLIANCE CERTIFICATE

A. Schedule of Compliance as of ___________________, 20__ with Section(s) ____ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

This schedule relates to the month ended: __________________.

B. The following financial statements of the Servicer and its Subsidiaries for the period ending on ______________, 20__, are attached hereto:

EXHIBIT F

CLOSING MEMORANDUM

RECEIVABLES FINANCING AGREEMENT

among

ADT FINANCE LLC,

as Borrower,

ADT LLC,

as Servicer

THE VARIOUS LENDERS,

as Lenders

THE VARIOUS GROUP AGENTS,

as Group Agents

and

MIZUHO BANK, LTD.,

as Administrative Agent, Arranger, Collateral Agent and Structuring Agent

Closing: July 16, 2021

Exhibit F-1

EXHIBIT G-1

Form of Customer-Owned Equipment Contract

Originated on or prior to December 15, 2019

Exhibit G-1-1

EXHIBIT G-2

Form of Customer-Owned Equipment Contract

Originated after December 15, 2019

Exhibit G-2-1

EXHIBIT G-3

Form of Customer-Owned Equipment Contract

Originated after April 17, 2020

Exhibit G-3-1

EXHIBIT G-4

Form of Customer-Owned Equipment Contract

where the Related Product Type is “DIY”

Exhibit G-4-1

EXHIBIT H

FORM OF PAYDOWN NOTICE

____________________, 20_____

Mizuho Bank, Ltd. as Administrative Agent

Ladies and Gentlemen:

Reference is hereby made to the Receivables Financing Agreement, dated as of July 16, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”), among ADT FINANCE LLC, as Borrower (“Borrower”), ADT LLC., in its individual capacity and as Servicer, the various Lenders and Group Agents from time to time party thereto, and Mizuho Bank, Ltd., as collateral agent, administrative agent, arranger and structuring agent. Capitalized terms used in this notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Financing Agreement.

This letter constitutes a notice of the Borrower’s optional reduction of the Aggregate Principal pursuant to Section 3.03 of the Receivables Financing Agreement. The Borrower desires to reduce the Lenders’ Principal on [SPECIFY PAYMENT DATE], _____1 by $____________________2. Subsequent to such reduction, the Aggregate Principal will be $________________.

[1]

Notice must be given at least three (3) Business Days prior to the requested date of such reduction. The Borrower shall use reasonable efforts to choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same Settlement Period.

[2]	Such reduction shall not be less than [REDACTED] and shall be in integral multiples of [REDACTED] in excess thereof.

Exhibit H-1

IN WITNESS WHEREOF, the undersigned has caused this paydown notice to be executed by its duly authorized officer as of the date first above written.

ADT LLC, on behalf of the Borrower

By:
Name:
Title:

Exhibit H-2

EXHIBIT I

Hedging Strategy

To the extent the Borrower enters into any Hedge Transaction(s), each such Hedge Transaction shall:

(i) be entered into with a Hedge Counterparty the meets the following requirements: any entity that on the date of entering into any Hedge Transaction is (i) Mizuho or an Affiliate thereof or (ii) (a) is an interest rate swap dealer, (b) whose debt ratings satisfy each of the Long-Term Rating Requirement (has a long-term unsecured debt rating of not less than “A” by S&P and not less than “A2” by Moody’s) and the Short-Term Rating Requirement (has a short-term unsecured debt rating of not less than A-1 by S&P and not less than Prime-1 by Moody’s.) and (c) agrees that in the event that Moody’s or S&P reduces its long-term unsecured debt rating below the Long-Term Rating Requirement or its short-term unsecured debt rating below the Short-Term Rating Requirement, it shall (1) transfer its rights and obligations under each Hedge Transaction to another entity that meets the requirements of this definition and has entered into a Hedge Agreement with the Borrower on or prior to the date of such transfer, or (2) post collateral in an amount satisfactory to the Required Lenders. Each Hedge Counterparty must consent to the assignment of the Borrower’s rights under the Hedge Agreement to the Collateral Agent pursuant to Section 5.04;

(ii) be governed by a Hedge Agreement based upon customary forms published by the International Swaps and Derivatives Association, Inc. or any successor thereto;

(iii) have a schedule of monthly payment dates coinciding with each Settlement Date;

(iv) provide for a schedule of Hedge Notional Amounts that is acceptable to the Administrative Agent and reflects the expected repayment profile of the aggregate outstanding principal balance of all Loans that is subject to such Hedge Transaction;

(v) be (x) an interest rate cap transaction or (y) an interest rate swap transaction providing for two series of monthly payments to be netted against each other, one such series being payments to be made by the Borrower to a Hedge Counterparty (solely on a net basis) by reference to the applicable fixed rate for such Hedge Transaction, and the other such series being payments to be made by the Hedge Counterparty to the Borrower, for the benefit of the Secured Parties (solely on a net basis) by reference to the applicable USD-SOFR rate, as in effect on the first day of each monthly payment period, the net amount of which shall be Collections (if payable by the Hedge Counterparty) or shall be paid by the Borrower to the Hedge Counterparty to the extent funds are available under Section 3.01(d) of this Agreement; and

(vi) require that any amounts payable by the Hedge Counterparty shall be paid directly into the Collection Account.

Exhibit I-1

SCHEDULE I

Loan Limits

Mizuho Group

Group Loan Limit: [REDACTED]

Party	Capacity	Lender Loan Limit
Mizuho	Lender and Enhanced Lender	[REDACTED]

Mizuho	Group Agent	N/A

MUFG Group

Group Loan Limit: [REDACTED]

Party	Capacity	Lender Loan Limit
MUFG Bank, Ltd.	Lender	[REDACTED]

MUFG Bank, Ltd.	Group Agent	N/A

BNPP Group

Group Loan Limit: [REDACTED]

Party	Capacity	Lender Loan Limit
Starbird Funding Corporation and BNP Paribas (collectively)	Lenders and Enhanced Lenders	[REDACTED]

BNP Paribas	Group Agent	N/A

The CP Rate means, for any period with respect to Starbird Funding Corporation as Conduit Lender and any Rate Tranche funded by Commercial Paper Notes of such Conduit Lender, the per annum rate, on the basis of a 360 day year, equivalent to the weighted average cost of funding their Loans as determined in good faith by such Conduit Lender and which shall include commissions and fees of placement agents and dealers, incremental carrying costs incurred with respect to notes of such Conduit Lender maturing on dates other than those on which corresponding funds are received by such Conduit Lender, other borrowings by such Conduit Lender and any other costs associated with the issuance of notes that are allocated, in whole or in part, by such Conduit Lender

Schedule I-1

to fund or maintain such Rate Tranche (and which may be also allocated in part to the funding of other assets of such Conduit Lender). If any component of such rate is a discount rate, such Conduit Lender shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. If the calculation of the CP Rate is less than [REDACTED], the CP Rate shall be deemed to be [REDACTED] for all purposes hereunder.

Schedule I-2

SCHEDULE II

LOCK-BOX AND ACCOUNT INFORMATION

Bank	Address	Lock-box #	Related Collection Account #
BNY Mellon	ADT Finance LLC, PO Box 371878, Pittsburgh, PA 15250 [REDACTED]	[REDACTED]	[REDACTED]

COLLECTION ACCOUNT INFORMATION

Bank	Address	Account #(s)
BNY Mellon	BNY Mellon 240 Greenwich Street New York, NY 10007	[REDACTED]

BNY Mellon	BNY Mellon 240 Greenwich Street New York, NY 10007	[REDACTED]

BNY Mellon	BNY Mellon 500 Ross St Suite 154-0455 Pittsburgh, PA 15251	[REDACTED]

PAYMENT ACCOUNT

Bank	Address	Account #(s)
BNY Mellon	BNY Mellon 240 Greenwich Street New York, NY 10007	[REDACTED]

Schedule II-1

SCHEDULE III

Notice Addresses

If to any ADT Entity:

[REDACTED]

with copies to:

[REDACTED]

If to Mizuho:

[REDACTED]

Schedule III-1

If to MUFG Bank, Ltd.:

[REDACTED]

Schedule III-2

If to BNP Paribas:

[REDACTED]

If to Starbird Funding Corporation:

[REDACTED]

with a copy to:

[REDACTED]

Schedule III-3

SCHEDULE IV

UCC INFORMATION

Legal Name	Other Names	Location of Physical Records	Jurisdiction of Organization / Entity Type	FEIN	Organizational ID
ADT FINANCE LLC	None	[REDACTED]	DE	[REDACTED]	[REDACTED]

Schedule IV-1

SCHEDULE V

Advance Rate Matrix

[REDACTED]

Schedule V-1

APPENDIX 2

[REDACTED]